As filed with the Securities and Exchange Commission on _
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment Number 1 to

FORM SB-2/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Amstar International, Inc.
(Name of small business issuer in its charter)

Nevada (State or other Jurisdiction of Incorporation or Organization)	6162 (Primary Standard Industrial Classification Code Number)	20-1385868 (I.R.S. Employer Identification Number)

10851 Scarsdale Boulevard,
Suite 800
Houston, TX 77089
(281) 481-9040
(Address and telephone number of principal executive offices and principal place of business)

Howard M. Wayland, Jr.,
President
Amstar International, Inc.
10851 Scarsdale Boulevard, Suite 800
Houston, TX 77089
(281) 481-9040
(Name, address and telephone number of agent for service)

Copies to:

William R. Wayland, Esq. McKoon, Williams & Gold 633 Chestnut Street, 1300 Republic Centre Chattanooga, TN 37450 (423) 756-6400	Charles W. Barkley Attorney at Law 6201 Fairview Road, Suite 200 Charlotte, NC 28210 (704) 944-3143

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

units, each unit consisting of (2)	500,000	$1.25	$625,000	$79.13
(i) one share of common stock,	500,000	—	—
(ii) two Class A warrants to purchase one share of
common stock (3), and	1,000,000	—	—
(iii) four Class B warrants, each to purchase one
share of common stock (3)	2,000,000
Selling Shareholders	1,000,000	$1.25	$1,250,000	$158.25

Common stock issuable upon exercise of Class A warrants (3)	1,000,000	$2.00	$2,000,000	$253.40

Common stock issuable upon exercise of Class B warrants (3)	2,000,000	$3.00	$6,000,000	$760.20

Total				$1250.98

(1)           Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee for the shares of the selling security holders and the resale of the securities that will be distributed as a dividend distribution to shareholders of Peoplesway.com, Inc., a Nevada corporation (“Peoplesway”). The sale of the shares of the selling security holders and the resale of the securities that are being distributed to the selling shareholders of Peoplesway (the “Peoplesway selling security holders”) are being registered pursuant to this Registration Statement. The registration fee for the shares of the selling security holders and the registration fee for the shares of the Peopleswayselling security holders are both based upon a value of $1.25.

(2)           The selling security holders are offering 1,000,000 of the shares, which we are registering. These shares will be sold at $1.25 until the shares are traded and thereafter at prevailing market prices. We will distribute 500,000 units to Peoplesway. The common stock included in the unitswill be distributed as a dividend distribution to the Peoplesway selling security holders on the basis of one unit of our common stock for each Thirty three shares of Peoplesway common stock. The distribution of these shares is being registered pursuant to this Registration Statement. In addition, the resale of the securities of the Peoplesway selling security holders is also being registered hereunder. The shares of all selling security holders will be sold at $1.25 until the shares are traded and thereafter at prevailing market prices.

(3)           We are registering the units, the shares contained within the units, the shares issuable upon exercise of the warrants as well as the warrants themselves.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED ______, 2004

PRELIMINARY PROSPECTUS
AMSTAR INTERNATIONAL, INC.

A Nevada Corporation

1,000,000 Shares of Common Stock at $1.25 per share

and 500,000 Units

Selling security solders of Amstar International, Inc. are offering 1,000,000 shares of our common stock for sale at a selling price of $1.25 per share of which Howard Wayland, our Chairman and CEO, is offering 500,000 shares of common stock for sale. In addition, we are issuing 500,000 units to our strategic partner, Peoplesway.Com, Inc. (“Peoplesway”). Each unit consists of one share of Amstar unregistered common stock, ($0.001 par value); two Redeemable Class A Warrants, each exercisable for one share of common stock at an exercise price of $2.00; and four Redeemable Class B Warrants, each exercisable for one share of common stock at an exercise price of $3.00. Prior to this offering, there has been no public market for our securities. Finally, Peoplesway and the Peoplesway Security Holders are offering for resale the securities contained in the 500,000 units. Peoplesway intends to separate the units and then distribute the 500,000 shares of common stock as a dividend distribution to its shareholders of record as of August 20, 2004, on the basis of one share of our common stock for each thirty three shares of Peoplesway common stock. Fractional shares will not be distributed.

None of the proceeds of this offering will go to the Company. Peoplesway shareholders are not required to take any action to receive their securities. No consideration need be paid by the holders of Peoplesway shares for our shares. The Peoplesway distribution will take place immediately after this prospectus becomes effective. Peoplesway and each of the Peoplesway shareholders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our stock is not listed on any trading market and we have not begun to take steps to make the shares available for trading.

Prospectus Information	Page

Front Cover Page of Prospectus	5
Inside Front and Outside Back Cover Pages of Prospectus	5
Summary Information	8
Risk Factors	15
Use of Proceeds	29
Determination of Offering Price	30
Dilution	30
selling security holders	32
Plan of Distribution	49
Legal Proceedings	53
Directors, Executive Officers, Promoters and Control Persons	57
Security Ownership of Certain Beneficial Owners and Management	59
Description of Securities	64
Interest of Experts and Counsel	65
Disclosure of Commission Position on Indemnification	65
for Securities Act Liabilities
Organization Within Last Five Years	69
Description of Business	92
Reports to Securities Holders	92
Federal Income Tax Consequences	98
Management's Discussion and Analysis or Plan of Operation	109
Description of Property	109
Certain Relationships and Related Transactions	111
Market for Common Equity and Related Stockholder Matters	111
Executive Compensation	115
Financial Statements	119
Changes in and Disagreements with Accountants on Accounting	118
and Financial Disclosure

(The remainder of this page purposely left blank.)

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This offering is limited to sale of securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the units.

Until ________________, 2004 (25 days after the commencement of this offering), all dealers that buy, sell or trade the securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

The following is a summary of information regarding this offering. The Prospectus should be read in its entirety, as important information can be found throughout the Prospectus.

PROSPECTUS SUMMARY

SUMMARY OF THE OFFERING

Our Company

We formed a Nevada corporation on July 6, 2004 as Amstar International, Inc. for the purpose of re-domiciling the Company to the state of Nevada. We operate through our wholly owned subsidiary, Amstar Mortgage Corporation, a Texas corporation that was formed on October 10, 2002. On August 10, 2004, Howard Wayland, who then held all outstanding shares of Amstar Mortgage Corporation, exchanged all of those shares for 12,500,000 shares of Amstar International, Inc. This effectively made Amstar Mortgage Corporation a wholly owned subsidiary of Amstar International, Inc. All of our operations are conducted through our subsidiary, Amstar Mortgage Corporation.

We are a consumer finance company primarily engaged in the business of originating and selling mortgage loans secured by single family residences. We operate through a network of affiliated branches, sometimes called “net branches,” that consist of independently managed retail mortgage branches. During the first ten months of 2004, we originated approximately $ 535,642,361of mortgage loans, of which $286,810,739 were subprime or similar loans. We had net income through the first ten months ending July 31, 2004 in the amount of $174,169. Approximately 40% of our loans for 2003 were subprime, niche or similar type loans. Niche products typically involve specialized products such as interest only loans or customers with good credit but low documentation. These loans typically do not meet the documentation requirements of the FHA or FHLMC. For 2004 approximately 53% of our loans were in these categories.

Beginning in September 2004, the Company expects to have sufficient revenues to yield positive net income for each of the next twelve months.

As a fundamental part of our business and financing strategy, we sell our loans to third party investors in the secondary market. We maximize opportunities in our loan disposition transactions by selling the loans we make through a combination of securitization transactions and whole loan sales, depending on market conditions, profitability and cash flows.

Amstar International, Inc. is a Nevada corporation incorporated in 2004. Amstar’s principal executive office is located at 10851 Scarsdale Boulevard, Suite 800, Houston, Texas 77089. Our telephone number is (281) 481-9040. Our website is www.amstarmtg.com. The information on or that can be accessed through our website is not a part of this prospectus..

On or about June 9, 2004, we entered into a strategic alliance with Peoplesway.com, Inc., (“Peoplesway”), a Nevada Corporation. Peoplesway represents that it maintains a proprietary web site at www.peoplesway.com, for the sales of cosmetics and health supplements, which are sold through approximately 14,000 independent contractors. As part of our agreement, Peoplesway will offer our mortgage broker services to its independent contractors at a preferential rate. As partial consideration for the agreement, we will issue 500,000 units to Peoplesway, which are convertible into 3,500,000 shares of our common stock in exchange for the opportunity to offer discounted mortgages to Peoplesway.com shareholders, affiliates and independent contractors. We have paid $10,000 in cash to Peoplesway and have agreed to cover certain expenses, such as travel.

Subject to compliance with Real Estate Settlement Procedures Act (RESPA) and other applicable laws and regulations, the Peoplesway independent contractors may market Amstar mortgage loans to unrelated retail customers. Donald R. Monroe, our financial consultant, is the largest shareholder and Chairman of Peoplesway.com, Inc. We estimate that 9% of the outstanding Peoplesway shares are held by Peoplesway.com independent contractors.

Peoplesway plans to separate the units received from us and make a registered dividend distribution of our shares pursuant to this prospectus to its outstanding shareholders, on the basis of one share of Amstar common stock for each thirty three shares of Peoplesway common stock owned. The estimated number of holders of Peoplesway common stock was 429, based on records from its transfer agent as of March 31, 2004. Peoplesway and each of the Peoplesway shareholders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters.

RISK FACTORS:

This offering involves a high degree of risk, and should be considered only by persons who can withstand the entire loss of their investment. Please review the Risk Factors section carefully.

SHARES OF COMMON	13,000,000 shares
STOCK OUTSTANDING
AS OF THE DATE OF
THISPROSPECTUS:

SHARES OF COMMON	13,500,000 shares
STOCK OUTSTANDING
AFTER OFFERING

TERMS OF THE OFFERING

As of August 20, 2004, we had 13,000,000 shares of our common stock outstanding, of which 12,500,000 are owned by our Chairman and CEO, Howard M. Wayland, Jr. This offering is comprised of a registered securities offering of 1,000,000 shares offered by selling security holders, including 500,000 held by Mr. Wayland, a registered dividend distribution of 500,000 units by Peoplesway, and a registered securities offering by the Peoplesway selling security holders of the 500,000 shares of common stock that they receive in the dividend distribution. Both the selling security holders and the Peoplesway selling security holders will sell their shares at $1.25 until the shares are traded and thereafter at prevailing market prices. No fractional shares will be distributed.

Securities offered:

1,000,000 shares of our common stock, including 500,000 shares offered by Howard M. Wayland, Jr., our Chairman and CEO; and 500,000 units. Each unit consists of one share of Amstar common stock, ($0.001 par value); two Redeemable Class A Common Stock Purchase Warrants (the “Class A Warrants”), each exercisable for one share of common stock at an exercise price of $2.00; and four Redeemable Class B Common Stock Purchase Warrants (the “Class B Warrants”), each exercisable for one share of common stock at an exercise price of $3.00.

The Redeemable Class A and Redeemable Class B Warrants are immediately detachable and will not trade as a unit. Peoplesway intends to separate the units upon receipt and then distribute the shares of our common stock to its shareholders. When the units separate the common stock, the Class A Warrants and the Class B Warrants may trade separately, if a trading market develops for any of the securities.

Redeemable Class
A Common Stock
Purchase Warrants:

The Redeemable Class A Warrants included in the units will be exercisable upon the effectiveness of this offering, assuming the units separate at that time. The exercise price of a Class A Warrant is $2.00. The Class A Warrants expire on the second anniversary of the effective date of this offering.

Redeemable Class
B Common Stock
Purchase Warrants:

The Redeemable Class B Warrants included in the units will be exercisable upon the effectiveness of this offering, assuming the units separate at that time. The exercise price of a Class B Warrant is $3.00. The Class B Warrants expire on the second anniversary of the effective date of this offering.

We have the right to redeem the Class A Warrants and/or the Class B Warrants issued in this offering at a redemption price of $0.25 per warrant beginning six months after the date of the final prospectus prepared in connection with this offering. We are required to provide 30 days prior written notice to the Warrant holders of our intention to redeem the warrants.

Because of Peoplesway’s role in the distribution it and the Peoplesway shareholders will be deemed to be “statutory underwriters” within the meaning of Section 2a(11) of the Securities Act. Peoplesway has advised us that it will comply with prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its shareholders. Further, Peoplesway has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by Peoplesway in the market if a market develops. However, Peoplesway will not own any shares of our company after the dividend distribution but will retain the Redeemable Class A and Redeemable Class B warrants, which may be sold, transferred, distributed or exercised from time to time. Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits sales or purchases to stabilize the price of a security in the distribution.

We have agreed to pay all estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities.

TAX CONSEQUENCES OF THE PEOPLESWAY DISTRIBUTION

Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that Peoplesway has current or accumulated earnings and profits. The fair market value of our common stock will be established by trading that develops immediately subsequent to the Peoplesway dividend distribution. As of August 10, 2004, the taxable dividend value of each of our shares to be distributed to Peoplesway shareholders was $0.025. This was arrived at by taking our shareholders’ equity of $281,581 at September 30, 2003 and dividing that amount by the number of our outstanding shares on August 10, 2004.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor about their own particular situation.

USE OF PROCEEDS:         All proceeds from sales of our shares of units, common stock, Class A Warrants and Class B Warrants from this offering will be retained by the selling security holders. The Company will receive no proceeds, except the exercise price upon exercise of the warrants. We will receive up to $8,000,000 upon the exercise of the warrants in full. We will pay all of the expenses of the offering, including, without limitation, professional fees and printing expenses.

PLAN OF DISTRIBUTION:

There is no commitment by anyone to purchase any securities. We do not presently plan to qualify the offering in any states. Instead, we will file certain information in a qualified manual and will rely on exemptions provided by such qualification.

FINANCIAL SUMMARY INFORMATION.

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information that is contained in this prospectus, including the financial statements and their explanatory notes.

Statements of Operations	For the year ended September 30, 2003	For the ten months ended July 31, 2004 (Unaudited)

Revenues	$6,396,052	20,382,785
Origination Expenses	$225,135	2,567,433
Gross Profit	$6,170,917	17,815,352
General & Administrative Expenses	$6,129,485	17,596,683
Operating Income	$41,432	218,669
Other Income	$10,510	16,937
Interest Expense	$(1,751)	(13,501)
Net income (Before Income Taxes)	$50,191	222,105
Income Tax Expense	$(7,013)	(47,936)
Net Income	$43,178	174,169
Net income (loss) per common share	$4.32	17.42

Balance Sheet	As of September 30, 2003

Available cash	$240,337	1,200,566
Total current assets	$325,404	1,742,845
Fixed Assets	$411,534	514,115
Total Assets	$736,938	2,263,760
Total Current liabilities	$224,034	1,573,260
Total Liabilities	$455,357	1,808,010
Stockholders equity (deficiency)	$281,581	455,750
Stockholders equity and Liabilities	$736,938	2,262,760

RISK FACTORS

            An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors described below, together with all of the other information in this prospectus, before making an investment decision. If a market develops, the trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

WE MAY NOT HAVE ADEQUATE CASH TO FUND OUR OPERATIONS.

Our business operations require continued access to adequate cash to fund, purchase and make mortgage loans, to pay interest on, and repay, our debts and to pay general and administrative expenses. While the Company does not presently securitize its loans or accept risk on non-performance after the first few months, our vendors require certain levels of capitalization to obtain competitive pricing and execution. An equity shortage, among other things, could reduce the availability of warehouse credit lines to finance first mortgage loans, home equity loans and high loan-to-value loans prior to their sale. We currently have two warehouse lines totaling $6 Million. As of July 31, 2004, we had accessed approximately $900,000 of those lines. We are currently dependent on our Warehouse Lines to fund, purchase and make mortgage loans before we sell them. If we successfully increase loan production, we will need increasingly larger amounts of cash for our operations. We may also need additional financing to complete subsequent phases of our business plan. Additional financing will likely cause dilution to our stockholders and could involve the issuance of securities with rights senior to the outstanding shares. There is no assurance that such funds will be sufficient, that the financing will be available on terms acceptable to us. Any inability to raise necessary capital will have a material adverse effect on our ability to meet our projections, deadlines and goals and will have a material adverse effect on our revenues and net income.

OUR LACK OF OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS DIFFICULT.

We were formed in 2002 and have completed only one fiscal year under our direction. We are at an early stage of development and there is no meaningful historical financial or other information available upon which you can base your evaluation of our business and prospects. From our inception to September 30, 2003, we have had $6,396,052 in revenue and a net income of $43,178. Our total stockholders’ equity as of September 30, 2003 amounted to $281,581. In addition, our early stage of development means that we may have less insight into how market and technology trends may affect our business. If we are not able to develop our business, we will not be able to achieve our goals and could suffer economic loss or collapse, in which case you may lose your entire investment.

THE PRICE ASSIGNED TO THE SECURITIES MAY NOT REFLECT THE MARKET VALUE AND THERE MAY NOT BE A LIQUID MARKET TO SELL YOUR SECURITIES.

To exercise the redeemable Class A common stock purchase warrants, you must pay the warrant exercise price of $2.00 per share. To exercise the redeemable Class B common stock purchase warrants, you must pay the warrant exercise price of $3.00 per share. The warrant exercise price is not necessarily related to our assets, book value or net worth or any other established criteria of our value, and may not represent the fair value. In addition, we cannot assure you that the market price of our Common Stock will not decline during the warrant exercise period or following the issuance of the warrant exercise rights and the issuance of the shares underlying the warrants.

The Class A and Class B warrants will not likely be listed on any exchange or market quotation system. Although you will be able to convert any warrants that you purchase into Common Stock at any time that a current prospectus is in effect, if the Common Stock is not listed on an exchange or market quotation system you may have difficulty selling your warrants or the shares underlying the warrants.

We cannot assure you that the shares of common stock will trade at prices equal or greater than the warrant exercise price.

WE MAY NOT HAVE SUFFICIENT ADMINISTRATIVE RESOURCES TO MANAGE OUR GROWTH

Our growth has occurred and will likely continue to occur by adding additional “affiliated branch” offices. Each affiliated branch office is managed independently but defers general administrative and overhead functions to the Company. Each affiliated branch requires administrative support, such as bookkeeping, payroll, human resources, and employee benefits. The administrative support employees work at both the branch and main offices. Administrative, investor relations, information technology, quality control, human resources and accounting services are handled through the corporate offices. Sales, sales management and loan processing are handled at the branch level. For mortgage banking functions, underwriting is handled by the corporate offices for loans brokered in house. To date, we have attempted to assimilate these offices while limiting the addition of corporate office personnel.. Historically, most of the affiliated branch employees have been “leased” through a third party “Professional Employer’s Organization” (“PEO”) that manages many of these functions. We are in the process of phasing out the PEO and assuming these duties in-house. As of October 1, 2004, virtually all employees have become direct employees of the Company. In order to assume responsibilities related to payroll and benefits, the Company has invested in additional systems and skilled personnel. Nevertheless, there are legal and regulatory liabilities that could arise from failure to manage these functions properly. We will likely need additional systems and skilled personnel to handle these responsibilities. Currently, our affiliated branch manager agreements permits either party to terminate the arrangement by giving thirty days advance notice. If we fail to provide adequate administrative support, affiliated branches could terminate and our business would likely suffer as a result. In addition, there are legal and regulatory liabilities that could arise from failure to manage these functions properly. The Company maintains standard errors and omissions and employer liability insurance coverage against a limited number of risks related to employees and benefit management.

CHANGES IN INTEREST RATES MAY HARM OUR RESULTS OF OPERATIONS.

Our results of operations are likely to be harmed during any period of unexpected or rapid changes in interest rates. For example, a substantial or sustained increase in interest rates would increase our borrowing costs and reduce the volume of mortgage loans that we expect. Since our overhead costs remain fixed, this would result in a decrease in our earnings. Interest rate fluctuations may reduce the spread between the interest rates on our borrowings and the interest rates on our mortgage loans and thereby reduce our earnings. In addition, a decline in long-term or short-term interest rates could increase the prepayment rate.

AN ECONOMIC SLOWDOWN OR RECESSION COULD REDUCE THE DEMAND FOR OUR MORTGAGE LOANS AND HARM OUR OPERATING RESULTS.

Our earnings depend to a large degree on the continued demand for mortgage loans. An economic slowdown would curtail that demand and reduce our revenues and earnings. Foreclosures and resulting losses generally increase during economic slowdowns or recessions. Periods of economic slowdown or recession may also reduce real estate values, limiting the home equity available to borrowers.

FAILURE TO RENEW OR OBTAIN ADEQUATE FUNDING UNDER WAREHOUSE FACILITIES AND REPURCHASE AGREEMENTS MAY HARM OUR LENDING OPERATIONS.

We depend on our warehouse lines of credit to fund our loan production. If we are unable to obtain warehouse funding, we may not be able to produce enough loans to operate profitably. We would then seek out other sources of liquidity, but additional financing may not be available on favorable terms, or at all. If we are not successful in maintaining or replacing existing financing or obtaining additional financing, it would hurt our revenues and earnings.

AN INTERRUPTION OR REDUCTION IN THE SECURITIZATION AND WHOLE LOAN MARKETS WOULD HURT OUR FINANCIAL PERFORMANCE.

In order for us to continue our mortgage loan origination and purchase operations, we must be able to sell the mortgage loans we make in the securitization and whole loan markets. We use the cash proceeds from these sales to pay down our warehouse and repurchase facilities and make new mortgage loans. The value of our mortgage loans depends on a number of factors, including general economic conditions, interest rates and governmental regulations. In addition, we rely on institutional purchasers, such as investment banks, financial institutions and other mortgage lenders, to purchase our mortgage loans in the whole loan market and the bonds issued in securitization transactions. We cannot be sure that the purchasers will be willing to purchase mortgage loans on satisfactory terms or that the market for such loans will continue. Adverse changes in the securitization and whole loan markets may adversely affect our ability to securitize or sell our mortgage loans for acceptable prices within a reasonable period of time, which would hurt our earnings.

IF WE ARE UNABLE TO SELL A SIGNIFICANT PORTION OF OUR MORTGAGE LOANS ON AT LEAST A QUARTERLY BASIS, OUR EARNINGS WOULD DECREASE.

We earn income on our mortgage loans when they are sold. Our strategy is to sell all of the mortgage loans we make at least quarterly. However, market and other considerations could affect the timing of the sale of our mortgage loans. If we are not able to sell all of the mortgage loans that we make during the quarter in which the loans are made, we would likely not be profitable for that quarter.

CHANGES IN THE VOLUME AND COST OF OUR BROKER LOANS MAY DECREASE OUR LOAN PRODUCTION AND DECREASE OUR EARNINGS.

We depend on our “affiliated branch” system for most of our mortgage loans. Our earnings and financial condition could be hurt by a decrease in the volume or an increase in the cost of the loans that we fund through our Wholesale Lending Department. A decrease in volume or an increase in the cost of our self-funded loans could result from the competition from our own contracted lenders and purchasers of loans. Amstar branch managers are not obligated by contract or otherwise to do business with the Amstar Wholesale Lending Department. Branch managers may chose from many lenders for each prospective borrower. Even though Amstar contracts with these lenders, we also compete with the same lenders for the brokers’ business on pricing, service, loan fees, costs and other factors.

WE MAY BE REQUIRED TO REPURCHASE MORTGAGE LOANS OR INDEMNIFY INVESTORS IF WE BREACH REPRESENTATIONS AND WARRANTIES OR IF THE BORROWER DEFAULTS, WHICH WOULD HURT OUR EARNINGS.

We make representations and warranties to the purchasers of our mortgage loans regarding compliance with laws, regulations and program standards and the accuracy of information. We are required under agreements governing our securitization transactions and whole loan sales to repurchase or replace mortgage loans which do not conform to the representations and warranties we make at the time of sale. We generally receive similar representations and warranties from our loan sources. If these representations and warranties are breached, we would be subject to the risk that a loan source will not have the financial capacity to repurchase loans. We would also be subject to a risk that the loan source will not otherwise respond to our demands. We could then become liable for damages or be required to repurchase a loan if there has been a breach of these representations or warranties. Also, we may be obligated, in certain whole loan sales, to buy back mortgage loans if the borrower defaults on the first payment of principal and interest due. Such repurchase obligations could hurt our earnings and have a material adverse effect on our financial position.

IF OUR AFFILIATED BRANCHING MODEL IS FOUND TO VIOLATE HUD RULES, OUR GROWTH AND OPERATIONS WOULD SUFFER.

While HUD rules prohibit sales of franchised mortgage broker offices, a relatively new set of HUD guidelines permits affiliated branch operations under strict conditions. The rules permit a profit sharing relationship between the branch manager and the Company so long as we pay all of operating expenses. Those expenses include the compensation of all employees of its main and branch offices, office rent, and other similar expenses Our growth and operations are directly tied to our affiliated branch model. This provides high levels of compensation to successful branch managers. We believe that our net branching modes complies with all HUD rules. Any ruling that our affiliated branch model violates current or future HUD rules would have a serious adverse effect on our continued growth and perhaps our operations as well. Amstar also believes that it complies with laws in every state regarding its compensation method to the branch manager; however there may be unforeseen changes by states regarding “Net-branching” that could prohibit Amstar from continuing this compensation method. Additionally, states where Amstar is not located presently may not allow this type of compensation method limiting our ability to produce loans within that given state.A more detailed discussion of the regulatory requirements appears elsewhere in this prospectus under the heading “Regulation.”

IF WE ARE UNABLE TO COMPLY WITH MORTGAGE BANKING RULES AND REGULATIONS, OUR ABILITY TO MAKE MORTGAGE LOANS MAY BE RESTRICTED, WHICH WOULD HURT OUR EARNINGS.

Our operations are subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities. Our operations are also subject to various laws, regulations and judicial and administrative decisions. These rules and regulations, among other things, impose licensing obligations on us, establish eligibility criteria for mortgage loans, prohibit discrimination, govern inspections and appraisals of properties and credit reports on mortgage loan applicants, regulate collection, foreclosure and claims handling, investment and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to loss of approved status, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions.

The Real Estate Settlement Procedures Act (“RESPA”) governs the procedures pertaining to the settlement of residential real estate in the United States. From time to time changes in the regulatory format are proposed to limit fees chargeable by third party mortgage originators. The Company is unable to predict what effect, if any, changes to RESPA may have on the Company’s earnings.

Because our business is highly regulated, the laws, rules and regulations applicable to us are subject to regular modification and change. There are currently proposed various laws, rules and regulations which, if adopted, could negatively impact our operations and our earnings.

CHANGES IN THE MORTGAGE INTEREST DEDUCTION COULD DECREASE OUR LOAN PRODUCTION AND HURT OUR FINANCIAL PERFORMANCE.

Members of Congress and government officials have from time-to-time suggested the elimination of the mortgage interest deduction for federal income tax purposes, either entirely or in part, based on borrower income, type of loan or principal amount. Because many of our mortgage loans are made to borrowers for the purpose of consolidating consumer debt or financing other consumer needs, the competitive advantages of tax deductible interest, when compared with alternative sources of financing, could be eliminated or seriously impaired by this change. Accordingly, the reduction or elimination of these tax benefits could have a material adverse effect on the demand for mortgage loans of the kind offered by us.

OUR PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Currently, our principal stockholder, Howard Wayland, Jr., owns 92.6% of our common stock. After effecting the distribution of units under this offering and assuming sale of all securities offered, Mr. Wayland will control 12,000,000 shares, which equals 88.9% of the total shares, assuming no warrant exercise. As a result, he will have control over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to control our affairs and management. He will also be able to effect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, he will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect changes in how we conduct our business.

OUR TRADE NAMES AND INTELLECTUAL PROPERTY ARE NOT PROTECTED.

We currently have no trademarks or similar protections for our trade names, trade dress, trade secrets or intellectual property that would preclude or inhibit competitors from entering our market. Further, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and still evolving. We cannot assure that our business activities will not infringe the proprietary rights of others or that such other parties will not assert infringement claims against us. Any claims or resultant litigation could subject us to significant liability for damages and could result in invalidation of our property rights and, even if not meritorious, could be time consuming and expensive to defend and could result in the diversion of management time and attention. Any of these events could impact our business, causing additional cost to protect our intellectual property or to defend against claims.

WE RELY ON OUR ABILITY TO SELL THE LOANS WE GENERATE AND ANY REDUCTION IN THE MARKET FOR OUR LOANS WOULD ADVERSLY AFFECT OUR OPERATIONS. RISKS RELATED TO THE SALE OF LOANS

We are increasingly relying on selling loans in securitization transactions to generate cash. As a major part of our strategic initiatives, we intend to generate positive cash flow mainly by selling loans to institutional purchasers in the secondary market.

The value of, and markets for, selling our loans are dependent on, among other things:

     (1) the willingness of banks, thrifts and other institutional purchasers to acquire mortgage and home equity loans;

     (2) the premiums over the principal amount of these loans that institutional purchasers are willing to pay; and

     (3) the resale market for our loans.

The markets also are affected by more general factors, including general economic conditions, interest rates and government regulations. These factors currently affect, and may continue to affect, our ability to sell loans in the secondary market for acceptable prices within reasonable time frames. A reduction in the secondary market for first mortgage loans, home equity loans and high loan-to-value loans would hurt our ability to sell loans in the secondary market as well as our liquidity and future loan production. We cannot predict whether the liquidity of the secondary market will continue to diminish in the future.

AN INTERRUPTION OR REDUCTION IN THE SECURITIZATION AND WHOLE LOAN MARKETS WOULD HURT OUR FINANCIAL PERFORMANCE.

In order for us to continue our mortgage loan origination and purchase operations, we must be able to sell the mortgage loans we make in the securitization and whole loan markets. We use the cash proceeds from these sales to pay down our warehouse and repurchase facilities and make new mortgage loans. The value of our mortgage loans depends on a number of factors, including general economic conditions, interest rates and governmental regulations. In addition, we rely on institutional purchasers, such as investment banks, financial institutions and other mortgage lenders, to purchase our mortgage loans in the whole loan market and the bonds issued in securitization transactions. We cannot be sure that the purchasers will be willing to purchase mortgage loans on satisfactory terms or that the market for such loans will continue. Adverse changes in the securitization and whole loan markets may adversely affect our ability to securitize or sell our mortgage loans for acceptable prices within a reasonable period of time, which would hurt our earnings.

OUR INDUSTRY IS HIGHLY COMPETITIVE, WHICH MAY ADVERSELY AFFECT OUR ABILITY TO GROW OUR CUSTOMER BASE AND GENERATE SALES.

The target markets for the products we are developing are competitive. We expect competition from numerous companies in each of the markets in which we intend to participate. Our competition consists of numerous well funded competitors such as banks, national mortgage companies, national real estate brokerage companies and even some broker dealers.

Many of our competitors are more established, benefit from greater market recognition and have substantially greater financial, development, manufacturing and marketing resources. In addition, there are a variety of competing technologies currently in the market and under development, any one of which could achieve manufacturing costs per watt lower than our manufacturing technology.

OUR FUTURE SUCCESS IS DEPENDENT ON OUR EXISTING KEY EMPLOYEES AND HIRING AND ASSIMILATING NEW KEY EMPLOYEES AND OUR INABILITY TO ATTRACT OR RETAIN KEY PERSONNEL IN THE FUTURE WOULD MATERIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our success depends on the continuing efforts and abilities of Howard M. Wayland, Jr., our President and Chief Executive Officer. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel, could materially harm our business and results of operations. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.

RISKS RELATED TO INVESTMENT IN OUR SECURITIES

OUR STOCK IS NOT LISTED ON ANY TRADING MARKET AND WE HAVE NOT BEGUN TO TAKE STEPS TO MAKE THE SHARES AVAILABLE FOR TRADING

We have not yet made any arrangements to have a broker make a market in any of our securities. There is presently no public trading market for any of our securities, and we can provide no assurance that an active market will develop or be sustained. If we are unable to obtain arrangements for a broker to make a market in our securities or if an active public trading market does not develop or is not sustained, it may be difficult or impossible for you to resell your securities at any price. Even if a public market does develop, the market price could decline below the amount you paid for your securities.

THE COMMON STOCK PURCHASE WARRANTS MAY BE REDEEMED ON SHORT NOTICE. THIS MAY HAVE AN ADVERSE EFFECT ON THEIR PRICE.

We may redeem the Common Stock Purchase Warrants, beginning six months after the date of this prospectus, for $0.25 per warrant (subject to adjustment in the event of a stock split, dividend or the like) on 30 days’ notice at any time. We may redeem the Redeemable Class A Common Stock Purchase Warrants after the last reported sale price per share of our common stock as reported by the principal exchange or trading facility on which our common stock trades equals or exceeds $3.00 for five consecutive trading days. We may redeem the Redeemable Class B Common Stock Purchase Warrants, beginning six months after the date of the final prospectus prepared in connection with this offering, for $0.25 per warrant (subject to adjustment in the event of a stock split, dividend or the like) on 30 days’ notice at any time after the last reported sale price per share of our common stock as reported by the principal exchange or trading facility on which our common stock trades equals or exceeds $4.00 for five consecutive trading days. If we give notice of redemption, holders of our Redeemable Class A and/or Class B Common Stock Purchase Warrants will be forced to sell or exercise the Warrants they hold or accept the redemption price. The notice of redemption could come at a time when, under specific circumstances or generally, it is not advisable or possible for holders of our public warrants to sell or exercise the Redeemable Class A or Class B Common Stock Purchase Warrants they hold.

WHILE THE PUBLIC WARRANTS ARE OUTSTANDING, IT MAY BE MORE DIFFICULT TO RAISE ADDITIONAL EQUITY CAPITAL.

The Redeemable Class A Common Stock Purchase Warrants and Redeemable Class B Common Stock Purchase Warrants (the “public warrants”) will remain outstanding for a period of two years from the effective date of this offering, unless redeemed. During the term that the public warrants are outstanding, the holders of the public warrants are given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while these public warrants are outstanding. At any time during which these public warrants are likely to be exercised, we may be unable to obtain additional equity capital on more favorable terms from other sources.

WE DO NOT INTEND TO SEEK QUALIFICATION FOR THE SECURITIES IN ANY STATES AND MAY BE UNABLE TO OBTAIN QUALIFICATION IN ANY EVENT. IF EXEMPTIONS ARE UNAVAILABLE, YOU MAY BE UNABLE TO RESELL YOUR SECURITIES.

We do not intend to seek qualification for sale of the securities in any states. Instead, we will file certain information in a qualified manual and will rely on exemptions provided by such qualification and otherwise. To sell the securities in the public market, the securities must be qualified for sale or exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to rely on exemptions from state securities registrations requirements insofar as is practicable, but exemptions may not be available in all states. Further, if we seek qualification there is no assurance that the states will approve. We may or may not apply for qualification in particular jurisdictions and make no representations or undertakings to effect “blue sky” clearance for any particular state. Selling securities holders must contact the Company or their own counsel to determine if sales are permitted in any given jurisdiction. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares in those states.

BECAUSE  OUR  STOCK  IS CONSIDERED A PENNY STOCK ANY INVESTMENT IN OUR STOCK IS CONSIDERED TO BE A HIGH-RISK INVESTMENT AND IS SUBJECT TO RESTRICTIONS ON MARKETABILITY.

Our Shares are “penny stocks” within the definition of that term as contained in the Securities Exchange Act of 1934. Penny stocks are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These rules impose restrictions on the marketability of the common stock and may affect its market value.

FUTURE SALES OR THE POTENTIAL FOR FUTURE SALES OF SHARES OF OUR COMMON STOCK MAY CAUSE THE TRADING PRICE OF OUR COMMON STOCK AND PUBLIC WARRANTS TO DECLINE AND COULD IMPAIR OUR ABILITY TO RAISE CAPITAL THROUGH SUBSEQUENT EQUITY OFFERINGS.

Sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities. After this offering, we will have 16,500,000 shares of our common stock outstanding, assuming conversion of all redeemable Class A and Class B common stock purchase warrants into common stock. The 500,000 units sold in this offering will be freely tradable without restriction or further registration under the federal securities laws unless purchased by our affiliates. In addition, whenthe units are separated, each component of the unit will be freely tradable without restriction or further registration under the federal securities laws unless purchased by our affiliates.

IF WE DO NOT MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT OR COMPLY WITH APPLICABLE STATE SECURITIES LAWS, YOU MAY NOT BE ABLE TO EXERCISE THE REDEEMABLE CLASS A OR REDEEMABLE CLASS B COMMON STOCK PURCHASE WARRANTS.

In order for you to be able to exercise the Redeemable Class A or Redeemable Class B Common Stock Purchase Warrants (the “public warrants”), the shares of our common stock to be issued to you upon exercise of the public warrants must be covered by an effective and current registration statement and qualify or be exempt under the securities laws of the state or other jurisdiction in whichthe shares are to be resold. We cannot assure you that we will continue to maintain a current registration statement relating to the shares of our common stock underlying the public warrants or that an exemption from registration or qualification will be available throughout their term. This may have an adverse effect on demand for the public warrants and the prices that can be obtained from reselling them.

FUTURE SALES OF OUR COMMON STOCK COULD PUT DOWNWARD SELLING PRESSURE ON OUR SHARES, AND ADVERSELY AFFECT THE STOCK PRICE. THERE IS A RISK THAT THIS DOWNWARD PRESSURE MAY MAKE IT IMPOSSIBLE FOR AN INVESTOR TO SELL HIS SHARES AT ANY REASONABLE PRICE.

By the filing of this registration statement, we are attempting to register 1,000,000 shares of our common stock, including 500,000 held by Howard M. Wayland, Jr., our Chairman and CEO. We are also registering 500,000 units issued to Peoplesway under our strategic alliance agreement and 500,000 shares of our common stock contained in the units in the dividend distribution from Peoplesway to its security holders and the subsequent resales by the Peoplesway shareholders. Each unit consists of one share of common stock, two Redeemable Class A Common Stock Purchase Warrants and four Redeemable Class B Common Stock Purchase Warrants. The units willbe separated and each component security could trade separately. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable, prospective purchasers will be able to purchase our common stock in the open market. Our selling shareholders will be able to sell their shares on the open market.

In addition, because our principal stockholders will continue to own approximately 88.9% of our common stock they may dispose of a substantial percentage of their stock subject to Rule 144 trading volume limitations. If substantial amounts of any of these shares are sold there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:

                 Decrease the level of public interest in our common stock;

                 Inhibit buying activity that might otherwise help support the market price of our common stock; and

                 Prevent possible upward price movements in our common stock.

An arbitrary determination of the offering price increases the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to our common stock and more than an independent appraisal value of us.

AVAILABLE INFORMATION

We will become subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Requests for copies should be directed to the Commission’s Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

We have filed with the Commission a Registration on Form SB-2 of which this Prospectus constitutes a part, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this Prospectus or any documents incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission’s Web site (http:// www.sec.gov).

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The offering price for the shares was arbitrarily determined. The offering price bears no relation to our assets, revenues, book value or other traditional criteria of value. Investors may be unable to resell their shares at or near the offering price, if they are able to resell the shares at all.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the selling security holders or the Peoplesway selling security holders, although we will receive aggregate proceeds of approximately $8,000,000 if all warrants are exercised. Regardless of whether any warrants are ever exercised, we expect to incur offering expenses estimated at $48,550 for legal, accounting, printing and other costs in connection with the offering. The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

Class A Warrants Exercised

	50%	100%

Warrants Exercised	500,000	1,000,000

Gross proceeds from exercise	$1,000,000	$2,000,000

Less: Offering Expenses	$48,550	48,550
Net Offering Proceeds	$951,450	1,951,450

Use of Net Proceeds Upon Exercise of Class A Warrants

Funding Loan Differences (1)	$500,000	1,000,000
Technical Improvements	50,000	200,000
Expand Warehouse Lines	100,000	400,000
Working Capital	301,450	351,450

Class B Warrants Exercised

	50%	100%

Warrants Exercised	1,000,000	2,000,000

Gross proceeds from exercise	$3,000,000	$6,000,000
Less: Offering Expenses	$48,550	48,550
Net Offering Proceeds	$2,951,450	5,951,450

Use of Net Proceeds Upon Exercise of Class B Warrants

Funding Loan Differences (1)	$1,500,000	2,000,000
Technical Improvements	100,000	200,000
Expand Warehouse Lines	500,000	500,000
Working Capital	851,450	3,251,450

(1)	Temporary loan funding differentials will be used to fund any differences between the amount advanced on a loan and the amount funded by the warehouse banks. We expect that these advances will remain outstanding for 15 – 30 days until sold.

Possible working capital will be used to expand warehouse capabilities and fund the addition of affiliated branches. Other uses of working capital include advertising, a reserve for contingencies and other ongoing selling, general and administrative expenses to be determined by our executive officers based upon their assessment of our company’s needs.

Any funds not used for the purposes indicated will be used for general working capital. If other amounts are received, funds will be applied according to the priorities outlined above.

DETERMINATION OF OFFERING PRICE

The selling security holders and the Peoplesway selling security holders will sell their shares at $1.25 per share unless and until the Company is traded, and thereafter at prevailing market prices. Prior to this offering, there has been no market for our shares. The offering price of $1.25 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

DILUTION

The Company is not registering any shares in this registration statement. All shares are being registered by the selling security holders, Peoplesway and the shares being distributed to Peoplesway selling security holders and the subsequent resales by the Peoplesway selling security holders.

Dilution is the amount derived by subtracting from the offering price (per share) the net tangible book value (per share) after the offering. Net tangible book value per share is the amount obtained by subtracting from the tangible assets of the Company all liabilities and then dividing that amount by the number of shares outstanding. Prior to this offering, the net tangible book value of the Company’s common stock was $0.0217 at September 30, 2003, based on 13,000,000 shares outstanding. After the offering and before exercise of any warrants, there will be 13,500,000 shares outstanding. Assuming that all shares are sold in this offering, the net tangible book value at that time will be $0.0672. Purchasers of shares of common stock will initially pay $1.25 per share, all of which will be paid to the selling shareholders, and will therefore suffer an immediate substantial dilution of $1.18.

Upon exercise of the warrants, if ever, the dilution will reflect the exercise price and the then existing book value of the outstanding shares. The following chart shows the dilution upon the exercise of all Class A Warrants and upon the exercise of all Class B Warrants. These figures assume the resale of all common stock at $1.25 per share and after the exercise of all Class A warrants (and assuming no change in the existing book value of the outstanding shares).

Public Offering Price Per Share	$1.25

Net Tangible Book Value at September 30, 2003	$0.0217

Net Tangible Book Value at July 31, 2004	$0.0351

Exercise Price of Class A Warrants	$2.00

Exercise Price of Class B Warrants	$3.00

	13,000,000 SH Pre-Conversion Equity/ Share	500,000 Units @$1.25	500,000 SH 2/1 @$2.00 A Warrants	500,000 SH 4/1 @$3.00 B Warrants

BALANCE, SEPTEMBER 30, 2003

CUMULATIVE SHARES	13,000,000	13,500,000	14,500,000	16,500,000

EQUITY	281,581	906,581	2,906,581	8,906,581

EQUITY/SHARE	$0.0217	$0.0672	$0.2005	$0.5398

BALANCE, JULY 31, 2004 (Unaudited)

EQUITY	455,750	1,080,750	3,080,750	9,080,750

EQUITY/SHARE	$0.0351	$0.0801	$0.2125	$0.5503

Exercise Price		$1.2500	$2.0000	$3.0000

DILUTION		$1.1699	$1.7875	$2.4497

SELLING SECURITY HOLDERS AND PEOPLESWAY SELLING SECURITY HOLDERS

The selling security holders named in the first table set forth below and the Peoplesway selling security holders named in the second table set forth below are selling the securities covered by this prospectus. The tables indicate that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders or the Peoplesway selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders or the Peoplesway selling security holders upon termination of this offering. We believe that the selling security holders and the Peoplesway selling security holders listed in the tables have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. Peoplesway and each of the Peoplesway selling security holders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters.

SELLING SECURITY HOLDERS TABLE (1)

Name	Relationship With Issuer	Amount Owned Prior to Offering	Amount To Be Registered	Amount Owned After Offering		Percent Owned (before/after)

Howard M. Wayland, Jr.	Chairman and CEO (2)	12,500,000	500,000	12,000,000		92.6% /88.9%
William R. Wayland, Jr.	Chief Financial Officer, Director	50,000	50,000	0		Less than 1%/0%
Q4i, LLC(4)	None	150,000	150,000	0		Less than 1%/0%
Donald R. Monroe	Financial Consultant	200,000	200,000	0	(3)	Less than 1%/0%
Charles W. Barkley	Special Securities Counsel	100,000	100,000	0		Less than 1%/0%

TOTALS		13,000,000	1,000,000	12,000,000		96.2% /88.9%

(1)	Assumes that all registered securities will be sold and no exercise of any of the Redeemable Class A Common Stock Purchase Warrants or exercise of any of the Redeemable Class B Common Stock Purchase Warrants.

(2)	Mr. Wayland was the sole shareholder of the company upon its re-domicile to Nevada.

(3)	Mr. Monroe is also the largest shareholder of Peoplesway and will likely receive shares of our common stock contained the units to be distributed to Peoplesway.

(4)	Q4i, Inc. is an affiliate of Blue Marble Financial, LLC, a member broker dealer. Q4i purchased the securities to be resold in the ordinary course of business, and at the time of the purchase, the selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

PEOPLESWAY SELLING SECURITY HOLDERS TABLE

Last_Name	First_Name	Amount Owned Prior to Offering	Amount To Be Registered	Amount Owned After Offering	Percent Owned (before/after)

AASEN	BRIAN	4	4	0	<1%/0
ADAMS	TOM	50	50	0	<1%/0
ADAMS C/F TOMMY	ELSA	5	5	0	<1%/0
ADAMS C/F WENDY	ELAS	5	5	0	<1%/0
ADAMS C/F WENDY	TOM	4	4	0	<1%/0
ADDIX A SOLE PROPRIETORSHIP		4	4	0	<1%/0
ALDRED	T	824	824	0	<1%/0
ALIOTA	ERNIE	4	4	0	<1%/0
ALLEN &	BEN F	330	330	0	<1%/0
ALTER	EDWARD T	4	4	0	<1%/0
ANDERSON	ELISABETH G	4	4	0	<1%/0
ANDRADE C/F PETER	LESLIE ANNE	4	4	0	<1%/0
ANDRADE C/F STEVE	LESLIE ANNE	4	4	0	<1%/0
ANDREWS	MAX S	4	4	0	<1%/0
ANDRUSIW	LINDA	61	61	0	<1%/0
ARNOLDUS	SHARON	4	4	0	<1%/0
ASHBY	JEAN	25	25	0	<1%/0
ATKINS &	JOANNE J	10	10	0	<1%/0
ATWATER	CHARLES F	4	4	0	<1%/0
AUTIN & ANN AUTIN	ESTATE OF LEONARD	71	71	0	<1%/0
BAGLEY	DAL	4	4	0	<1%/0
BAIRD	LAURA	17	17	0	<1%/0
BAKER	DOROTHY D	4	4	0	<1%/0
BANDRE	JOHN JEREMY	165	165	0	<1%/0
BANKS &	RONALD	33	33	0	<1%/0
BARKER	RH	17	17	0	<1%/0
BATES	JOYCE	66	66	0	<1%/0
BBS & M		8	8	0	<1%/0
BERGLUND	LINDA B	165	165	0	<1%/0
BERKELEY	BIBB ANNE	4	4	0	<1%/0
BERRYMAN	MYRON K	4	4	0	<1%/0
BESS	MILTON M	4	4	0	<1%/0
BIGHAM	JILL	4	4	0	<1%/0
BLAIR	CLIFT	4	4	0	<1%/0
BLAIR	DELORIS	4	4	0	<1%/0
BLAIR	OLLIE M	4	4	0	<1%/0
BLESSING &	LYNN	330	330	0	<1%/0
BOARDMAN	LUCILLE	6	6	0	<1%/0
BOEHM &	BEV	1,002	1,002	0	<1%/0
BOLINDER	JERRY	33	33	0	<1%/0
BOWLES	DON	70	70	0	<1%/0

BOWLES	DONALD W	165	165	0	<1%/0
BOWLES	EARL	33	33	0	<1%/0
BOWLES	EARL R	58	58	0	<1%/0
BOWLES &	DONALD W	2,306	2,306	0	<1%/0
BOWLING &	LOUISE	19	19	0	<1%/0
BRACKELSBERG	MARK	9	9	0	<1%/0
BRADY	CLARENCE L	17	17	0	<1%/0
BRERETON	KENNETH	4	4	0	<1%/0
BREWER	S SHELBY	7	7	0	<1%/0
BRODIE	JANE	23	23	0	<1%/0
BROWN	TERRY J	4	4	0	<1%/0
BUCKLEY	J MORGAN	7	7	0	<1%/0
BURRESS	DEANNA	414	414	0	<1%/0
BYERS	EMILY	37	37	0	<1%/0
CALDER	MICKEY P	4	4	0	<1%/0
CALDWELL	SANDRA	5	5	0	<1%/0
CALIGIURI	TONY	27	27	0	<1%/0
CAMPBELL &	CAROL ANN	330	330	0	<1%/0
CANNON SECURITIES INC		4	4	0	<1%/0
CARLISLE	ANN	404	404	0	<1%/0
CARMOUCHE	KIM	33	33	0	<1%/0
CARPENTER	PAUL S	4	4	0	<1%/0
CARROLL	RUTH	52	52	0	<1%/0
CASE	CAROL	189	189	0	<1%/0
CASH	LORENE C	40	40	0	<1%/0
CEDE & CO		33,633	33,633	0	<1%/0
CHARLES	BETTY	14	14	0	<1%/0
CHRISTENSEN	MORRIS	62	62	0	<1%/0
CHRISTIANSEN	MARK K	4	4	0	<1%/0
CLUTTON	MICHAEL	330	330	0	<1%/0
COCHRAN	ROBERT A	24	24	0	<1%/0
COLE	REMONA	10	10	0	<1%/0
COLEMAN	SYLVIA	165	165	0	<1%/0
COOKE	JUNE	1,353	1,353	0	<1%/0
CORNETTE	CAROLYN	22	22	0	<1%/0
COVEY & CO INC		30	30	0	<1%/0
CRANDALL	M G	4	4	0	<1%/0
CRANFORD &	ALEXANDER	33	33	0	<1%/0
CREEKMORE	GUINN	7	7	0	<1%/0
CREWS 1995 FAMILY TRUST		1,647	1,647	0	<1%/0
CRISSWELL	PAUA	4	4	0	<1%/0
CULP	J C	4	4	0	<1%/0
CUTLER & LOUISE H CUTLER	DAN H	4	4	0	<1%/0
DAVIS	CARROLL	4	4	0	<1%/0
DAVIS	KAREN	25	25	0	<1%/0
DAVISON	DONNA	7	7	0	<1%/0
DAVISON & KEITH DAVISON	DONNA	406	406	0	<1%/0
DEHM	RUSSELL L	17	17	0	<1%/0
DELANEY CHRISTIANSEN INC		10	10	0	<1%/0
DELATORRE	A	273	273	0	<1%/0
DESROCHERS	CECILE	487	487	0	<1%/0
DEVINE	DAN	1,318	1,318	0	<1%/0
DEVINE & DAN DEVINE	CINDY	799	799	0	<1%/0
DIAMOND	DAVID	709	709	0	<1%/0
DICKENS	CLEMENTINE	10	10	0	<1%/0
DICKENS	RICHARD	1,647	1,647	0	<1%/0
DIXON	BOB	66	66	0	<1%/0
DIXON	MAC	66	66	0	<1%/0
DONALDSON & VIOLET J DONALDSON	THOMAS W	4	4	0	<1%/0
DOUDY	DORIS V	4	4	0	<1%/0
DOWNS	TERRY W	22	22	0	<1%/0
DRUL	KATHERINE	17	17	0	<1%/0
DRUL	MARCIA	812	812	0	<1%/0
DRUL &	KATHY	17	17	0	<1%/0

DUKES	ALICE	105	105	0	<1%/0
DUREN	DAVID W	290	290	0	<1%/0
E E MONROE		2	2	0	<1%/0
EADY	MARY	33	33	0	<1%/0
EATON	CARL	4	4	0	<1%/0
EATON &	JERRY	4	4	0	<1%/0
EDWARDS	HORACE B	824	824	0	<1%/0
EDWARDS &	DERRYL T	1,647	1,647	0	<1%/0
EDWARDS & DARYL EDWARDS	BARBARA	779	779	0	<1%/0
EMMER	SVEND B	4	4	0	<1%/0
ENGLAND	BILL	4	4	0	<1%/0
EVANS &	MICHAEL C	9	9	0	<1%/0
FABER & A DENIS	ANDREW MARTIN	4	4	0	<1%/0
FARROW & MOLLY FARROW	GEORGE	803	803	0	<1%/0
FAWKS	MICHAEL	4	4	0	<1%/0
FERGUSON &	YOLANDA N	412	412	0	<1%/0
FIELD &	SUSAN JONES	2	2	0	<1%/0
FIELDS	LESLIE	4	4	0	<1%/0
FIKE	GENE	17	17	0	<1%/0
FIKE	JAMES A	17	17	0	<1%/0
FIRST EQUITIES CORP		4	4	0	<1%/0
FISH	GEORGE	4	4	0	<1%/0
FISHER	ROCKY	4	4	0	<1%/0
FIVAS	JAMES K	4	4	0	<1%/0
FORD	DUANE R	17	17	0	<1%/0
FOSTER	LINDA L	132	132	0	<1%/0
FOURKAS	VENUS	4	4	0	<1%/0
FRECKLETON & AILEEN FRECKLETON	WAYLEEN	7	7	0	<1%/0
FREEDMAN	STANLEY F	330	330	0	<1%/0
FRICK	EWALD A	5	5	0	<1%/0
FRIENDSHIP BAPTIST CHURCH		15	15	0	<1%/0
FULOP	KALMAN	7	7	0	<1%/0
FULTON	ROBERT E	17	17	0	<1%/0
GABRIEL	REGINALD	254	254	0	<1%/0
GARDNER & LEIGH T GARDNER	EARL L	4	4	0	<1%/0
GARNER	DONALD	412	412	0	<1%/0
GARRETT	JACQUELINE O	2	2	0	<1%/0
GATEWAY ENTERPRISES INC		5	5	0	<1%/0
GATHRIGHT	EMMETTE F	2	2	0	<1%/0
GAUFIN	ALAN	4	4	0	<1%/0
GEMMER &	JO K	16	16	0	<1%/0
GEORGE	MARGIE	7	7	0	<1%/0
GHALI	WACYF	1,647	1,647	0	<1%/0
GIANELO & GAILE GIANELO	TED	4	4	0	<1%/0
GITTENS &	ROBERT	14	14	0	<1%/0
GITTENS JR	ROBERT R	45	45	0	<1%/0
GLAUSER	GARY	4	4	0	<1%/0
GLENDE	VIRGINIA	4	4	0	<1%/0
GODWIN	ROBERT G	4	4	0	<1%/0
GONZOLEZ	RAY	4	4	0	<1%/0
GORDON	LUE WANA C	7	7	0	<1%/0
GRAEFF	JONI M	66	66	0	<1%/0
GRAEFF II	RUSSELL E	70	70	0	<1%/0
GRAEFF III	RUSSELL E	33	33	0	<1%/0
GREEN	SAMUEL E	4	4	0	<1%/0
GRIGGS	RAYMOND BRANDON	165	165	0	<1%/0
GROSSENBACH	BRYANT	7	7	0	<1%/0
GROVES	JENNY	4	4	0	<1%/0
GUTIERREZ	JOSE	495	495	0	<1%/0
GUYMON	VICKIE	7	7	0	<1%/0
HABBESHAW	SHIRLEY B	4	4	0	<1%/0
HALE	KARLA ELAINE	4	4	0	<1%/0
HALL	ROBERT D	4	4	0	<1%/0
HALL FENCE COMPANY		1,647	1,647	0	<1%/0

HANSEN	JAMES F	4	4	0	<1%/0
HARPER	RICHARD W	4	4	0	<1%/0
HARRISON	BARBARA	24	24	0	<1%/0
HART	DANIEL G	4	4	0	<1%/0
HARVEY	C DAVID	4	4	0	<1%/0
HASH &	EUGENE	183	183	0	<1%/0
HAYES C/F DUSTIN	GEORGIE LEE	4	4	0	<1%/0
HAYES C/F JENNIFE	GEORGIA LEE	4	4	0	<1%/0
HEJAZI	MEHDI	4	4	0	<1%/0
HENRY &	EDIE	2	2	0	<1%/0
HERTEL	GLENN E	7	7	0	<1%/0
HICKS	LANNY E	1	1	0	<1%/0
HICKS	ROBERT B	4	4	0	<1%/0
HIGBEE & KEN B DONE	JACK C	4	4	0	<1%/0
HIGGINSON	DIANNE	4	4	0	<1%/0
HILDEBRANDT	JUDY	672	672	0	<1%/0
HILL	CAROLYN	66	66	0	<1%/0
HOLLOWELL	EDWARD E	1,647	1,647	0	<1%/0
HOPKINS	LARRY	4	4	0	<1%/0
HORIZONS A D		5	5	0	<1%/0
HOSEY	SANDY	48	48	0	<1%/0
HOSEY & RUSSELL HOSEY	SANDY	50	50	0	<1%/0
HUBER	ARLENE	4	4	0	<1%/0
HUDSON	DOROTHY	4	4	0	<1%/0
HUGHES	E M	4	4	0	<1%/0
HUGHES	KURTIS D	4	4	0	<1%/0
HUGHES	SHIRRELL W	4	4	0	<1%/0
HUGHES &	LUCRETIA	40	40	0	<1%/0
HUMPHREY	BILL	4	4	0	<1%/0
HUNT	CRISTINE J	4	4	0	<1%/0
HUNT	LEON	4	4	0	<1%/0
HURT & EVERETT HURT	MARGIE	812	812	0	<1%/0
HURT JR &	EVERETT	18	18	0	<1%/0
IRELAND & LAWRENCE IRELAND	CAROLLYNE	3,200	3,200	0	<1%/0
IRWIN &	JEFF	4	4	0	<1%/0
IRWIN &	ROBERT P	4	4	0	<1%/0
JACKSON	BILLIE G	33	33	0	<1%/0
JASPAL	JASLEEN	4	4	0	<1%/0
JENKINS	JOSEPH J	4	4	0	<1%/0
JENSEN C/F TROY U	RICHARD G	4	4	0	<1%/0
JOHNSON	CHARLES	4	4	0	<1%/0
JOHNSON &	DONNA	87	87	0	<1%/0
JOHNSON C/F LAYNE	LEONARD	4	4	0	<1%/0
JOHNSTON	EUGENE M	4,068	4,068	0	<1%/0
JOHNSTON	LISETTE	33	33	0	<1%/0
JOHNSTON	PHYLLIS	1,836	1,836	0	<1%/0
JOLLEY &	RICHARD J	4	4	0	<1%/0
JONES	RAYMOND S	4	4	0	<1%/0
JONES &	DOROTHY	822	822	0	<1%/0
JONES &	JULIA R	385	385	0	<1%/0
JONES &	STEPHEN N	2	2	0	<1%/0
JONES-GIBSON	NANCY	4	4	0	<1%/0
JORDAN	JULIE	729	729	0	<1%/0
JORGENSON	LEE	4	4	0	<1%/0
KACHOR	MARIE	803	803	0	<1%/0
KANE	KELLIE S	1	1	0	<1%/0
KAPLAR	BROWN	4	4	0	<1%/0
KATSANEVAS	JIM	7	7	0	<1%/0
KATSANEVAS	LOUIE	4	4	0	<1%/0
KATTAR	LOUIS M	4	4	0	<1%/0
KEHLER &	AGNES	406	406	0	<1%/0
KELLY	JAMES M	4	4	0	<1%/0
KENDRICK	MARCA	413	413	0	<1%/0
KENDRICK &	ANN	33	33	0	<1%/0

KENDRICK &	ANN	781	781	0	<1%/0
KENNEDY	H L	13	13	0	<1%/0
KETTEL	THEO W	4	4	0	<1%/0
KINER & KATHLEEN L KINER	DAN L	4	4	0	<1%/0
KING	KENDALL R	2	2	0	<1%/0
KINGERY	ROBYN	7	7	0	<1%/0
KLONIZOS	NICK	4	4	0	<1%/0
KOWALSKI	THERESA H	9	9	0	<1%/0
KROHN	RICHARD H	4	4	0	<1%/0
KRUPA	ADAM	14	14	0	<1%/0
KRUPA	DEAN	400	400	0	<1%/0
KRUPA	PATRICIA	1,237	1,237	0	<1%/0
KRUPA	PATRICIA ANNE	14	14	0	<1%/0
LANE	ROBERT L	4	4	0	<1%/0
LANTING & VERNA MAE LANTING	PETER W	4	4	0	<1%/0
LARSEN & CONNIE J LARSEN	ROLFE L	4	4	0	<1%/0
LAWRENCE	FRANK R	4	4	0	<1%/0
LEVINE	JONATHAN S	4	4	0	<1%/0
LINDGREN	R D	4	4	0	<1%/0
LOCKE	ROGER	4	4	0	<1%/0
LONG	ANDREW MICHAEL	165	165	0	<1%/0
LONG &	JUANITA	19	19	0	<1%/0
LOULIAS	PETER	4	4	0	<1%/0
LUND	JOHN	33	33	0	<1%/0
LUND	JOHN	3,294	3,294	0	<1%/0
LUPIBA & CEFERINA V LUPIBA	GEORGE	4	4	0	<1%/0
LYNNE	ERNEST	1,327	1,327	0	<1%/0
LYTTLE	SONYA	418	418	0	<1%/0
MADADI	ABI	4	4	0	<1%/0
MADSEN	VERNON E	4	4	0	<1%/0
MAIN STREET SECURITIES INC		27	27	0	<1%/0
MALBRANCK	JEROME J	99	99	0	<1%/0
MANGRE	ALINE	404	404	0	<1%/0
MARGARITIS	IONNA	4	4	0	<1%/0
MAZANARES	JOSEPH P	4	4	0	<1%/0
MCAFEE	STAN	4	4	0	<1%/0
MCCONNELL	DALE M	4	4	0	<1%/0
MCDUFFIE	CAROLYN	808	808	0	<1%/0
MCDUFFIE	CHARLES J	165	165	0	<1%/0
MCEWEN	JANET	10	10	0	<1%/0
MCFAYDEN	KAREN	338	338	0	<1%/0
MCKEAN	DEITRA	4	4	0	<1%/0
MCMORRIS	JEFFREY D	4	4	0	<1%/0
MCPHAIL &	ALAN	774	774	0	<1%/0
MCWATERS	ROBERT	824	824	0	<1%/0
MCWILLIAMS	JUANITA	27	27	0	<1%/0
MELCHERT & WAYNE MELCHERT	DELPHINE	404	404	0	<1%/0
MENDENHALL	DWAIN	7	7	0	<1%/0
METCALF &	MICHAEL R	1,647	1,647	0	<1%/0
MICHALL	GAYLA	6	6	0	<1%/0
MILLER	RITA L	4	4	0	<1%/0
MILLS	DERBYSHIRE	4	4	0	<1%/0
MILLS	WILLIAM C	4	4	0	<1%/0
MLPFS		4	4	0	<1%/0
MONROE	DONALD R	48,125	48,125	0	<1%/0
MONROE	MATTHEW M	4,257	4,257	0	<1%/0
MONROE	ROSE M	65,872	65,872	0	<1%/0
MONROE &	DONALD R	263,485	263,485	0	<1%/0
MONROE & ROSE MARIE MONROE JT TEN	DONALD R	989	989	0	<1%/0
MONSON	DAVID S	4	4	0	<1%/0
MOORE	RUTH B	4	4	0	<1%/0
MORA	LEONARD	116	116	0	<1%/0
MURPHY	ESTATE OF JOHN A	51	51	0	<1%/0

NALL	HAZEL	1,647	1,647	0	<1%/0
NASON	FRANK G	4	4	0	<1%/0
NEBLETT	SUZETTE	165	165	0	<1%/0
NEILSEN	GEORGE Q	4	4	0	<1%/0
NELSEN	PAMELA K	7	7	0	<1%/0
NELSON	DELOIS	10	10	0	<1%/0
NELSON	RICHARD C	7	7	0	<1%/0
NOWLAN	MARIE L	4	4	0	<1%/0
OCONNELL	KEVIN	4	4	0	<1%/0
OLSEN	DAVID M	4	4	0	<1%/0
OLSEN AND COMPANY		4	4	0	<1%/0
OVERCASH	CONNIE	9	9	0	<1%/0
OYSTER HARBOUR LLC		1,647	1,647	0	<1%/0
PARISIAN & ELAINE PARISIAN	DARYLL	799	799	0	<1%/0
PAULK	JANE T	82	82	0	<1%/0
PERRY	ANNA	4	4	0	<1%/0
PERRY	DANA M	4	4	0	<1%/0
PERRY	KIMBERLY	4	4	0	<1%/0
PERRY	MEREDITH	4	4	0	<1%/0
PERRY	SHIRLEY W	906	906	0	<1%/0
PERRY &	JEFFREY	10	10	0	<1%/0
PERRY JR &	BOBBY H	10	10	0	<1%/0
PERSONNEL SERVICE INC		9	9	0	<1%/0
PETERSON	DONNA M	417	417	0	<1%/0
PILLING	EILLEEN	402	402	0	<1%/0
PLATT-GREGORY	ALVINA	14	14	0	<1%/0
POINDEXTER	KEITH	206	206	0	<1%/0
POINDEXTER	TONY	206	206	0	<1%/0
POLLICK & LEXIE POLLICK	GEORGE	4	4	0	<1%/0
POTTER INVESTMENT COMPANJY		4	4	0	<1%/0
POTTS &	SARINELLE	403	403	0	<1%/0
POWELL	DARRELL E	4	4	0	<1%/0
POWERS	JOHN F	4	4	0	<1%/0
PURCELL	RHONDA	74	74	0	<1%/0
QUINLAN	ROBERT J	4	4	0	<1%/0
QUINN	AUSTIN PERRY	4	4	0	<1%/0
QUINN	GARRETT	4	4	0	<1%/0
QUINN	PAUL	4	4	0	<1%/0
QUINN JR &	ROBERT	10	10	0	<1%/0
RADZAVICH (1)	THOMAS A	2,010	2,010	0	<1%/0
RAMOS	SOSIMA	17	17	0	<1%/0
RAO &	ALICE	206	206	0	<1%/0
RATLIFF & FEDRICK	SHARON	4	4	0	<1%/0
RAY	SHIRLEY M	1	1	0	<1%/0
REED	LESLIE	33	33	0	<1%/0
REES	ELAINE J	7	7	0	<1%/0
REES & ELAINE REES	ROBERT D	7	7	0	<1%/0
REID	DAVID M	106	106	0	<1%/0
REID &	SCOTT B	1,647	1,647	0	<1%/0
RHYNE	PATRICIA	4	4	0	<1%/0
RICHARDSON	CAROLYN	27	27	0	<1%/0
RIDDICK	DOROTHY A	5	5	0	<1%/0
RIDDICK	HARRY H	12	12	0	<1%/0
ROBINSON & DENVER ROBINSON	ROSIE	4	4	0	<1%/0
ROBINSON & DORA ROBINSON	VELDON	4	4	0	<1%/0
RODDY	DEBORAH	4	4	0	<1%/0
RODGERS	A F	4	4	0	<1%/0
ROSE & ELEANOR ROSE	HARVEY L	4	4	0	<1%/0
ROSSNAGEL	JUDY C	4	4	0	<1%/0
ROSTROM	DAVID C	7	7	0	<1%/0
ROSTROM & SHERYL ROSTROM	ROGER	7	7	0	<1%/0
ROWE &	MARSHALL	17	17	0	<1%/0
ROWSELL	GARY	7	7	0	<1%/0
RUBIN	JAMES	4	4	0	<1%/0

RUDD &	ELEANOR	414	414	0	<1%/0
RUSH &	CHARLES H	1,417	1,417	0	<1%/0
RUSSELL &	ROD	37	37	0	<1%/0
RYAN	JUDY	4	4	0	<1%/0
SABOZ	LADINA E	30	30	0	<1%/0
SALEY & DAVID E SALEY	DOROTHY Z	4	4	0	<1%/0
SALMON	BARBARA	17	17	0	<1%/0
SALMON	TOMMY	1,269	1,269	0	<1%/0
SAN MIGUEL OIL & MINING CO		4	4	0	<1%/0
SARGETAKIS	JOHN J	4	4	0	<1%/0
SARGETAKIS	JOHN S	4	4	0	<1%/0
SARGETAKIS	MANOLI S	4	4	0	<1%/0
SARGETAKIS	TED S	4	4	0	<1%/0
SCHMIDT	BETTY	808	808	0	<1%/0
SCHROEDER &	NANCY JONES	2	2	0	<1%/0
SEALE & BETTY J SEALE	GERALD D	4	4	0	<1%/0
SECURITIES SET’LMNT CORP		63	63	0	<1%/0
SHACHTAY	ED	139	139	0	<1%/0
SHADDOCK	JACKIE	400	400	0	<1%/0
SHEARSON LEHMAN/AMEX		4	4	0	<1%/0
SHELDON	DAVE	4	4	0	<1%/0
SHELMEIER & MARILYN SHELMEIER	JOHN H	4	4	0	<1%/0
SHELTON	MARGARET	1	1	0	<1%/0
SHEPHERD	T	132	132	0	<1%/0
SHIPLEY &	CLAUDE E	4	4	0	<1%/0
SHOCKLEY	DAVID E	17	17	0	<1%/0
SIGMA COMMON TRUST		23	23	0	<1%/0
SIM & RON SIM	VELDA	406	406	0	<1%/0
SIMS	ELIZABETH E	198	198	0	<1%/0
SIMS	G SCOTT	10	10	0	<1%/0
SLIEPCEVICH &	CEDOMIR M	14	14	0	<1%/0
SMITH	GEORGE	7	7	0	<1%/0
SMITH	PAULETTE	4	4	0	<1%/0
SMITH	ROBERT H	249	249	0	<1%/0
SMITH	STEVEN R	4	4	0	<1%/0
SMITH &	ROBERT H	7	7	0	<1%/0
SMITH &	STEVE	6	6	0	<1%/0
SPAFARD	ROBERT	4	4	0	<1%/0
SPALLONE	IMOGENE T	4	4	0	<1%/0
STEAD	ROBERT T	4	4	0	<1%/0
STEED	RODNEY	4	4	0	<1%/0
STEED & ANN M STEED	RODNEY	4	4	0	<1%/0
STONE	HIROKO	4	4	0	<1%/0
STOWE &	ROBERT	4	4	0	<1%/0
STRIPLING	FAY	238	238	0	<1%/0
STROUD &	SARAH	7	7	0	<1%/0
STROUD & SARAH STROUD	DWAYNE	375	375	0	<1%/0
SUPER WASH A PARTNERSHIP		4	4	0	<1%/0
SWAIN	WILLIE	30	30	0	<1%/0
SWEETEN	DEWEY H	4	4	0	<1%/0
T W DISTRIBUTING		5	5	0	<1%/0
TALL	SAMMI G	4	4	0	<1%/0
TANGARO	JOHN	4	4	0	<1%/0
TANGREN C/F DOUGLAS	L BURKE	4	4	0	<1%/0
TARDIFF	MELVIN	19	19	0	<1%/0
THALMAN	KARL J	4	4	0	<1%/0
THAMES	REDDEN	495	495	0	<1%/0
TIDWELL	LARRY	33	33	0	<1%/0
TILLMAN	MATTHEW	66	66	0	<1%/0
TOLBERT & RICHARD TOLBERT	LORI	4	4	0	<1%/0
TRIPP & LAVELLE C TRIPP	NORMA M	4	4	0	<1%/0
TURNER	JORENE	330	330	0	<1%/0
TURPIN & MARION R TURPIN	TANDALL J	4	4	0	<1%/0
TYGESEN	J D	63	63	0	<1%/0

UDY	NORRIS	4	4	0	<1%/0
UNDERWOOD	BRIAN M	4	4	0	<1%/0
VALENTINE	EDITH	400	400	0	<1%/0
VALERIO	DENNIS	4	4	0	<1%/0
VENHU SECURITIES INC		4	4	0	<1%/0
VEZAKIS & EVELYN L VEZAKIS	JOHN	7	7	0	<1%/0
WADE	DAVID	10	10	0	<1%/0
WAGNER	MYIAH	33	33	0	<1%/0
WAGNER &	HENRY J	33	33	0	<1%/0
WAINRIGHT	WALTER H	19	19	0	<1%/0
WALKER	ALICE	43	43	0	<1%/0
WALKER	KENNETH S	27	27	0	<1%/0
WALKER C/F DOMINIC	PAMALA	4	4	0	<1%/0
WALL & MARION WALL	PETER	83	83	0	<1%/0
WALLING	DOYLE K	7	7	0	<1%/0
WALSH	PAUL R	4	4	0	<1%/0
WASHINGTON &	DOROTHY	1,600	1,600	0	<1%/0
WATCHAGO EXPLORATION INC		14	14	0	<1%/0
WATKINGS	DOROTHY DEAN	10	10	0	<1%/0
WATSON	SHARON	402	402	0	<1%/0
WATSON	TONY	33	33	0	<1%/0
WELLMAN	WILLIAM D	165	165	0	<1%/0
WERTH	DOROTHY	426	426	0	<1%/0
WESTBERRY	BARBARA	352	352	0	<1%/0
WHATLEY	BRIAN	33	33	0	<1%/0
WILLIAMS	DONALD MCDUFFIE	17	17	0	<1%/0
WILLIAMS	FRANKIE	10	10	0	<1%/0
WILLIAMS	JOSEPH	205	205	0	<1%/0
WILLIAMS	LAVUNYA	8	8	0	<1%/0
WILLIAMS	RICHARD K	15	15	0	<1%/0
WILLIAMS	TYRONE	27	27	0	<1%/0
WILLIAMS &	GREG	117	117	0	<1%/0
WILLIAMS &	GREGORY J	1	1	0	<1%/0
WILSON-DAVIS & COMPANY		27	27	0	<1%/0
WITTE	ROBERT J	4	4	0	<1%/0
WITTE &	CARL H	4	4	0	<1%/0
WOOD	VIRGINIA	66	66	0	<1%/0
WORKMAN	MELODY J	1647	1647	0	<1%/0
WRIGHT	J ARTHUR	4	4	0	<1%/0
WRIGHT	JERRY	165	165	0	<1%/0
WRIGHT	MAURICE K	33	33	0	<1%/0
WRIGHT	ROLAND	4	4	0	<1%/0
WRIGHT &	MAURICE K	116	116	0	<1%/0
WRIGHT HOLDING CORPORATION		4	4	0	<1%/0
YERBY	CHRISTIE C	132	132	0	<1%/0
YOUNG	DAVID L	4	4	0	<1%/0
ZABRISKIE	JERRY	4	4	0	<1%/0
ZARLENGO	A W	4	4	0	<1%/0

* Peoplesway will issue 500,000 shares of our common stock as a dividend distribution to shareholders of Peoplesway of record as of August 20, 2004 on the basis of one share of our common stock for each thirty three shares of Peoplesway common stock.

We do not intend to seek qualification for sale of the securities in all states. To sell the securities in the public market, the securities must be qualified for sale or exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to rely on exemptions from qualification, but exemptions may not be available in every state. Further, if we seek qualification there is no assurance that the states will approve. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares in those states.

1.             Thomas A Radzavich is an registered representative of Blue Marble Financial, LLC, a member broker dealer, which is owned by Q4i, one of the selling shareholders. Mr. Radzavich will acquire the securities to be resold in the ordinary course of business, and at the time of the dividend distribution will have no agreements or understandings, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

Amstar International, Inc. is issuing 500,000 units to our strategic partner, Peoplesway.Com, Inc. in exchange for certain marketing of our services by Peoplesway.Com, Inc. to its network of independent marketing agents. Each unit consists of one share of Amstar unregistered common stock; two Redeemable Class A Warrants, each exercisable for one share of common stock at an exercise price of $2.00; and four Redeemable Class B Warrants, each exercisable for one share of common stock at an exercise price of $3.00. Peoplesway, in turn, expects to separate the units and then distribute the shares of our common stock as a dividend distribution to its shareholders of record as of August 20, 2004. The distribution will be made on the basis of one share for each thirty three shares of Peoplesway common stock. Fractional shares will not be distributed. Prior to this offering, there has been no public market for our securities. Our selling security holdersare collectively offering 1,000,000 additional shares of our common stock, which includes 500,000 shares of our common stock being offered for sale by our Chairman and CEO, Mr. Howard M. Wayland, Jr as a selling security holder. Finally, Peoplesway and the Peoplesway shareholders of record are offering for resale the securities received in the dividend distribution, including the securities contained in the 500,000 units. The term “selling security holders” shall collectively refer to Peoplesway, the Peopleswayselling security holders, and the persons listed as selling security holders unless clearly indicated otherwise.

Peoplesway and the Peoplesway selling security holders are considered statutory underwriters and are liable for compliance with prospectus delivery requirements. In addition, statutory underwriters may have liability under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the selling security holders provide us with cash proceeds from their sales of the securities. Statutory underwriters may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

Sales By Selling Security Holders and Peoplesway Selling Security Holders

Our selling security holders and Peoplesway selling security holders are offering 1,000,000 and 500,000 shares, respectively, of our common stock. The selling security holders and Peoplesway selling security holders will sell their shares at $1.25 unless and until the shares are traded and thereafter at prevailing market prices. We will not receive any proceeds from the sale of the shares by the selling security holders or the Peoplesway selling security holders. The securities offered by this prospectus may be sold by the selling security holders and the Peoplesway selling security holders. We are not aware of any underwriting arrangements that have been entered into by the selling security holders or the Peoplesway selling security holders. The distribution of the securities by the selling security holders and Peoplesway selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker’s transactions or privately negotiated transactions.

In addition, the selling security holder, the Peoplesway selling security holders and any brokers through whom sales of the securities are made may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters’ compensation.

The selling security holders and the Peoplesway selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders or Peoplesway selling security holders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The selling security holders and the Peoplesway selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders or Peoplesway selling security holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, ’pledgees’ and ’transferees’ of a selling security holder would not have rights to resell under this prospectus.

In addition to, and without limiting, the foregoing, each of the selling security holders, the Peoplesway selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders, Peoplesway selling security holders or any such other person. Specifically, Regulation M prohibits an issuer, the selling security holders, the Peoplesway selling security holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution. The restrictive period will begin on the effective date of this offering. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

There can be no assurances that the selling security holders or the Peoplesway selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We do not presently plan to qualify the offering in any states. Instead, we will file certain information in a qualified manual and will rely on exemptions provided by such qualification. We intend to rely on exemptions from state securities registrations requirements insofar as is practicable. We may or may not apply for qualification in particular jurisdictions and make no representations or undertakings to effect “blue sky” clearance for any particular state. Selling securities holders must contact the Company or their own counsel to determine if sales are permitted in any given jurisdiction.

Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling security holders, and the Peoplesway selling security holders we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders’ and Peoplesway selling security holders’ pro rata share of underwriting discounts and commissions, if any, which are to be paid by the selling security holders and the Peoplesway selling security holders.

          Peoplesway Dividend Distribution

Peoplesway will distribute the 500,000 shares of our common shares which it owns to its shareholders as a dividend as of a record date of August 20, 2004 on the basis of one of our common shares for each thirty three Peoplesway common shares. Fractional shares will be rounded up.

Peoplesway shareholders will initially have their ownership of our shares of common stock registered only in book-entry form in which no certificates are issued. On the distribution date, each Peoplesway shareholder of record as of the close of business on the record date will be mailed one share of our common stock for each thirty three shares of Peoplesway common stock they hold. Peoplesway shareholders that hold their stock in street name will have their shares of our common stock credited to their brokerage accounts. The record date for the distribution is the close of business on August 20, 2004.

Peoplesway shareholders will not be required to pay any cash or other consideration to receive our securities in the distribution. Fractional shares will not be issued to Peoplesway shareholders. Securities distributed to Peoplesway shareholders will be freely transferable, except for securities received by persons who may be deemed to be affiliates of Amstar under the Securities Act of 1933, as amended. Persons who are affiliates of Amstar following the distribution will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act of 1933, as amended, or Rule 144 issued under the Securities Act of 1933, as amended.

Because of Peoplesway’s role in the distribution, it will be deemed to be a statutory “underwriter” within the meaning of Section 2(11) of the Securities Act. Peoplesway has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its own shareholders. Further, Peoplesway has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Act of 1934. These rules may apply to sales by Peoplesway in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved with respect to the operations of the company. Our Chairman and CEO, Mr. Howard Wayland, Jr. has been named as a party in a pending action pertaining to a prior mortgage broker company with which he was affiliated. This action has been described in some detail in this prospectus, along with other issues regarding the prior company, under the heading “Organization Within Last Five Years.”

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers.

Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have four directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name	Age	Position
Howard M. Wayland, Jr.	45	Chairman and CEO; Chairman
11902 Susan Forest Lane
Houston, Texas 77089
(281) 481-9567

William R. Wayland, Jr.	53	Chief Financial Officer,
1300 Republic Centre		Secretary, Director
633 Chestnut Street
Chattanooga, TN 37450
(423) 756-6400

W. Daniel Canessa	43	Senior Vice President – Mortgage Banking,
Treasurer,
16423 Dawncrest Way
Sugarland, Texas 77478
(972) 523-9584

Robert Burke Carter	37	Senior Vice President – Affiliated Branches, Director
10134 Sagecourt Drive
Houston, Texas 77089
(281) 922-1405

Howard M. Wayland, Jr. has been President & CEO and Chairman of Amstar since its inception. Mr. Wayland founded and became CEO of AmStar Mortgage Corporation, our wholly owned subsidiary, in October 2002. Mr. Wayland began his career in the mortgage business in 1988, founding and serving as CEO of First Home Mortgage, Inc., which he sold in January 1994. In October 1994, Mr. Wayland founded

Country Home Mortgage, Inc. He established origination facilities, affiliated branches, management systems, and networks for Country Home Mortgage. In 1992 Mr. Wayland was honored as business person of the week by The Houston Post. Mr. Wayland earned a Bachelor’s of Science degree in geography from the University of Houston in 1981 and a Masters of Divinity from Southwestern Baptist Theological Seminary in 1999. He has been a guest speaker on KPRC, 950 AM in Houston and has been listed in “Who’s Who of American Business Leaders” since 1990.

William R. Wayland, Jr. joined the Board of Directors in August, 2004. Mr. Wayland is a principal with the law firm of McKoon, Williams & Gold in Chattanooga, Tennessee. Mr. Wayland served as vice president and general counsel of National Healthcare, Inc from 1982 through June 1985. Mr. Wayland founded Best American Healthcare, Inc. in September 1985 and served as its Chairman and CEO through August 1988. After returning to the private practice of law for three years from 1988 to 1991, where his practice focused on commercial real estate and healthcare matters, Mr. Wayland began his employment with Erlanger Medical Center, a teaching hospital in Chattanooga. In 1996, Mr. Wayland funded and later assumed control and management of The Wythorne Group, LLC, a company which audited managed care payments to hospitals and re-billed responsible third-party payers. Wythorne became the largest such company in Tennessee. Mr. Wayland is a graduate of Vanderbilt University School of Law and holds a Masters Degree in hospital administration from UAB. Mr. Wayland is a member of the American Health Lawyers Association and the Healthcare Financial Management Association. He is currently listed in Martindale-Hubbell and the Bond Buyer’s Municipal Marketplace Directory (the “Red Book”).

W. Dan Cannessa serves as the Senior Vice President, Director of Amstar. Mr. Canessa has been involved in the mortgage business since 1994. He was Senior Vice President of Manhattan Mortgage. From January 1994 to January 1997, he was Texas State Manager for MLSG. From March, 1997 until January, 2000, Mr. Canessa was Area Manager for Long Beach Mortgage. He became Texas State Manager for the Pinn Fund in January, 2000 where he remained until March, 2001. Mr. Canessa next served as Southwest Regional Manager for Saxon Mortgage where he was responsible for 15 western states. Mr. Canessa left Saxon in November 2002 to join New Century Mortgage where he remained until 10/03 when he joined the Company. Mr. Canessa attended Orange Coast College in Costa Mesa, CA and North Hampton College in Allentown, PA. He has been a guest speaker for the Texas Mortgage Broker’s Association on numerous occasions.

Robert Burke Carter joined AmStar Mortgage Corporation in December of 2002 as Senior Vice President, Director. He had been a Loan Officer for Atlantic Mortgage from November, 2001 until joining the Company. He had worked as General Manager/Insurance Agent in charge of day-to-day operations with Town and Country Homes of Clinton/Craig Insurance Agency while working in conjunction with Atlantic Mortgage. From January 2001 until July 2003, Mr. Carter also served as Pastor of First Baptist Church. For eight years prior to that he was a Site Manager responsible for the care of elementary school children for the North Kansas City School District. Mr. Carter obtained a BS degree Religious Education/Psychology from Southwest Baptist University and a Masters of Divinity from Midwestern Baptist Theological Seminary in 2001.

Board of Directors

Our Board of Directors consists of two members. Our board of directors has an audit committee and a compensation committee. The audit committee is responsible for reviewing the results and scope of audits and other services provided by our independent public accountants, and reviewing our system of internal accounting and financial controls. The audit committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures, as it deems necessary or desirable. Our audit committee will consist of one non-employee director yet to be named. We are presently searching for an independent director to serve on the audit committee. The compensation committee is authorized to make and review periodically recommendations regarding employee compensation, and to perform other duties regarding compensation for employees, as the board of directors may direct. We intend to select and maintain at least one independent director on our board of directors to review all material transactions with affiliates. All future transactions with affiliates will be approved by an independent, disinterested director and will be on terms no less favorable to us than those terms that can be obtained from unaffiliated third parties.

None of the members of the Board of Directors have been affiliates of any other public company for the past five years. Howard M. Wayland, Jr. and William R. Wayland, Jr. are first cousins.

Promoters.

Howard M. Wayland, Jr. may be considered the promoter of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information concerning the ownership of Amstar Common Stock as of August 10, 2004, with respect to: (i) each person known to Amstar to be the beneficial owner of more than five percent of Amstar’ Common Stock, (ii) all directors; and (iii) directors and executive officers of Amstar as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of August 10, 2004, there were 12,500,000 shares of common stock outstanding.

Beneficial Owners of 5% or more of our Common Stock

(1)	(2)
Title of Class	Name and Address of	Amount and Nature of	Percent of class
	Beneficial Owner(s)	Beneficial Ownership	Before/After Offering

Common Stock	Howard M. Wayland	12,500,000 (1)	92.6%, 88.9%
($.001 par value)	11902 Susan Forest Lane
Houston, Texas 77089
(281) 481-9567

Ownership of Directors and Officers

(1)	(2)
Title of Class	Name and Address of	Amount and Nature of	Percent of class
	Beneficial Owner(s)	Beneficial Ownership	Before/After Offering

Common Stock	Howard M. Wayland, Jr.	12,500,000	92.6%/ 88.9%
($.001 par value)	11902 Susan Forest Lane
	Houston, Texas 77089

Common Stock	William R. Wayland, Jr.
($.001 par value)	633 Chestnut Street

	1300 Republic Center	50,000	less than 1%/less than 1%
	Chattanooga, TN, 37540

	All Officers & Directors	12,550,000	92.9%/ 89.3%

(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.

(2) This table assumes that all 500,000 shares offered by Mr. Wayland are all sold and is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

DESCRIPTION OF SECURITIES

The following statements constitute summaries of the material provisions of Amstar International, Inc.’s Certificate of Incorporation and Bylaws, as amended. Our Certificate of Incorporation and Bylaws provide further information about our capital stock and are contained in the Exhibits to this registration statement.

Our authorized capital stock consists of Fifty Million (50,000,000) shares of Common Stock, and Five Million (5,000,000) shares of Preferred Stock, all with a par value of $0.001 per share.

As of September 30, 2003, (our last fiscal year) Mr. Howard Wayland was the only holder of record of our common stock. On July 6, 2004, the Company re-domiciled to the state of Nevada. Mr. Wayland exchanged all of the outstanding shares of Amstar Mortgage Corporation, a Texas corporation for 12,500,000 shares of common stock of Amstar International, Inc., a Nevada corporation. As a result, Amstar Mortgage Corporation became a wholly owned subsidiary of Amstar International, Inc.

On August 16, 2004, the Company issued 50,000 restricted shares to its Chief Financial Officer, William R. Wayland, Jr., and 150,000 restricted shares to Q4i, LLC at a privately offered price of $1.00 per share. On that same date, the Company issued 200,000 shares to Donald R. Monroe, its financial consultant and 100,000 shares to Charles W. Barkley, its special securities counsel.

Units

Under the Strategic Alliance agreement with Peoplesway, 500,000 units will be issued to Peoplesway for distribution to its stockholders. Each unit consists of

(i)	One share of Amstar common stock, ($0.001 par value);

(ii)	(ii) Two Redeemable Class A Warrants, each exercisable for one share of common stock at an exercise price of $2.00; and

(iii)	Four Redeemable Class B Warrants, each exercisable for one share of common stock at an exercise price of $3.00. The securities comprising the unit are immediately detachable and separately tradable. Upon separation, the common stock, Redeemable Class A Common Stock Purchase Warrants, and Redeemable Class B Common Stock Purchase Warrants will each trade separately.

Furthermore, Peoplesway expects tocause the separation prior to the distribution to its shareholders. In that case, the Peoplesway shareholders will not receive units but will receive separate certificates for the common stock. Fractional shares will be rounded up, so no cash redemption of any partial securities will occur. As a result, the exact number of securities issued may increase slightly as a result of the rounding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock

Our board of directors is authorized, without further stockholder approval, to issue from time-to-time up to a total of 5,000,000 preferred shares in one or more series. As of the date of this prospectus, there are no outstanding shares of preferred stock.

The Board of Directors may confer voting rights on the preferred stock which shall have priority over the voting rights of common stock. The votes of the class of Preferred Stockholders may be weighted more heavily than the votes of the common stock class. The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:

▪	Shares;

▪	Dividends;

▪	Conversion rights to common stock or other securities;

▪	Voting rights;

▪	Preferential payments upon liquidation;

▪	Establishment of reserves for preferred payments; and

▪	Redemption prices to be paid upon redemption of the preferred stock.

Redeemable Common Stock Purchase Warrants – Class A and Class B

General

Each Redeemable Class A Common Stock Purchase Warrant entitles the holder to purchase one share of our common stock at an exercise price per share of $2.00. Each Redeemable Class B Common Stock Purchase Warrant entitles the holder to purchase one share of our common stock at an exercise price per share of $3.00. Unless noted otherwise, both the Class A and Class B Common Stock Purchase Warrants will be referred to as the “Warrants.”

The exercise period will commence on the date of this prospectus and continue for two years. The Warrant certificate provides that the Warrant exercise price may be adjusted for certain events. These events include changes in our capitalization, like a stock split, stock dividend or the like.

Our Warrants may be exercised only when a current prospectus is in effect and only if lawful in the state or jurisdiction in which the holder resides. The second anniversary date of this Prospectus is the expiration date. Any unexercised Warrants will expire on the expiration date and have no value. Until the Warrant has been exercised, its holder will not be deemed to be a holder of the underlying common stock for any purpose.

Exercise

Exercise of the Warrants may occur only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the underlying shares of common stock may be lawfully issued under the securities laws of the state or jurisdiction in which the holder resides.

Our Warrants may be exercised by delivering to our transfer agent the applicable certificate on or prior to the expiration date or the redemption date. The reverse side of the certificate must be properly executed and accompanied by the full exercise price for each Warrant being exercised. Warrants may only be exercised to purchase whole shares.

Adjustments of exercise price

The exercise price of our Warrants may be adjusted to reflect changes in our capitalization. The exercise price will be appropriately adjusted in the event of:

▪	a capital reorganization or reclassification of the common stock;

▪	if we consolidate with, or merge into, or sell our property to another corporation (other than a consolidation or merger that does not result in any reclassification or change of the outstanding common stock);

▪	stock split; or

▪	reverse stock split.

This adjustment of the exercise price will also result in an adjustment of shares issuable upon exercise of the Warrant. The exercise price will be proportionately reduced or increased upon the effectiveness of the change.

Redemption of Warrants

We have the right to redeem Common Stock Purchase Warrants for a redemption price of $0.25 per warrant. The Company’s right to redeem the warrants begins six months from the date of this prospectus.

We have the right to redeem the Warrants at any time after 6 months on certain conditions. To redeem the Class A Warrants, the closing price of the Common Stock must equal or exceed $3.00 per share for five consecutive trading days. To redeem the Class B Warrants, the closing price of the Common Stock must equal or exceed $4.00 per share for five consecutive trading days. The price will be as reported by the principal exchange on which it is then traded.

The Company must give Warrant holders 30 days advance notice by registered or certified mail. The notice must be sent to the Warrant holder’s last known addresses maintained by the Company’s transfer agent. No other notice is required. If we redeem the warrants, they will still be exercisable through the close of business on the last business day before the redemption date. On the redemption date the holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at the office of the Warrant Agent designated for that purpose.

On the Redemption Date, the Company shall cause the Warrant Agent to pay the redemption price to the holders of record of redeemed Warrants. Upon payment of the Redemption price, the redeemed warrants and all rights of the Warrant holders under the Warrants shall terminate.

Fractional shares will not be issued upon exercise of our Warrants.

Registration Rights

We have granted no registration rights except as registered under this prospectus.

INTEREST OF EXPERTS AND COUNSEL

Our Financial Statements for the period ended September 30, 2003, have been included in this prospectus in reliance upon Greg Lamb, independent Certified Public Accountants, as experts in accounting and auditing.

Charles Barkley, Attorney, has rendered an opinion on the validity of our common stock being registered. On August 16, 2004, the Company issued 100,000 restricted shares of common stock to Mr. Barkley, which shares are being registered for resale in this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES.

Amstar International, Inc. will indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, including an action involving liability under the Securities Act of 1933, as amended, by reason of the fact that he is or was a director or officer of Amstar International, Inc., or served any other enterprise as director, officer or employee at the request of Amstar International, Inc. The Board of Directors, in its discretion, shall have the power on behalf of Amstar International, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Amstar International, Inc.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ORGANIZATION WITHIN LAST FIVE YEARS

Amstar Mortgage Corporation was originally incorporated in Texas on October 10, 2002. We issued 10,000 restricted shares of our common voting stock, $.001 par value, to Howard M. Wayland, Jr., which were later reduced to 100 shares by Mr. Wayland to minimize franchise tax costs.

On July 6, 2004, we incorporated Amstar International, Inc. in Nevada. Mr. Wayland exchanged all of the outstanding stock of Amstar Mortgage Corporation for 12,500,000 shares of Amstar International, Inc., effectively making Amstar Mortgage Corporation a wholly owned subsidiary of the Company.

On August 16, 2004, we issued 100,000 shares of restricted common stock to Charles Barkley, our securities counsel, to partially defray the costs of attorneys fees and other services. We also issued 200,000 shares to Donald R. (“Pete”) Monroe or his designees, for financial consulting services. Mr. Monroe has agreed to use his best efforts to render financial services associated with our attempts to have our common stock traded publicly in the future. These services include:

▪	Personal appearances at up to four (4) Amstar events, including lectures, seminars and social events;

▪	Negotiations with prospective transfer agents and negotiation of a transfer agent agreement;

▪	Obtaining CUSIP numbers and assisting with documentation for application for listing on the OTC Bulletin Board;

▪	Discussions with brokers, investment bankers, investment relations persons and other persons regarding Peoplesway and the strategic alliance with Amstar

▪	Obtaining CIK codes and coordinating EDGAR services

▪	Other consulting services

Also, on August 16, 2004, we sold 50,000 shares at a price of $1.00 per share to William R. Wayland, our Chief Financial Officer and a Director, and 150,000 shares at a price of $1.00 to Q4i, Inc.

We believe these were private placements within the meaning of the rules and regulations under the Securities Act. All offerees were accredited investors. There were no proceeds from these transfers other than our arbitrary valuations of the future services. We relied upon the exemptions from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to a de minimus number of sophisticated persons, all of whom are accredited investors, in transactions not involving a public offering.

From September 15, 1994 until November 1, 2002, our Chairman and CEO, Howard M. Wayland, Jr. was founder, majority shareholder, and Chairman of Country Home Mortgage, Inc., an Arkansas corporation (“CHM”). In May 1998, Mr. Wayland took a leave of absence from his duties at CHM and entered Southwestern Baptist Theological Seminary in Fort Worth, Texas, where he remained a full-time graduate seminary student until September 2002.

In November 2001, while Mr. Wayland was attending seminary school, Thomas A. Bales, Jr., CHM’s Chairman and CEO, negotiated a sale of the business to Falls Funding, Inc., an Ohio corporation (“FFI”). Closing was to occur in April, 2002. In April, 2002, FFI purchased the shares of Mr. Bales but defaulted on the purchase of Mr. Wayland’s shares. As a result, Mr. Wayland briefly resumed the Presidency of CHM, resigning in September, 2002.

By January 2003, CHM had ceased all operations. On December 31, 2003, the State of Arkansas administratively dissolved CHM. When Mr. Wayland resigned from all capacities with CHM, he believed substantially all legitimate obligations of CHM had been satisfied. Nonetheless, a series of lawsuits and claims were brought against CHM which arose from transactions and occurrences during Mr. Wayland’s leave of absence, which CHM did not defend.

On January 29, 2004, a default judgment for $161,435 plus interest was entered against CHM and its branch manger for sexual discrimination in Gallagher v. Country Home Mortgage, et al, U.S. Dist. Ct., Middle District of TN, #02-CV-597.

Of February 2, 2004, a default judgment in the approximate amount of $555,609 was entered in favor of INDYMAC Bank against CHM. INDYMAC Bank based its claim on a re-appraisal of the property following a default by the borrower.

The Company has not been named in any lawsuit of which it is aware.

Mr. Wayland has not been individually named in any of the lawsuits except Mortgage Electronic Registration Systems, Inc. vs. John F. Masterson et al, Case No CJ-2003-7226, District Court of Tulsa County, Oklahoma. Mr. Wayland believes that the underlying complaint is based upon a counterclaim by persons who have defaulted on their mortgage payments, who in turn sued the nominee for GMAC, who in turn sued CHM under an indemnity agreement.

The lawsuit has recently been amended to add Mr. Wayland as an individual defendant based upon his “failure” to maintain CHM as qualified entity under Oklahoma. If Mr. Wayland is served with process, he intends to defend the lawsuit vigorously. His defenses will include (1) the party which seeks the indemnity unlawfully changed the terms of the loan at closing without informing either the broker, who is the brother of one of the borrowers, or the borrowers; (2) CHM was fully qualified and licensed at the time of the loan; and (3) Mr. Wayland had no duty to maintain such qualification in the state.

The investigation disclosed 17 additional judgments against CHM in the total amount of $37,960.48, as set forth below. This list may be incomplete. Mr. Wayland is unable to tell whether the “Country Home Mortgage” named in these judgments is in fact the CHM with which he was affiliated.

Judgment Creditor	Court	Date Entered	Amount
Leslie Morgan	St Louis Ass. Cir. Ct, MO	3/14/2001	$1,500
Interoffice Atlanta	Cobb County St. Court, GA	7/23/2001	$6,068
State of Indiana	Marion Co. Cir Ct	12/4/2001	$337
State of Indiana	Marion Co. Cir Ct	2/22/2002	$158
SC Dept of Rev	lien	4/15/2002	$1,236
State of Indiana	Marion Co. Cir Ct	6/4/2002	$984
State of Indiana	Marion Co. Cir Ct	6/4/2002	$1,000
State of Indiana	Marion Co. Cir Ct	6/4/2002	$988
State of Indiana	Marion Co. Cir Ct	6/4/2002	$992
State of Indiana	State Tax Warrant	9/30/2002	$145
SC Dept of Rev	lien	1/17/2003	$1,238
Titleco Title Agcy Ltd	Cuyahoga Co. Cm Pleas, OH	2/19/2003	$4,153
SC Dept of Rev	lien	3/3/2003	$1,227
SC Dept of Rev	lien	5/27/2003	$1,225
Bass & Associates	Sarasota County Court, FL	9/3/2003	$589.48
SC Dept of Rev	lien	10/28/2003	$1,238

Finally, the investigation also revealed that a default judgment for sexual harassment against Mr. Ron Dudas for $378,208 was entered in favor of a Dawn Dorsey against CHM on May 2, 2003 in the Court of Common Pleas Cuyahoga County, Ohio. Mr. Dudas was an agent of FFI, but was never employed in any capacity with CHM.

DESCRIPTION OF BUSINESS

Amstar Mortgage Corporation is a specialty finance company engaged in the business of marketing, originating, and selling mortgage loans. The Company’s marketing strategy is to establish profit based branches, sometimes called “affiliated branches” in order to expand and build name recognition.

We were formed as Amstar Mortgage Corporation, a Texas corporation on October 10, 2002. We established Amstar International, Inc., a Nevada corporation, on July 6, 2004 for the purpose of re-domiciling to the state of Nevada. On August 10, 2004, Howard Wayland, Jr., the sole shareholder of Amstar Mortgage Corporation, exchanged all of the outstanding shares for a total of 12,500,000 shares of Amstar International, Inc. By so doing, Amstar Mortgage Corporation became a wholly owned subsidiary of the Company. We conduct all of our operations through our wholly owned subsidiary.

Our business is a mortgage banker and mortgage broker business devoted to mortgage brokers and certain business services.

BUSINESS

General

Although some wholesale lenders sometimes consolidate mortgage loans and sell these loans to investors for subsequent resale to the public in the form of securities (“securitization”), Amstar does not participate directly in the securitization of mortgage loans. For the purposes of Amstar’s present and anticipated business operations, loan applications are processed through one of two channels, which we characterize as “brokered out” or “brokered in” loans.

“Brokered Out Loans”

Loan applications that are originated by Amstar retail branches are submitted (“brokered out”) to various wholesale mortgage lenders with whom Amstar has an established relationship. In such cases, Amstar only provides services as a mortgage consultant to the consumer and a loan process facilitator to the wholesale lender that actually funds the loan. This form of business is at the core of the traditional mortgage brokerage industry.

Applications for “brokered out” loans generally are solicited by Amstar branch offices from consumers in the local community. Loan officers collect information concerning the type of mortgage desired, property information, consumer’s employment information, monthly income and expenses, assets and liabilities, and any other information required in general by wholesale mortgage lenders or by state or federal regulatory agencies. As required by applicable law and regulation, the loan officer makes the necessary disclosures to the consumer and obtains the necessary consumer authorizations. Amstar loan officers analyze the pertinent information to make an initial determination of eligibility and make recommendations on loan programs and closing costs.

Once a consumer elects to move forward with the transaction, the Amstar loan officer will choose from over 200 different lenders with which Amstar maintains a wholesale relationship (including Amstar’s Wholesale Department, as described below). The loan officer identifies the terms of that lender which appropriately conform to the consumer’s requested terms and qualifications. The loan officer then makes a request to that lender for a loan registration and confirmation of the interest rate.

Following registration and confirmation of the proposed loan, the branch office loan processor gathers information, and investigates and confirms those facts necessary to complete the loan application for final submission to the wholesale lender’s loan underwriter. If the loan application is determined to be acceptable by the lender’s underwriter, the lender issues a conditional loan approval.

Once the loan processor receives “clear-to-close” approval, the branch loan processor prepares and forwards a branch/lender’s fee sheet, the lender’s document order request form, and other documents to the lender. The branch loan processor and the lender’s closing department coordinate the closing details with the selected closing agent (frequently a title insurance company) and the consumer.

The lender’s closing department prepares closing documentation and instructions, prepares wire funding of the loan, and forwards all necessary information to the closing agent. In accordance with local custom or the instructions of the lender, once the loan is closed Amstar’s fees are either wired by the closing agent to Amstar’s clearing account, a check in Amstar’s name is delivered to a branch representative, or a check is mailed to Amstar’s corporate office.

Depending on the nature of the loan and the chosen lender, Amstar’s fees for “brokered out” loans may include, as allowed under applicable regulations: (1) loan origination fees and/or processing fee paid by the consumer; and (2) lender fees usually characterized as yield spread premium or interest differentials. All such payments are made for services rendered by Amstar. The value of this compensation greatly varies and is generally driven by the Lender’s targeted rate-of-return on mortgage notes.

Yield spread premium is equal to that amount a mortgage lender is willing to fund for a loan sold at an incrementally higher rate than its target interest rate. The mean of all mortgage loans originated by Amstar is approximately $150,000. As a hypothetical example, a lender may be willing to fund 100% of a $150,000 loan at 5.5%. The same lender may be willing to fund 100.5% of the same loan if made at an incrementally higher rate of 5.75%, or $150,750. The $750 in additional funding created by the difference in the two rates may be paid to Amstar as a yield spread premium or interest differential. Amstar might also receive a $1,000 origination fee and a $400 loan processing fee on the same transaction. Amstar does not specifically calculate the average of such premiums, however. All of the foregoing fees are hypothetical, given by way of example only, and are not intended to reflect actual or projected fees.

Each branch manager earns commissions that are calculated after the receipt of such fees by Amstar. The ultimate profitability of such a transaction must consider the commissions ultimately paid by Amstar to its branch offices. The right of a branch manager to receive payment of any commission accrues only after such loan application may be approved, closed, funded, Amstar receives payment of fees in current funds, and all bills relating to the loan are itemized and audited. The branch manger may then receive payments equal to some percentage of the net proceeds of loans to that branch, less all related expenses and an allocation of all other charges and expenses by Amstar. All commissions are paid through W-2 wages on the next month’s normal payroll cycle. Amstar maintains several commission structures based upon the particular costs and expected volume of each branch.

“Brokered In Loans”

“Brokered in loans” allow Amstar to take advantage of margins associated with the actual funding of loans as a wholesale lender. Amstar has only recently instituted its own wholesale lending program and closed its first “brokered in” loan. Amstar functions as a correspondent lender with underwriting authority delegated from an institutional investor. These investors aggregate large numbers of individual loans from a network of third party originators and retail branch offices with the express purpose of consolidating the loans and selling to investment firms and national loan servicing companies for a profit. A wholesale lender typically enters into a contractual relationship with investors which spells out: (1) what type of loan product is desired, (2) what underwriting guidelines are to be followed, (3) how to price on the loan products, and (4) how to deliver the loans.

Most wholesale lenders do not service (i.e. collect the monthly payments from the consumer). Wholesale lenders customarily sell their loans immediately, orwithin a few days of the loan closing, so that the intended investor holds the loan mortgage before the first payment is due. Because wholesale lenders hold the mortgage paper, for however brief a period, they are considered part of the mortgage banking industry.

The profitability of the wholesale lender relationship depends on volume of loans delivered, types of loans, interest rate yield of the notes, and the overall quality or performance of the loans sold. Single loans sold one at a time will not generate as much incremental revenue as the sale of a block of loans. Loans with higher yields will earn more than loans with lower yields. Amstar’s Wholesale Department is positioned to take advantage of the large number of retail offices already established by the Company and become a significant participant in the mortgage banking industry.

The pricing at which investors are willing to pay for loans can be increased substantially by negotiating mandatory aggregate commitments to investors (“bulk loan pools”). These bulk loan pools typically have a penalty associated with them in the event that the aggregate amount of loans eventually sold to the investor falls short of the bulk loan pool commitment. Although the penalty is subject to negotiation, typically it runs between 1/8th to 1% of the dollar shortfall. To avoid such penalties, Amstar will not commit 100% of its those loan applications registered and locked to bulk loan pools. Should the amount of loans for sale exceed the amount available under the commitment, the balance will be sold on a flow basis using best efforts, but at a lower profit.

An investor of Amstar will furnish Amstar its daily rate sheet showing what it will pay on different loans under different loan programs. Amstar’s Wholesale Lending Department republishes the rate sheet to the Branches and Mortgage Brokers to include its own profit objective. Amstar’s profit is the difference the investor’s published rate and Amstar’s marked up rate.

Amstar branch offices and unrelated third party loan originators will be solicited to send loan applications to the Wholesale Lending Department. Unlike the “brokered out” loans, “brokered in” loans shall be underwritten by Amstar’s Wholesale Lending Department, the mortgage investor, or a major mortgage insurance company. The loan registration, lock request, and confirmations are issued in accordance with the underwriting guidelines of the institutional investor to which Amstar has made its aggregate commitment. Loan officers obtain and verify all applicant information and furnish necessary disclosures. The underwriting department then evaluates the application in view of the underwriting guidelines of the intended investor. Once accepted, “brokered in” loans will be closed in the same manner as “brokered out” loans, except that Amstar shall directly control the details of the closing.

Regardless of whether a company holds mortgage loan for only a few hours or few days, the ability to fund mortgage loans from a company’s own funds is the primary distinction between a Mortgage Broker and a Mortgage Banker. The demand on Amstar’s working capital is increased with this function. Amstar shall arrange credit facilities (commonly referred to as warehouse lines) with a commercial bank to accommodate the funding of these loans.

The size and terms of warehouse lines vary with the general credit worthiness of a company and the extent to which the company may share participation with the bank in the funding of the loans. As with most mortgage bankers, Amstar will utilize warehouse lines to fund the loans that the Wholesale Lending Department intends to sell. The wholesale lines are drawn down as requests for funds are received from the closing department of Amstar, and replenished when the loans are sold to an investor. The objective of Amstar is to immediately ship all closed loans to the intended investor. The process of paying off the loan once it is shipped commonly takes a week to ten days to complete.

The Company had a warehouse line from Franklin bank prior to June 30, 2004 but elected not to use it. In July, 2004, we added a small warehouse line facility of $5 million and $1 Million New South Federal Savings Banks. As of July 31, 2004, the Company had accessed $900,000 of the warehouse line. Under these arrangements, the Company gets a lock in on interest rate on Franklin’s debt. The Company is not committed, but Franklin is committed. The lock in of the interest rate and the commitment by Franklin occur simultaneously. Then, we sell to Franklin, so the Company has no ongoing risk other than “Loan Deficiency” which pertains to failure to provide all required information.

Amstar offices may engage in both mortgage broker and mortgage banking transactions except in Pennsylvania or where prohibited by law.

Nearly 230 lenders have approved Amstar which allows us to provide clients with a full range of mortgage products including all government, Fannie Mae, Freddie Mac, conventional “A” loans, non-income qualifying loans, sub-prime and hard money loans for home buyers who have credit challenges. The Company’s offers hundreds of mortgage products to borrowers, but the majority of its mortgages can be classified as:

▪	prime first mortgage loans

▪	prime second mortgage loans

▪	prime High Loan To Value (“HLTV”) mortgage loans

▪	subprime High Loan To Value (“HLTV”) mortgage loans

▪	prime home equity lines of credit and

▪	subprime first and subprime HLTV second mortgage loans.

Amstar currently has 148 branches with 11 more in the licensure process. The Company has nearly 343 loan originators throughout these offices. Amstar is licensed or exempt in 27 states and is seeking licensure in 15 additional states at this time. The Company sells substantially all of the mortgage loans it originates. The Company’s cash flow for operations comes largely from loan sales, as well as from revenues generated from sales and services provided to affiliated branches.

We have recently established mortgage banking operations and a commercial lending department. In February 2004 we added sub-prime mortgage banking, and in June, 2004, we added “A” paper mortgage banking. Amstar also established two retail mortgage operations located in Dallas and Houston, Texas.

During our first fiscal year ending September 30, 2003, we originated approximately $484,775,169.95 in various loans, “of which $190,080,344 were subprime or similar loans”. For the fiscal year ended September 30, 2003 the Company generated revenues of $6,396,052. For the three month period ended March 31, 2004, the Company originated 1,357 loans and averaged $74,682,083 in loan originations for each of those three months. During that three month period the 90 day moving average was $165,104 per loan.

Strategy.

The Company’s business strategy focuses on the following:

▪	Establishment of affiliated branches through low affiliated branch start-up costs and flexible financing arrangements.

▪	Generation of loan origination volume through the affiliated branches.

▪	Creating brand loyalty and name recognition through “branding” of multiple affiliated branches.

▪	Expansion of strategic alliances and contacts, including the Peoplesway direct marketing contractors.

▪	Advertising and marketing prices directly to consumers through our affiliated branches.

▪	Creating an efficient, centralized support operation to reduce affiliated branch overhead and permit branches to focus on loan origination.

▪	Add ancillary services such as title insurance and loan lead services, express delivery discount and others.

▪	To generate a mortgage banking loan conduit.

“Low affiliated branch start-up costs” and “flexible financing arrangements” are marketing terms used to attract new employees who are currently operating mortgage branch offices. Amstar believes that it is in compliance with the rules, regulations and pronouncements of the U.S. Department of Housing and Urban Development related to branch offices which require an approved mortgagee (in this case, Amstar) to pay all operating expenses of the branch, including salaries, rent, utilities, etc. Because the expense of licensure is large and varies from state to state, however, Amstar does require each applicant for employment as a branch manager to pay an employment application fee based upon the cost of licensure, background investigation, and other matters related to qualifying the applicant and his or her branch office, except in those states in which any employment application fee may be prohibited. If the prospective employee is unable to pay the entire fee, Amstar may choose to waive a portion of the same, but also impose some related reduction in the commission structure for that employee over the term of his or her employment.

Applicants that chose to become employed with Amstar were typically independent mortgage brokers or veteran mortgage loan officers prior to employment with Amstar. Most of the applicants have personal, pre-existing commitments for physical brick and mortar locations, and already employ qualified personnel, but lack the necessary net worth to satisfy certain state and/or federal mortgage licensing requirements, or access to the specialized mortgage products they need. Amstar also competes for qualified applicants who may not have a pre-existing commitment to a physical brick and mortar location. The application fees, which for marketing purposes are referred to as start-up costs, are also related to the cost of licensure and/or the personal, branch-related obligations of the applicant (such as rent) that Amstar assumes from these applicant upon his or her employment. All branch start-up costs are ultimately paid out of branch profits.

We believe our plan will convert a higher percentage of loan volume into profitable mortgage banking operations. Additionally, we have recently started value-added services such as mortgage banking and commercial lending.

Underwriting Guidelines and Credit Standards.

The Company offers loans to borrowers at competitive interest rates. The Company primarily utilizes a series of industry standard underwriting engines applicable to various types of loans. For Fannie Mae loans we use “Desktop Underwriter™” and Loan Prospector ™ for Freddie Mac loans. We use Residential Funding Corporation’s AssetWise™ for non-conforming loans and subprime. These typically factor key underwriting factors are mortgage history, FICO score, debt ratios, disposable income, loan-to-value, time in home, employment type and history, and occupancy status.

The Company currently employs 2 underwriters. The Company’s underwriters have an average of over five years underwriting experience and an average of over ten years in the mortgage industry. Only loans actually funded by Amstar through its Wholesale Lending Department are underwritten by Amstar.The Company obtains credit information for each applicant often from several sources and generally does not permit the ratio of total monthly debt obligations to monthly gross income to exceed certain program guidelines. FICO credit scores are obtained from a tri-merge, which uses an average from all three national credit reporting agencies, with the final credit report reflecting the median or average credit score.

The Company evaluates its underwriting guidelines on an ongoing basis and periodically modifies such guidelines to reflect the Company’s current assessment of various issues. Generally, for its prime first mortgage loans, home equity lines of credit and subprime mortgage loans, the Company adheres to the standards of its intended buyers. For its HLTV first and second mortgage loans, the Company has established its own set of underwriting guidelines. The following table generally describes the Company’s underwriting guidelines for each of its loan products:

Loan Products.

An breakdown of the loans originated by the Company for the fiscal year ending September, 2003 is:

▪	$72,086,067 in conventional conforming loans resold principally to Fannie Mae and Freddie Mac and primarily first mortgage borrowers

▪	$70,583,265 in non-conventional “jumbo” loans which are typically loans that are too large for conventional conforming loans. They are primarily first mortgage borrowers

▪	$190,080,344 in niche and sub-prime loans resold which include no or low income, poor credit, “no doc” or “no asset”, primarily first mortgage borrowers

▪	$24,868,966 in construction to permanent loans. These are usually prime loans where moneys are advanced to complete construction of the dwelling and then converted to fixed or adjustable rate permanent loans These are primarily first mortgage borrowers.

▪	$125,251,527 in FHA, VA or FmHA loans (sometimes called rural development or “RD” loans)

▪	$1,905,000 in other loans such as Home Equity Lines of Credit (“Heloc”), second mortgages, and home improvement loans.

“Prime” borrower loans are generally acceptable for purchase by FNMA or FHLMC and/or are acceptable to private investors under various nonconforming prime purchase programs. Borrowers with higher creditworthiness are generally eligible for higher loan to value ratio which tend to focus on creditworthiness of the borrowers as opposed to home equity for various other lines. Because the Company’s branches service a variety of geographic and demographic areas, the Company does not focus its efforts on particular credit score ranges or loan types.

Direct Loan Processing

The Company has developed a centralized origination and processing operation with processors at its headquarters in Houston, Texas and at retail offices in Houston and Dallas, Texas. Affiliated branches have their own processors or use approved third party processors.

The Company’s phones are staffed from 8:30 a.m. Monday through 5:00 p.m. Friday. Calls are routed directly to customer service agents, who qualify the borrower. The Company generally does not advance up-front fees such as credit report and appraisal.

Following origination, the Company’s processors in Houston will carry out the majority of the customer transaction, taking over nearly all client interaction immediately after the initial application is taken.

For “A” paper, we offer locked in rates and rapid processing. We use AIG underwriting to handle “A” paper transactions. The Company’s lock policy stipulates that interest rates can only be locked for 30, 60, 90, or 120 days from the date documents are drawn without cost. We have reduced paper processing for individuals with higher credit scores and for “NINA” loans, which are “no income and no asset” loans. The Company’s average time from initial contact to closing for non-construction first mortgage loans was 30 days.

Company History

Amstar Mortgage Corporation was organized under the laws of Texas in October, 2002. Amstar International, Inc. was organized under the laws of Nevada on July 6, 2004 for the purpose of re-domiciling to Nevada, which was effected on August 10, 2004. Howard Wayland, Jr. was the sole shareholder and exchanged all of the outstanding shares of Amstar Mortgage Corporation, a Texas corporation, for 12,500,000 shares of common stock. As a result, Amstar Mortgage Corporation became a wholly owned subsidiary of Amstar International, Inc. Amstar Mortgage Corporation is the operating entity from which all of our operations occur. The combined companies are referred to as “Amstar” or the “Company” except where the context clearly indicates otherwise.

Affiliated Branching

Amstar Mortgage Corporation was formed to create mortgage branching operations using a profit-based branch model sometimes called “Affiliated-Branching”. The branch is networked to the Company’s headquarters which provides loan warehouse arrangements, administrative support such as personnel, human resource, bookkeeping and similar services, quality control, lender contract negotiations and development. All personnel at the affiliated branches are employees of Amstar Mortgage Corporation. Although employees of the Company, each branch office is permitted to utilize our third party relationships with other lenders. Even though we encourage our branches offices to utilize our Wholesale Lending Department, at present our Wholesale Lending Department has a limited inventory of mortgage products to offer. For the foreseeable future, branch offices must also utilize our third party relationships with other lenders.

We operate in accordance with the relatively new guidelines of HUD circular letter 00-15. Under HUD circular letter 00-15, allowable affiliated-branch operations are permitted a profit sharing relationship between the branch manager and the Company. Unlike traditional franchises, the affiliated branch is not a separately incorporated or maintained entity. Its books and records, costs, liabilities and operations are reported as an integral part of the Company. To reduce the exposure of the affiliated branches, we often sign very short term leases on the office space and have very limited agreements (if any) with branch employees. Historically, we hired Gevity, Inc., a professional employer’s organization ( “PEO”) to handle employee matters. Under the PEO arrangement, sometimes called “employee leasing”, Gevity was responsible for the payment of taxes, obtaining worker’s compensation, administering payroll, employee benefit administration, and related employee matters. As of October 1, 2004, the Company began the termination of the Gevity agreement and began the direct administration of employees of the affiliated branches at the home office.

Affiliated branching began in the mortgage industry in 1993 and quickly developed into a rapidly growing mortgage segment in the mortgage banking/broker industry. Turnaround time, which includes the licensure process, typically averages thirty days. During this time, the branch is licensed with state regulators and we absorb the general administrative and personnel functions of the branch.

We attempt to identify existing mortgage professionals with proven track records and a history of loan origination production. We generally require that each Manager has a minimum of three years mortgage brokering and banking operations experience, good credit and no felony convictions or state or federal lending regulatory actions.

Qualified affiliated branch prospects are offered profit-based branch office opportunities. Profit derived from each branch is compensated to the branch manager employee, after the Company’s fees and expenses are deducted. Management believes that Amstar is the only affiliated branch mortgage banker offering various compensation programs to prospective branch managers. The affiliated branch compensates the Company with either a fixed fee per loan, fixed flat monthly fee or a flexible profit sharing fee split. All the branch expenses are paid by the Company but internally deducted from the branch’s gross proceeds. The net proceeds for the branch are then determined and paid to the branch manager, after deduction of costs and fees payable to the Company. If the branch suffers a loss, the loss is absorbed by the Company but deducted from any future amounts payable to the branch manager.

Branch fees vary from state to state due to differing regulatory climates and costs. Affiliated revenues after deduction of costs and fees to the Company are retained by the branch. The affiliated branch is therefore a compensation program for experienced mortgage professionals. The branch makes retains the affiliated profits generated by the branch after paying the Company and the expenses associated with the branch.

The marketing of a “standard” or “high cost plan” depends on the regulatory expenses associated with the state in which the applicant wishes to operate. The additional licensing cost can run as high as $500 per branch per month. Amstar pays this cost, but the expense is deducted when calculating the branch managers commission. The branch manager is not responsible for payment of these costs or any other operating costs. Other commission structures are designed for the anticipated activity of the branch, as follows:

a) Fixed Monthly Program – designed for those branch managers that generate a considerable and stable number of viable loan applications per month. Monthly fixed debits to the earned commissions of the branch manager can range from $2,000 to $3,000 per month.

b) A Fixed Fee Program – designed for those branch managers that generate a nominal number of viable loan applications per month. Monthly debits to the earned commissions of the branch manager can range from $400 to $700 per funded loan.

c) A Flex Fee Program – designed for those branch managers that generate a nominal number of small balance (low revenue) viable loan applications per month. Monthly debits to the earned commissions of the branch manager equal the sum of 10% of gross loan proceeds plus $200-$500, depending upon the state in which the branch operates.

Most of our branches are currently using the flat monthly fee model. This model specifies a fixed amount that must be contributed by the branch each month. Since the monthly fee is fixed, this model provides a more predictable revenue stream to the Company while rewarding the better producing branches.

We believe our affiliated branch flexibility is a marketing advantage. Each Amstar branch may sell its loans to any of over 230 of our approved mortgage lenders. By permitting each branch to choose where to sell its loans, we believe branch managers are given the broadest discretion to maximize their return on their loan portfolio.

We also permit each branch greater support with our quality control and administrative functions. All loans are processed on a central server, permitting our quality control department to access loan files in process. This provides better and more timely reporting functions on mortgages to be sold. Unlike some competitors, we do not mark up mortgage broker loans prior to sales to third parties. We do mark up mortgage banker loans prior to sale.

The Company has added approximately ten (10) branches per month since inception. A list of the affiliated branches and their commencement dates is as follows:

Opened	City	State

10/12/2002	Houston	TX
10/25/2002	Mena	AR
11/1/2002	Lake Jackson	TX
11/26/2002	Kansas City	MO
11/27/2002	Leawood	KS
12/1/2002	Coral Springs	FL
12/5/2002	Cornelius	NC
1/1/2003	Mt. Juliet	TN
1/1/2003	Oklahoma City	OK
1/1/2003	Orlando	FL
1/8/2003	Grand Prairie	TX
1/10/2003	Blue Springs	MO
1/24/2003	Ft. Myers	FL
1/28/2003	Holiday	FL
1/28/2003	Weston	FL
1/29/2003	Coral Springs	FL
1/31/2003	Raleigh	NC
2/6/2003	Greensboro	NC
2/10/2003	Jacksonville	FL
2/11/2003	Birmingham	AL
3/27/2003	Sarasota	FL
4/30/2003	Woodstock	MD
5/29/2003	Hyattsville	MD
5/30/2003	Carrollton	TX
6/17/2003	Lakewood	CO
6/20/2003	Little Rock	AR
6/23/2003	Houston	TX
7/10/2003	Baton Rouge	LA
7/11/2003	Jackson	TN
7/23/2003	Humble	TX
7/31/2003	Rockville	MD
7/31/2003	Sarasota	FL
8/19/2003	Baton Rouge	LA
8/26/2003	Waldorf	MD
8/27/2003	Whitehouse	TX
9/2/2003	Upland	CA
9/11/2003	Charlotte	NC
9/11/2003	Orlando	FL
9/12/2003	Tampa	FL
9/12/2003	Nashville	TN
9/15/2003	Manassas	VA
9/23/2003	Casselberry	FL
10/2/2003	Houston	TX
10/10/2003	St Louis	MO
10/14/2003	Longmont	CO
10/14/2003	CottonTown	TN
10/21/2003	Las Vegas	NV
10/22/2003	Mandeville	LA
10/22/2003	Pittsburg	PA
10/22/2003	Nashville	TN
10/22/2003	St Louis	MO
10/31/2003	Virginia Beach	VA
11/1/2003	St Louis	MO
11/12/2003	Alvin	TX
11/19/2003	Tampa	FL
11/20/2003	Latham	NY
11/26/2003	Lauderdale Lakes	FL
12/5/2003	Montgomery	TX
12/10/2003	Addison	TX
12/11/2003	College Park	MD
12/12/2003	Baltimore	MD
12/15/2003	Edgewater	MD
12/17/2003	Baldwinsville	NY
12/18/2003	Ankeny	IA
1/20/2004	Houston	TX
1/20/2004	St. Charles	MO
1/26/2004	Houston	TX
2/18/2004	Tomball	TX
2/19/2004	Marco Island	FL
2/23/2004	Littleton	CO
2/24/2004	Farmers Branch	TX
2/24/2004	Fayetteville	AR
2/27/2004	Stuart	FL
3/1/2004	Dallas	TX
3/2/2004	Vallejo	CA
3/4/2004	Baton Rouge	LA
3/4/2004	Carson	CA
3/5/2004	Melbourne	FL
3/10/2004	Hendersonville	TN
3/10/2004	Sarasota	FL
3/10/2004	Clearwater	FL
3/11/2004	Fairfield	CA
3/11/2004	Denham Springs	LA
3/12/2004	Pasadena	CA
3/15/2004	Miami	FL
3/18/2004	Baltimore	MD
3/24/2004	Dearborn	MI
3/25/2004	Memphis	TN
3/29/2004	Salinas	CA
3/30/2004	Irvine	CA
4/8/2004	Collierville	TN
4/12/2004	Louisville	KY
4/13/2004	Bedford	TX
5/1/2004	Tavares	FL
5/4/2004	Richmond	VA
5/5/2004	Dearborn Hts	MI
5/5/2004	Overland Park	KS
5/5/2004	North Little Rock	AR
5/7/2004	Harrison	AR
5/10/2004	Albrightsville	PA
5/13/2004	Overland Park	KS
5/14/2004	Dallas	TX
5/18/2004	Roseland	LA
5/18/2004	San Diego	CA
5/21/2004	Independence	MO
5/24/2004	Franklin	TN
5/24/2004	Colorado Sprgs	CO
6/2/2004	Springfield	MO
6/9/2004	Winnetka	CA
6/9/2004	Cordova	TN
6/14/2004	Blue Springs	MO
6/15/2004	Clarksville	TN
6/16/2004	Mission	KS
6/17/2004	Naples	FL
6/18/2004	Longmont	CO
6/18/2004	Jefferson City	MO
6/18/2004	Williamsburg	VA
6/21/2004	Indianola	MS
6/28/2004	Harperwoods	MI
6/28/2004	Casper	WY
6/28/2004	Metairie	LA
6/29/2004	Humble	TX
6/29/2004	Austin	TX
6/30/2004	Glendale	CA
7/1/2004	Memphis	TN
7/1/2004	HighPoint	NC
7/1/2004	Thornton	CO
7/2/2004	Georgetown	KY
7/15/2004	Baton Rouge	LA
7/15/2004	Anaheim Hills	CA
7/15/2004	Huntington Beach	CA
7/22/2004	Lincoln Park	MI
7/25/2004	Baton Rouge	LA
7/26/2004	Laguna Niguel	CA
7/26/2004	Eugene	OR
7/27/2004	Finksburg	MD
7/28/2004	Ontario	CA
7/28/2004	Nashville	TN
7/28/2004	Sevierville	TN
7/29/2004	Auburn	AL
7/29/2004	Fort Myers	FL
7/30/2004	Riverside	CA
8/2/2004	Virginia Beach	VA
8/10/2004	Chevy Chase	MD
8/12/2004	Canoga Park	CA
8/16/2004	Huntington Beach	CA
8/16/2004	Naples	FL
8/18/2004	Memphis	TN
8/25/2004	Deltona	FL
8/25/2004	Rancho Cucamonga	CA
8/25/2004	Santa Ana	CA
8/25/2004	Birmingham	AL
8/25/2004	Pearland	TX
8/31/2004	LaHabra	CA
8/31/2004	Annandale	VA
9/10/2004	Lenexa	KS
9/13/2004	Dallas	TX
9/16/2004	Collierville	TN
9/20/2004	Falls Church	VA
9/20/2004	Upland	CA
9/20/2004	Gardner	KS
9/22/2004	Sunland	CA
10/7/2004	Kansas City	MO

Affiliated Branching Industry

There are nearly one hundred companies offering affiliated branch mortgage arrangements in the industry today. It is estimated that approximately 3500 profit-based offices currently operate nationwide. Management estimates that the affiliated-branch mortgage industry is growing at over 300% per year. Mortgagemag.com advertises between 150-250 loan officer and branch managers seeking profit-based (affiliated-branch) opportunities each month. We expect continued growth in affiliated branching represents throughout the mortgage lending business.

Many traditional mortgage companies follow real estate company models for compensating its sales personnel, typically using a 50-50 percentage split of the commission. Some companies manipulate the commission by taxes fees and costs. Some real estate companies, notably Remax ™, elected to use a flat monthly fee, effectively increasing the commission share payable to the agent. We have followed that model, becoming the first mortgage company to offer affiliated branch prospects an optional single monthly fee program. With our multiple fee programs options, our affiliated branch managers can select a payment program that they believe will maximize the affiliated branch’s profits. We believe our programs offer qualified loan officers the ability to establish a branch with limited capital and low entry fees.

In addition to Amstar’s Fixed Monthly Program ™ we have created two alternative programs. The Fixed Fee Program ™ is a fixed fee payable to Amstar on a per loan closing basis. The fee is generally $400.00 per closing. The Flex Fee Program ™ divides the sales revenue from a loan closing 90%/10%, with the affiliated branch retaining 90% and 10% payable to Amstar. All expenses are paid by branch. All revenue from the branches is managed on Amstar’s P & L and Balance Sheet to maintain Federal and state guidelines.

Interest Rate Risk

The Company does not have interest rate risk so long as the documents are timely delivered. In that event, the bond market limit prevents interest rate drift to no more than 3%. The shortfall would be taken from the profits payable to the Company. For mortgage banking only, the Company locks in loans on an individual or “flow” basis, primarily to federal savings banks or other bankers. “Flow” refers to the process of registereing the loans to prospective purchasers and selling loans one at a time. “Selling forward” refers to the process of accumulating two or more loans equal to at least $1,000,000 for sale to prospective purchasers. We then “sell forward” to the bankers when the loan closes. In this manner, the Company has minimal interest rate risk.

The Company uses flow basis as its hedging strategy to provide a level of protection against the impact of rapid changes in interest rates. Interest rate fluctuations can affect the value of our mortgage loans from the time the Company commits to fund such loans until the date such loans are sold to investors.

Service Summary

Amstar provides a variety of services that generate revenue:

1.	Affiliated branch offices are established with experienced mortgage professionals.

2.	Mortgage loans are originated through its branch network to consumers.

3.	Commercial loans are sold to qualified buyers through its commercial mortgage brokerage conduit.

4.	Origination of commercial real estate mortgages directly from our main office.

5.	Traditional retail mortgage offices in Dallas and Houston, Texas

Delinquencies and Loans

The Company sells its mortgage loans to investors on a “servicing released” basis. Therefore, the Company has no involvement with the administration of the loan after the sale of the loan to investors. There is no recourse against the Company for delinquencies and defaults. The Company receives delinquency or default data from only two of its private investors, so we are unable to speculate as to the overall failure rate. Of the data with prime loans we have received, we have been notified of one delinquent loan in $90 Million in loan volume. FHA has notified us that our default rate is below the national average.

Many loans originated by the Company include adjustable mortgage rates. Under these agreements, the monthly loans payments are periodically adjusted to reflect changes in the interest rates. When interest rates are rising, the monthly loan payments costs to consumers can rise significantly. Management expects considerably greater failure rates during periods of rising interest rates. The adjustable rate mortgages are also sold by the Company on a servicing released basis so that the investors have no recourse against the Company for delinquencies and defaults.

For brokered loans, we do not underwrite or service and have little exposure after the loan is sold. Recourse is limited to fraud or material representations or omissions. To date, the Company has had no buybacks or repurchases as a result of these recourse provisions. We have received no notice of any threatened re-purchases or litigation.

Market Segmentation

The Company has targeted four potential market sources for the sale of its affiliated branches. These include current mortgage brokers, current branches with competitors, loan officers wanting to become branch managers (or brokers) and real estate professionals seeking to have financing capabilities within their office. We intend to offer experienced loan officers with independence as well as administrative support.

HUD has recently announced proposed changes that would prohibit mortgage brokers from assuming or advancing certain closing costs. These rules would not apply to mortgage bankers.

We expect that independent mortgage broker offices will decline when and if the HUD rules become effective. We expect that some of the mortgage loan officers will seek associations with mortgage bankers who do not have to comply with the rules. The proposed HUD rules and other matters are discussed in more detail in this prospectus under the caption “BUSINESS, Regulation.”

We are currently developing a training program to assist prospective affiliated branch loan officers in the transition from traditional mortgage loan offices to the affiliated branch concept. These training programs will use DVDs to train each aspect of the mortgage operations.

Management compiled the following table to analyze the current constellation of mortgage professionals. We derived our estimates from figures available at the websites of state mortgage licensing bureaus, the National Association of Mortgage Brokers, and general information available to the Company.

Table: Market Analysis Estimate

Mortgage Professionals	Growth	2004	2005	2006	2007	2008	CAGR

Mortgage Brokers	-5%	45,000	42,750	40,613	38,582	36,653	-5.00%
Current	230%	3,500	10,500	31,500	94,500	283,500	230.00%
Competitors
Offices
Loan Officers	5%	400,000	420,000	441,000	463,050	486,203	5.00%
Real Estate	2%	1,000,000	1,020,000	1,040,400	1,061,208	1,082,432	2.00%
Professionals
Other	0%	0	0	0	0	0	0.00%

Total		1,448,500	1,493,250	1,553,513	1,657,340	1,888,788

Target Market Segment Strategy

We believe the targeted markets for hiring prospective branch managers are as follows:

1.	Current mortgage brokers. With the imposed HUD rule changes to RESPA (Real Estate Settlement and Procedures Act) many of the estimated 45,000 mortgage brokers nationwide will be subject to the new HUD regulations.

2.	Seasoned loan officers who may seek profit-based branching in lieu of starting their own mortgage broker business.

3.	Current affiliated-branches with competitors.

4.	Real estate professionals who wish to offer loan products directly to their customers.

5.	Traditional branch networks. This final target will lend directly to customers from Amstar’s traditional retail offices. Loans made direct to consumers will be done through direct marketing channels to consumers using the internet and direct marketing mailers. This will eliminate direct competition between Amstar’s retail and profit-based branch network.

Each branch office generally concentrates on some product niche. Many offices do exclusively sub-prime while other offices concentrate on Jumbo loans. With a diversity of offices, Amstar can market to diverse segments of the residential housing market.

Amstar expects to offer commercial lending, mortgage banking to provide branch offices with a wide variety of products to sell. Additional value-added services can be offered through loan originators.

Marketing Strategy

Marketing sales strategy at Amstar is based upon the services in its product line. There are two main strategies:

▪	Sales to potential affiliated-branches

▪	Sales to consumers from these retail locations.

We market our affiliated branching primarily through these six methods:

1.   Amstar has internet ads with MortgageMag.com. This generates nearly one hundred calls per week. These calls are generally from mortgage professionals interested in potential affiliated branches.

2.   Amstar has and expects to again market through ads in industry publications like Mortgage Press, Scotsman’s Guide and Mortgage Originator.

3.   Amstar receives referrals through its branches.

4.   Amstar has regional sales personnel to promote the company and sell its affiliated-branches.

5.   Amstar uses telemarketing sales staff to call leads from licensed mortgage professionals.

6.   Establishing strategic alliances, such as the agreement with Peoplesway, where advertising and permitted incentives are used to create person to person contact and referrals.

Loan origination marketing is expected through three media:

▪	Loan products will be target specific in ad placement for debt consolidation, “renters to own” program and similar ads in local sales papers.

▪	Purchasing of telemarketing and internet leads.

▪	Broad discretion to the sales efforts our 343 loan originators and managers.

▪	Strategic Alliance with Peoplesway.com, Inc. and its network of multi-level marketing agents.

Geographic Markets

As of June 15, 2004 the Company was licensed and makes loans secured by first liens in 24 states including Alabama. Alaska, Arkansas, California, Colorado, Florida, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Michigan, Missouri, Mississippi, Montana, North Carolina, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Virginia, Wyoming. In Indiana, Montana and Wyoming we have been approved but do not have open branches. We currently have applications pending in Arizona, Connecticut, Delaware, Illinois, Massachusetts, Nebraska, Nevada, New York, New Jersey, New Mexico, Ohio, Rhode Island, South Carolina, South Dakota and Washington.

Since inception, the three states with the largest number of loan originations in order were Florida, Texas and California, which accounted for approximately half of the total number of mortgage loans originated.

Quality Control

We have implemented quality control policies for the branches at both the pre-funding and post-funding stages throughout the loan process. Our procedures are designed to ensure that loans originated meet the guidelines established by investors for securitizing and reselling the loans. Each branch manager has at least three years experience in mortgage originations. All are familiar with the quality control policies that we have established.

These policies include employment and income verification, appraisals, credit checks, and debt-to-income ratios. Financial statements and tax returns are required for the self-employed. Our loan originators ensure that all loans meet the “investment quality” guidelines for resale prior to releasing loan proceeds. Our underwriters certify that loan documentation is complete and ready for sale to secondary market. The underwriter also ensures that all loans are in compliance with federal and state guidelines,

Loan closers review title to determine that the documents of title effectively vest the deed and mortgage in the underlying real estate. Title commitments and endorsements are reviewed lien positions and closing documents are signed executed correctly. Loan documents are checked to determine that the documents and their terms match the approved loan. Upon which the loan was approved, including the loan program, loan amount, interest rate, and all other relevant components of the loan.

Regulation

The Company’s business is subject to extensive regulation at both the federal and state level. Regulated matters include affiliated branching, loan origination, truth in lending and certain credit practices, allowable maximum interest rate, finance and ancillary charges, required disclosures to applicants, security instruments, collection, foreclosure and claims procedures, surety, bonding, qualification and licensing requirements and other unfair trade practice laws and regulations.

We operate in accordance with the relatively new guidelines of HUD circular letter 00-15 that allow affiliated-branch operations are permitted a profit sharing relationship between the branch manager and the Company. Paragraph 1-2 of the Mortgagee Approval Handbook 4060.1 Rev-1 specifies that HUD/FHA insured mortgages may only be originated, serviced, purchased, held, or sold by mortgagees that have been approved by HUD/FHA. Paragraph 2-17 of the Mortgagee Approval Handbook 4060.1 Rev-1 requires a HUD/FHA approved mortgagee to pay all of its operating expenses including the compensation of all employees of its main and branch offices. Other operating expenses that must be paid by the HUD/FHA approved mortgagee include, but are not limited to, equipment, furniture, office rent, and other similar expenses incurred in operating a mortgage lending business. Thus, the distinction between an acceptable and unacceptable alternative branch compensation plan is not whether the manager’s or any other employee’s compensation is related to the profits generated by the branch. Rather, it is whether the operating expenses are paid by the HUD/FHA approved mortgagee. The Company has revised its agreements to avoid any suggestion of indemnity or hold harmless in order to maintain compliance.

We are also subject to state laws and regulations pertaining to the licensing of mortgage bankers, mortgage brokers and state level disclosure acts. All states except Alaska, Wyoming and Colorado have licensing requirements for mortgage brokers and mortgage bankers. Most states require filing fees, documentation verification, background checks, bonds, audits, and other regulatory compliance. Failure to comply can subject the Company to civil or criminal liability, fines, administrative sanctions, and loss of the ability to originate mortgage loans. We are licensed or exempt in 23 states.

The Company has been approved by Veterans Administration and FHA, which approvals are renewed annually. To renew each year, the Company must apply for renewal and pay applicable taxes. We are also subject to regulations requiring audits by the. These audits pertain both to the Company and to the individual branches.

Truth in Lending. Regulation Z, promulgated under The Truth in Lending Act (“TILA”) sets forth disclosure requirements designed to protect consumers. Regulation Z requires standardized information in a form understandable by the consumer with regards credit terms and conditions. The object of Regulation Z is to enhance the ability of consumers to compare terms of available credit. TILA provides consumers a three day right to rescind under certain conditions. Violations of the requirements of Regulation Z and TILA in general could permit consumers to rescind their loans and demand the return of finance charges and fees, among other things.

The Riegle Act made certain amendments to TILA (the “TILA Amendments”) in 1994. With respect to certain “Covered Loans”, these Amendments generally require that total loan origination fees must not be in excess of eight percent of the total loan amount or $400, whichever is greater, or n annual percentage rate of not more than ten percentage points above certain U.S. treasury

Covered loans do not include mortgage loans to finance the initial acquisition of a home or the construction of the dwelling. Other Lending Laws.

The Company is also subject to Fair Housing Act and the Equal Credit Opportunity Act, which generally prohibit discrimination based on race, creed, color, or national origin. Both of which are regulated by HUD and the various states. We are also subject to privacy regulations under Gramm, Bliley Leach. We are also subject to RESPA and the Home Mortgage Disclosure Act.

Under the Real Estate Settlement and Procedures Act (RESPA) the U.S. Department of Housing and Urban Development (HUD) promulgates rules for mortgage brokers. HUD rules require that brokers disclose premiums received from investors. Currently, mortgage bankers do not have to disclose their secondary market profits.

HUD has proposed rule changes in 2004 regarding par premium which would prohibit brokers from receipt of above par premiums from investors on some loan products. The rules would not apply to mortgage bankers.

Competition

The mortgage origination and sales industry is intensely competitive. Various loans are offered by a wide variety of competitors, including direct sale and consumer finance companies, mortgage bankers, national and regional commercial banks, credit unions, credit card companies, real estate and insurance companies. Major competitors that incorporate affiliated branches to some degree include Money Tree Lending, Allied

Capital, Challenge Mortgage, Novastar, Carteret Mortgage, and First Metropolitan Mortgage. Many of these competitors have considerably greater financial and marketing resources, are substantially larger and have technological advantages over the Company. Practically all offer mortgage loan products that are substantially similar to those offered by the Company.

Our competition can occur in the enticements offered to affiliated branch prospects and to the origination of mortgage loans itself. Competitive factors for loan origination include convenience, customer service, loan terms, fees and costs, and interest rates. Many of our competitors have existing marketing and distribution channels such as commercial banks and consumer finance companies. Others market directly to the consumer through television and mass media.

Since affiliated branches are relatively new, most of the more established competitors have not yet established a network. In addition, there have been certain affiliated branch companies that did not comply with state and federal law, so the reputation of the industry may have caused some competitors to hesitate. If any of these competitors significantly expands its affiliated branch activities, the Company’s ability to attract qualified managers could be adversely affected. Affiliated branch prospects may be enticed by the longer histories, better financing, more extensive marketing and greater support that many of our competitors could offer.

Additional competition in loan originations may lower the fees and rates the branches charge borrowers. Mortgage originations are sensitive to fluctuations in interest rates and general economic conditions. Adverse changes in rates or general economic conditions may adversely affect the Company’s revenues. When rates are rising, competitors often lock in loans with low borrowing costs. When rates are declining, many mortgagors refinance their loans.

Agreement with Peoplesway

On June 9, 2004 we entered into a strategic alliance agreement (the “Agreement”) with Peoplesway.Com, Inc. (“Peoplesway”. Peoplesway is an electronic commerce and Internet services company that maintains an Internet destination called “Peoplesway,” located at www.peoplesway.com. Peoplesway is a public company that has registered its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

The Peoplesway Website offers goods for sale, including: cosmetics, beauty products, and health supplements, which can be obtained directly through the Web site, or by calling a customer service team members. The majority of their goods and services are sold through approximately 14,000 independent contractors.

Peoplesway agrees to support the Agreement to its existing network of independent contractors and shall from time to time thereafter support the Agreement to newly added independent contractors. Peoplesway’s promotion of our services will include:

a.             Website. Peoplesway will support the Agreement by advertising the discounted mortgage services on its website at www.peoplesway.com, by encouraging the Peoplesway independent contractors to utilize Amstar mortgage services and advertise the Amstar mortgage program on their respective websites and by automatically adding the Amstar website link to all future independent contractors;

b.             Printed Materials and Media. Peoplesway may also, from time to time, include printed materials, coupons, flyers or similar advertisements in routine mailings and shipments to its network of independent contractors.

c.             Appearances by Mr. Monroe. Donald R. (“Pete”) Monroe, Peoplesway’s Chairman, will be available for appearances and attendance at up to four (4) Amstar sponsored events during the first year. We agree to pay Mr. Monroe’s costs, including travel, accommodations, meals and an unallocated per diem expense allowance of $250 per day.

For entering into this Agreement, we agreed to issue to Peoplesway 500,000 units, consisting of one share of common stock, two Class A Warrants and four Class B Warrants. We will issue the common voting stock, par value $0.001, from the authorized but unissued shares of our stock. Peoplesway intends to distribute the shares of common stockto its shareholders under this registration statement. We agreed to register those transactions and also agreed to register the resale of the shares by the Peoplesway shareholders, all at our expense.

REPORTS TO SECURITY HOLDERS

After the effective date of this document, we will be subject to the reporting requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Warrant Agent, Transfer Agent and Registrar

          We have appointed Transfer Online, Inc., 317 S W Alder Street, 2d Floor, Portland, OR 97204, as the warrant agent for the Class A and Class B Warrants and the transfer agent and registrar for our publicly traded units and common stock.

FEDERAL INCOME TAX CONSEQUENCES
OF THE PEOPLESWAY DISTRIBUTION

The following discussion is a general summary of current Federal Income tax consequences of the Peoplesway distribution.. A shareholder’s particular tax consequences may vary depending on his individual circumstances. This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders in light of their respective particular circumstances or that may be relevant to certain holders that may be subject to special treatment under U.S. federal income tax law (for example, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, person who hold shares as part of a straddle, hedging, constructive sale, or conversion transaction, persons who acquire shares through exercise of employee stock options or otherwise as compensation for services, and U.S. Persons whose functional currency is not the U.S. dollar). This summary does not address certain special rules that apply to Non-U.S. Holders that are “controlled foreign corporations,” “foreign personal holding companies,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax. Furthermore, this summary does not address any aspects of state, local or foreign taxation. This summary is limited to those persons that hold our shares as “capital assets” within the meaning of Section 1221 of the Code. In the case of any Non-U.S. Holder who is an individual, the following discussion assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes. You are urged to consult your own tax advisor as to the particular tax consequences to you of the Peoplesway distribution, including, without limitation, the applicability and effect of any state, local or foreign tax laws and the possible effects of changes of applicable tax laws.

The Internal Revenue Service will not give an advance ruling as to the valuation of our common stock to be distributed as a dividend by Peoplesway to its shareholders. The IRS is not bound by any determination made by Peoplesway as to the fair market value of the property distributed to the Peoplesway shareholders.

The distribution of our common stock to Peoplesway shareholders as a dividend will likely be a taxable event. Section 301 of the Internal Revenue Code of 1986 provides that the taxable amount of the dividend shall be the fair market value of the property distributed. Section 316 of the Code provides generally that a corporate distribution will be treated as a dividend to the extent the distribution is paid out of earnings and profits accumulated since 1996, or out of earnings and profits for the year of the distribution. Management believes that Peoplesway does not have accumulated earnings and profits since 1996. There are also no earnings and profits for the year of distribution measured through March 31, 2004. Accordingly, the distribution will be taxable as an ordinary dividend only to the extent that there are earnings and profits for remainder of the fiscal year 2004 of distribution.

If Peoplesway has no earnings and profits for fiscal year 2005, then the distribution will not be treated as a dividend of Peoplesway of the fair market value of the property distributed. If Peoplesway has earnings and profits for the fiscal year 2005, but not enough earnings and profits to cover the value of the property distributed, then the distribution will be taxed as an ordinary income dividend to the extent of the earnings and profits through fiscal year 2005. If Peoplesway has earnings and profits through fiscal year 2005 that exceed the fair market value of the property distributed, then the entire distribution will be considered a taxable dividend to the shareholders.

Dividends on Shares. Any distribution of cash or property (other than our shares or warrants to acquire our shares) received by a U.S. Holder with respect to our shares (including a payment received in a redemption that does not qualify as an “exchange” under Section 302(b) of the Code) will constitute a “dividend” for

U.S. federal income tax purposes to the extent of our accumulated or current earnings and profits. Any such distribution that exceed our current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in his or her shares and any distribution in excess of such tax basis would give rise to capital gain. Any dividend received by a U.S. Holder that is an individual is currently subject to U.S. federal income tax at a maximum rate of 15%, provided that certain holding period requirements are met. Any dividend received by a U.S. Holder that is itself a corporation may be eligible for a dividends-received deduction under Section 243 of the Code. The rate of the dividends-received deduction is generally 70%. The dividends-received deduction is subject to certain limitations. For example, the deduction may not be available if the corporate U.S. Holder does not satisfy certain holding period requirements with respect to its shares or it the shares are “debt-financed portfolio stock.”

Sales of Shares. Upon a sale of our shares (including a redemption that qualifies as an “exchange” under Section 302(b) of the Code), a U.S. Holder will recognize gain or loss equal to the difference between the amount realized on the sale and the U.S. Holder’s adjusted tax basis in such shares. Any gain or loss recognized on a sale of shares by a U.S. Holder will be a capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held or is deemed to have held the shares for more than one year at the time of disposition. Any long-term capital gain recognized upon a sale of shares by a U.S. Holder that is an individual is currently subject to U.S. federal income tax at a maximum rate of 15%. Certain limitations apply to the deductibility of capital losses for U.S. federal income tax purposes.

Backup Withholding and Information Reporting. In general, information reporting requirements will apply to dividends in respect of the shares, or the proceeds received on redemption of shares, paid to U.S. Holders other than certain exempt recipients (such as corporations). Any dividend payment made by us to a U.S. Holder will be subject to backup withholding (at a rate of 28%), unless the U.S. Holder provides to us a certification, under penalties of perjury, of the U.S. Holder’s taxpayer identification number, or the U.S. Holder otherwise establishes an exemption. The requisite certification may be made on an IRS Form W-9. Amounts withheld from a U.S. Holder under the backup withholding rules are generally allowable as a credit against the U.S. federal income tax liability (if any) of the U.S. Holder, and the U.S. Holder may obtain a refund of any amounts withheld which exceeds the U.S. Holders actual U.S. federal income tax liability, provided that the required information is furnished to the IRS.

Corporate holders of Peoplesway shares (other than S Corporations) may be entitled to the dividends-received deduction, which would generally allow such shareholders a deduction, subject to certain limitations, from their gross income of either 70% or 80% of the amount of the dividend depending on their ownership percentage in Peoplesway. The holding period for the Peoplesway shareholders for our common stock received in the Peoplesway distribution will commence on the date of the Peoplesway distribution.

Computation of Fair Market Value. For income tax purposes, Fair Market Value is the price at which a willing buyer and a willing seller would agree to exchange property, neither being under a compulsion to buy or sell. Fair market value must be determined on the date (or as close to as possible) of the distribution. Since there is no trading market for our common stock, fair market value will be calculated at the appropriate time using other valuation techniques. We are going to use the net book value of our common stock on the date of distribution, since there is currently no trading market for our common shares. As of March 31, 2004, the taxable dividend value of each of the common shares to be distributed to Peoplesway shareholders would be $0. This is arrived at by dividing our negative shareholders equity on March 31, 2004, by the number of our common shares outstanding.

The recipients of the distribution are not paying for the shares received and are therefore not making a decision about investing in the shares. The tax consequences of the distribution do not change the fact that shareholders of Peoplesway common stock will receive the shares without any direct payment for them. The information about the amount of the taxable dividend per share will be delivered to each shareholder in the ordinary course of business after the computation of earnings and profits for Peoplesway.

TREATMENT OF NON-U.S. HOLDERS

Dividends on Shares. A dividend received by a Non-U.S. Holder (including a payment received in a redemption that does not qualify as an “exchange” under Section 302(b) of the Code) on our shares will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), unless the dividend income is effectively connected with a United States trade or business conducted by the Non-U.S. Holder (and the Non-U.S. Holder provides us with a properly executed IRS Form W-8ECI certifying such fact). This withholding applies even if the Non-U.S. Holder has furnished the certification required to avoid backup withholding (see “Backup Withholding and Information Reporting” above) with respect to the dividend. Any dividend that is effectively connected with a United States trade or business conducted by the Non-U.S. Holder will be subject to U.S. federal income tax at normal graduated rates (and if the Non-U.S. Holder is a corporation, the dividend may also be subject to an additional branch profits tax). In order to claim treaty benefits (such as a reduction in the rate of U.S. withholding tax), the Non-U.S. Holder must deliver to us a properly executed IRS Form W-8BEN or Form W-8IMY prior to the dividend payment. If the Non-U.S. Holder is an entity that is classified for U.S. federal income tax purposes as a partnership, then unless this partnership has entered into a withholding agreement with the IRS, the partnership will be required, in addition to providing an IRS Form W-8IMY, to attach an appropriate certification by each partner, and to attach a statement allocating the dividend income among the various partners. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, then you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale of Shares. Any gain or loss recognized by a Non-U.S. Holder upon a sale of shares (including a redemption that qualifies as an “exchange” under Section 302(b) of the Code) will be a capital gain or loss. Any such capital gain will not be subject to U.S. federal income tax, unless: (1) the gain is effectively connected with a United States trade or business conducted by the Non-U.S. Holder; (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met; or (3) we are, or have been during certain periods preceding the disposition, a “United States real property holding corporation” and either our shares are not regularly traded on an established securities market or you have owned more than 5% of our Shares at any time during a specified period. If you are described in clause (1), then you will be subject to tax on the gain derived from the sale under regular graduated United States federal income tax rates and, if you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. If you are described in clause (2), then you will be subject to a flat 30% tax on gain derived from the sale, which may be offset by United States source capital losses (even though you are not considered a resident of the united States). We do not believe we are a “United States real property holding corporation,” and we do not expect to ever become one.

Backup Withholding and Information Reporting. We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to a Non-U.S. Holder and the tax withheld (if any). This information may also be made available to the tax authorities in the Non-U.S. Holder’s country of residence. A Non-U.S. Holder will not be subject to backup withholding on dividends on our shares if the owner of the shares certifies under penalties of perjury that it is not a U.S. Person (such certification may be made on an IRS Form W-8BEN), or otherwise establishes an exemption. If a Non-U.S. Holder sells shares through a U.S. office of a U.S. or foreign broker, the payment of the sale proceeds by the broker will be subject to information reporting and backup withholding, unless the owner of the shares provides the certification described above (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption. If a Non-U.S. Holder sells shares through a foreign office of a broker, backup withholding is not required. Information reporting is required if: (1) the broker does not have documentary evidence that the holder is not a U.S. Person; and (2) the broker is a U.S. Person or has certain other connections to the United States. Amounts withheld from a Non-U.S. Holder under the backup withholding rules are generally allowable as a credit against the U.S. federal income tax liability (if any) of the Non-U.S. Holder, and the Non-U.S. Holder may obtain a refund of any amounts withheld which exceed the Non-U.S. Holder’s actual U.S. federal income tax liability, provided that the required information is furnished to the IRS.

U.S. Estate Tax. Any shares of our Common Stock that are held by an individual who is not a citizen of the United States and who is not domiciled in the United States at the time of his or her death generally will be treated as United States situs assets for U.S. federal estate tax purposes and will be subject to U.S. federal estate tax, except as may otherwise be provided by an applicable estate tax treaty between the United States and the decedent’s county of residence. If no U.S. executor has been appointed by the Non-U.S. Holder, depending upon the circumstances, and if no estate tax treaty applies, we may be required to file a U.S. estate tax return on behalf of the Non-U.S. Holder, and pay applicable U.S. estate taxes on his or her behalf.

MANAGEMENT’S DISCUSSION AND ANALYSIS

                The discussion contained in this prospectus contains “forward-looking statements” that involve risk and uncertainties. These statements may be identified by the use of terminology such as “believes”, “expects”, “may”, or “should”, or “anticipates”, or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled “risk factors,” as well as those discussed elsewhere in this prospectus.

                Cautionary statement identifying important factors that could cause cur actual results to differ from those projected in forward looking statements.

                This document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual result to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to, (i) projection of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of shareholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. This document also identifies important factors that could cause actual results to differ materially from those indicated by the forward looking statement. These risks and d uncertainties include the factors discussed under the heading “Risk Factors” beginning at page 6 of this Prospectus.

                The section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with our audited consolidated or unaudited condensed consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

OVERVIEW

                We formed Amstar Mortgage Corporation, a Texas corporation on October 10, 2002. On July 6, 2004 we formed Amstar International, Inc. a Nevada corporation, for the purpose of re-domiciling the Company to the state of Nevada. On August 10, 2004, our sole shareholder exchanged all of the outstanding shares of Amstar Mortgage Corporation for 12,500,000 shares of Amstar International, Inc. This effectively made Amstar Mortgage Corporation a wholly owned subsidiary of Amstar International, Inc. All of our operations are conducted through our subsidiary, Amstar Mortgage Company.

                We are a consumer finance company primarily engaged in the business of originating, selling mortgage loans secured by single family residences. We operate through a network of affiliated branches, sometimes called “net branches,” that consist of independently managed retail mortgage branches.

General

                Amstar is a mortgage broker in the United States with a network of affiliated branch offices. We provide first and second residential mortgage loans to consumers in 23 states. We also provide commercial mortgage brokering and mortgage banking services to other brokers. Amstar recently instituted its mortgage banking services through our wholesale mortgage lending department (see discussions regarding “brokered in and brokered out” loans). We serve as a mortgage broker when we sell loans directly to one of the 200+ lenders with which we currently contract. Those lenders close the loan in their respective names and provide the funds to close. Through its new wholesale lending department, Amstar itself acts as a mortgage banker. These loans are closed in Amstar’s name and with Amstar’s funds. Since these loans are promptly re-sold to pre-approved investors, the cash requirements are limited. Amstar maintains lines of credit with commercial bankers to temporarily fund these loans.

                Amstar offers a wide range of loan products through Amstar’s 165 branch locations. These products include government loans insured by the Federal Housing Administration, commonly called FHA loans; loans guaranteed by the U S Department of Veteran’s Affairs, commonly called VA loans; and loans guaranteed by the U S Department of Agriculture commonly called Rural Development, RD or FmHA loans. The terms of these loans are as short as ten years and as long as 30 years. FHA and VA loans are made both at fixed rates and adjustable rates, while RD loans come only as fully amortizing, fixed rate, 30 year loans. RD loans primarily serve communities with 10,000 population or less. Amstar is approved as a FHA loan correspondent and an approved VA lender. Amstar sells Rural Development loans through approved Rural Development investors.

                Amstar also makes mortgage loans underwritten by guidelines of the Federal National Mortgage Association known as Fannie Mae (FNMA) or Federal Home Loan Mortgage Corporation known as Freddie Mac (or FHLMC). These loan products are also referred to throughout the industry as “A Paper,” or conventional conforming loans. These conventional loan products have varying terms, but are generally 10 to 30 years in length. Additionally, they are amortized by various methods, including: (1) full amortization (the loan’s principal and interest are applied throughout the term to fully pay off the loan at the end of the term); (2) interest only (where the borrower only pays the interest on the loan for a set number of years and then the loan fully amortizes through to remaining term); (3) balloon notes (where the loan amortizes over 30 years, but has a pay in full clause at some shorter time frame such as 3, 5, 7 or 10 years). Regardless of the method of amortization, each of these loans comes with both fixed and adjustable rates. Amstar is not currently approved with either Fannie Mae or Freddie Mac, so all loans sold for these programs are sold through mortgage lenders who are currently Fannie Mae or Freddie Mac approved.

                A third group of products we have are called Jumbo or Non-conforming loans. These are loans that traditionally meet underwriting guidelines of Fannie Mae or Freddie Mac, but have larger loan amounts than are allowed by Fannie Mae or Freddie Mac because of statutory limitations imposed upon them. When loans are larger than allowed by law, they are sold to institutional investors, generally Federal Savings Banks, Commercial Banks or their affiliates.

                We also make loans for those who have lower credit ratings. This loan product group is called Sub-prime or “B Paper” loans. The Company realizes relatively larger profit margins from both the origination and/or sale of this product group. In order to reduce the Company’s risk in making loans, each loan is pre-sold prior to its actual funding.

                The terms of sub-prime loans vary as with other products. They are generally amortized over 30 years, but in most cases come as an adjustable rate product. The terms typically include an initial 2 year fixed rate, and an adjustable for the remaining 28 years. This product is commonly referred to as a “2/28” loan. A variation on the product comes as a 3 year fixed and 27 year adjustable rate, or a “3/27” loan. There are also 30 year fixed rate products in the sub-prime category, but they are uncommon. Sub-prime loan products are designed to help consumers obtain housing and improve their credit for later refinancing at more favorable terms. Most sub-prime loan products have a prepayment penalty that allows the investor to obtain the same return as expected over a longer period, up to 5 years, even if the loan is more quickly paid off or refinanced. Prepayment penalties are not allowed in all states.

                For consumers who have excellent credit, but who do not wish to furnish, or can not furnish information regarding their income and/or assets, we have a line of products called “Niche loans”. Niche loans are loans with some form of limited documentation. Most niche products come as both adjustable rate loans and fixed rate loans. Some of the product types include:

1.	No Income Verification (NIV) loans – The income is not verified, but is stated on the loan application.

2.	Stated Income Stated Assets (SISA) loans – The borrower states his/her income and assets on the loan application, but the information is not verified by the lender.

3.	No Income No Asset (NINA) loans – Neither the income nor the assets are stated on the loan application or verified by the lender.

4.	Non-income Qualifier (NIQ) loans – This income product is also called a “no ratio” loan. The borrower does not state his income on the loan application, and no information is verified by the lender.

5.	Community Home Buyer loans – This is a loan product for those who do not currently own a home. It offers flexible approval guidelines and zero, or very low, down payments.

In general, the less information verified by the broker, or given by the consumer, the higher the interest rate and equity requirements for the loan.

                There is a vast array of niche products available. The forgoing list of niche products is not comprehensive. By offering such a wide variety of products, Amstar is able to attract highly successful loan originators and branch managers to market its products.The chart below gives the approximate dollar distribution of loan products brokered by Amstar. Since Amstar is still in the start-up phase of its wholesale mortgage banking department, the mortgages reflect brokered loans only. To date, Amstar has only originated 19 loans through its wholesale mortgage banking department. The last three months the Company has averaged $82,277,053 in closings per month. The annualized value of these closings would be $987,324,639 per year.

Product Type*	2003 Volume	2004 Volume through 7-31-2004

Government	$125,251,527	$58,920,660

Conventional Conforming	$72,086,067	$120,519,531
Jumbo	$70,583,265	$64,973,418
Sub-Prime & Niche	$214,949,310	$286,810,739
Seconds (others)	$1,905,000	$4,418,013
Totals	$484,775,169	$535,642,361

                * Management has to estimate the number of loans for each type of product. The totals reflect information from production reports.

Marketing Overview

                All revenue of Amstar is generated by the sale of loan mortgage products. We have two primary methods to market loan products to consumers. The first is through our branch offices. These branch offices are managed by experienced branch managers who oversee the day to day operations of the branch. Their compensation is a function of the profitability of each branch Amstar employs a concept called “Affiliated Branching” or “Net Branching” in accordance with all federal and state guidelines. Each branch manager is an employee of Amstar, but through his or her bonus compensation remains a principal beneficiary of branch profitability. This program has been used to attract some of the highest producers in the industry.

                The second method Amstar uses to market for loan products is Third Party Originations (TPOs). Amstar has just introduced a new TPO platform. This program allows Amstar to purchase loans from outside, independent, mortgage brokers through our wholesale lending department. Amstar employs a sales force of account executives and sales managers who call on and meet with independent, licensed loan brokers and loan officers to solicit business for Amstar’s wholesale lending department. All Third Party originated loans are funded by Amstar and sold individually to large mortgage investors. Amstar retains the difference in the loan amount and the price paid by the investor as profit. Amstar expects to make less than 1% on “A Paper” and Jumbo loans, about 1-1.5% on Niche loan products, and 2-3% on Sub-prime loan products. No operational profit is expected till the first quarter of 2005.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

      The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenue and expenses and related disclosures. A summary of those accounting policies can be found in the footnotes to the financial statements included elsewhere in this prospectus. Certain of our accounting policies are considered critical as they are both important to the portrayal of our financial condition and results of operations and require judgments on the part of management about matters that are uncertain. We have identified the accounting policies below as important to the presentation of our financial condition and results of operations.

Business & Organization – We are a HUD Title II Loan Correspondent principally engaged in the origination of residential mortgage loans. All of these loans originated are sold to financial institutions. The company does not service any loans or participate in multifamily housing program.

Revenue Recognition – Revenue is recognized as loans are originated. We have three types of branch fee agreements in place: “Fixed Fee”, “Flex Fee” and a “Fixed Monthly Fee”. The revenue to be recognized is determined by the branch fee arrangement in place with the particular branch closing the loans. Under the “Fixed Fee” arrangement the Company is realizing $400 for every loan closing. Under the “Flex Fee” arrangement revenue is recognized on a percentage basis 90% to the branch manager 10% to the Company. Under the “Fixed Monthly Fee” arrangement the Company realizes from $1,995 to $2,995 depending on what State a branch is located.

Income Taxes – The Company uses the liability method in accounting for income taxes. Under this method, deferred tax liabilities or assets are determined based on differences between the income tax basis and the financial reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Cash and Cash Equivalents –The Company considers all highly liquid investments with maturities of three months or less on the date of purchase, to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Property & Equipment – Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Expenditures, which extend the physical or economic life of the assets, are capitalized and depreciated.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant of the Company’s estimates is the determination of revenue and expenses to recognize for the branch offices. The branch office revenue recognition is determined on a contractual basis based on one of three options, flat monthly fee, per loan closing fee or a percentage basis. Estimates calculating branch offices’ accrued expenses used in the preparation of these financial statements are considered reasonable and any subsequent differences are not considered material to the financial statements taken as whole.

Year Ended September 30, 2003

Results of Operations

                Results of operations for the year ended September 30, 2003 are summarized below. Comparisons to prior periods are meaningless since this was the first year of operations and prior periods would necessarily be zero.

Sales

               Gross revenue was $6,396,052. This fee revenue consists of loan originations, premiums on loans sold, and other fees such as underwriting and administration fees. Expenses

                We had origination expenses of $225,135, leaving a gross profit of $6,170,917. Origination expenses include appraisal expenses, credit report, contract labor, and loan processing expense All of these expenses are attributable to “other loan revenue” on our Statement of Operations. The expenses are often charged on a flat fee basis and are often paid directly by the customer.

                General and administrative expenses were $6,129,485, which consisted of $2,656,773 in employee compensation and benefits and $3,472,712 in branch office expenses, leaving an operating income of $41,432. Interest expense was $1,751.

                We expect increases in expenses through the year 2004 as we add more branches and further our business plan. We expect the increase primarily in sales related expenses.

Income/ Losses.

                Operating income for the year was $41,432. We added $10,510 in other income and closed the year with $50,191 income before taxes and net income of $43,178. There is no meaningful comparison period.

                We believe these figures reflect the early stages of our business plan. There can be no assurance that our revenue growth can be sustained in the future. We estimate that revenues will increase substantially in 2004. We believe that cash flow from operating activities will be sufficient to meet liabilities. We will need additional capital during 2004 to fulfill our business plan, enhance the site and engage in marketing. If revenues increase during 2004, we expect to have sufficient cash flow from operations.

Impact of Inflation.

                We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.

                Unlike more established mortgage banking competitors, we have not securitized our loans The Company depends on its liquidity and capital resources to fund the expansion of its affiliated branch network. To the extent that cash is not available, the Company would need to curtail its expansion.

                We need access to short and long term sources of cash to fund our operations. Without continued access to cash, our ability to produce and sell mortgage loans could be jeopardized. We use cash primarily for:

    - mortgage loan originations and purchases before their securitization or sale in the secondary market;

    - fees and expenses incurred for the securitization of mortgage loans;

    - cash reserve accounts or overcollateralization required in the sale or securitization of loans;

    - tax payments generally due on recognition of non-cash gain on sale recorded in the securitizations of mortgage loans;

    - ongoing administrative and other operating expenses;

    - interest and principal payments under our revolving warehouse and repurchase facilities and other existing indebtedness;

    - delinquent interest and other related expenses we advance on the mortgage loans in our portfolio; and

    - investments in technology initiatives and other capital improvements.

We receive cash primarily from the following sources:

    - REVOLVING BORROWINGS. We borrow cash from various commercial loans, called revolving warehouse and repurchase facilities, to fund the mortgage loans that we make or buy. We are required to pay down these revolving warehouse and repurchase facilities when we sell our mortgage loans.

    - SALE OF MORTGAGE LOANS. We sell some of our mortgage loans for cash in the whole loan sale market and we sell the rest of our mortgage loans in securitization transactions for loans originated by our mortgage banking operations. We receive the difference between the price at which we sell the mortgage loans and the amount owed on our revolving warehouse or repurchase facilities for these loans in cash. A significant portion of these sums are then paid to the branches under the affiliated branch participation arrangement.

                At year end, we had accounts receivable of $71,672 and accounts payable of $14,825. We had accrued liabilities of $191,239 and had deferred income tax payable of $2,275. Net cash flows applied to operating activities were $197,200.

                Cash flows from investing activities were $186,621 which consisted of $116,321 in property and equipment and $317,318 in real estate. Notes payable were $247,018. Net cash provided by investing activities were $186,621. We had cash flows from financing activities of $238,403 net of draws. There are no meaningful comparison periods. Investing activities included transactions with related parties which are not likely to recur. Subsequent to this date, the related parties withdrew the real estate and accompanying liabilities.

                Overall, we have funded our cash needs from inception through September 30, 2003, through operations and by transactions with related parties.

                We have no plans for business acquisitions or potential redemption of warrants, although the warrant agreement affords us these rights. If the warrants are exercised, the proceeds will be applied to the use of proceeds set forth elsewhere in this prospectus.

Assets

                We had cash on hand of $248,982 at September 30, 2003 with total current assets of $320,654. Our fixed assets were residential real estate of $317,318, furniture and fixtures of $63,087, automobiles of $31,320 and leasehold improvements of $21,914. Our total assets were $736,938.

Liabilities

                Our current liabilities totaled $224,034 and included $14,825 in accounts payable, $191,239 in accrued liabilities, and $17,970 in the current portion of our long term debt.

                Non-current liabilities included $2,275 for deferred taxes payable and $229,048 for long term debt, net of the current portion. Our total liabilities were $455,357.

Stockholder’s Equity

                For the fiscal year ending September 30, 2003, we had paid in capital of $238,402 and retained earnings of $43,178. We have authorized 55,000,000 shares of stock, including 50,000,000 voting common stock of which 13,000,000 are outstanding and 5,000,000 preferred shares of which none are outstanding, (after adjustment for the stock exchange that occurred on August 10, 2004.)

                We will substantially rely on the revenue from our business. If the projected revenues fall short of needed capital we may not be able to sustain our capital needs. There can be no assurance that additional capital in the future will be available to us when needed or available on terms favorable to Amstar. We had no warehouse line at year end 2003. As of July 31, 2004 we had unused warehouse lines of approximately $5.750,000. A total of $ 253,704 had been borrowed against the warehouse line of credit.

                Demand for our services will be dependent on, among other things, market conditions in the real estate markets, interest rates, the mortgage broker market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales , our business operations may be adversely affected by our competitors. Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans.

TEN MONTH PERIOD ENDING JULY 31, 2004 (Unaudited)

                For the seven month period ending July 31, 2004, we had total gross revenue of $20,382,785 as compared to $4,982,224 for the ten month period ending July 31, 2003 (which may sometimes be referred to as the “prior period.”) Origination expenses increased from $ 189,774in the prior period to $ 2,567,433and gross profit increased to $17,815,352 as compared to $4,792,450 in the prior period.

                The increase in revenues is attributable to the increase in number of affiliated branches and the mortgage loan revenues originated at our affiliated branches.

                General and administrative expenses increased from $3,309,922 in the prior period to $11,515,852. Operating income increased from $47,791 to $218,669. Net income improved to $174,169 from $40,741 in the prior period.

                For the period ending July 31, 2004, net cash applied to operations was $852,748 as opposed to $241,830 for the prior period. Net cash from investing activities dropped from $50,355 to $(151,657). Our Chairmain and CEO, Howard Wayland, has previously contributed certain real estate to the Company. During the period, the real estate was re-conveyed to the prior owners and a charge was made to the net cash from investing activities. This was a one time occurrence. There was no paid in capital for the period ending July 31, 2004 while $58,509 was paid in capital during the prior period. The Company has two warehouse lines of credit, one in the principal amount of $5,000,000 and another in the amount of $1,000,000. For the prior period, none of the warehouse lines had been accessed. For the current period, the Company had accessed $248,982 from its warehouse lines.

                The expansion of revenues resulted from mortgage originations occurring at the branches. The home office originations and the loan spreads were not a material factor in these changes. There was an increase in general & administrative which grew from $3,309,922 in the prior period to $11,515,852 in the same period this year. This is attributable to the increase in expenses associated with the costs of revenues from loan originations at the various affiliated branches.

Off-Balance Sheet Arrangements. We have no off balance sheet arrangements.

Valuation of Our Common Stock

The value placed on our common stock issued for services during the period from inception through July 31, 2004 was originally estimated by our Board of Directors. We did not obtain contemporaneous valuations by a valuation specialist because we lacked the necessary resources and our efforts were focused on website development and the business plan.

Determining the fair value of our common stock requires making complex, subjective and somewhat arbitrary judgments in the best of circumstances. Significant factors that contributed to the difference between the estimated fair value of our common stock as issued and the estimated initial public offering price of $1.25 per share include the following:

▪	The founders provided the expertise and manpower to commence the operations, which included expertise and trade secrets accumulated for decades prior to the commencement of the company;

▪	The contributions made by our founders were unique and proprietary making us immediately competitive with industry leaders in the procurement of affiliated branches;

▪	In June 2004, we arranged a strategic marketing alliance with Peoplesway.com, Inc. to increase our exposure to additional markets;

The completion of this offering may add value to the shares because they will have increased liquidity and marketability, but the amount of that additional value cannot be measured with either precision or certainty.

DESCRIPTION OF PROPERTY

The Company’s main offices are located at Amstar International, Inc., 10851 Scarsdale Boulevard, Suite 800, Houston, Texas. Rent is approximately $4,500 per month. We believe these offices will be sufficient for at least the next twelve months.

We also enter into Property Lease Contracts with each affiliated branch. The leases automatically terminate upon the cessation of the affiliated branch relationship with Amstar. Most of the leases are terminable by Amstar on short notice. A list of our affiliated branches has been filed as an exhibit to this registration statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 6, 2004 we incorporated Amstar International, Inc. in Nevada. On August 10, 2004 , Mr. Wayland exchanged all of the outstanding stock of Amstar Mortgage Corporation for 12,500,000 shares of Amstar International, Inc., effectively making Amstar Mortgage Corporation a wholly owned subsidiary of the Company.

In August 2004, we agreed to issue 100,000 shares of restricted common stock to Charles Barkley, our securities counsel, to partially defray the costs of attorneys fees.

We also agreed to issue 200,000 shares to Donald R. (“Pete”) Monroe or his designees, for financial consulting services. Mr. Monroe has agreed to use his best efforts to render financial services associated with our attempts to have our common stock traded publicly in the future. A copy of the Consulting Agreement with Mr. Monroe has been filed as an exhibit to this registration statement. These services include:

▪	Personal appearances at up to four (4) Amstar events, including lectures, seminars and social events;

▪	Negotiations with prospective transfer agents and negotiation of a transfer agent agreement;

▪	Obtaining CUSIP numbers and assisting with documentation for application for listing on the OTC Bulletin Board;

▪	Discussions with brokers, investment bankers, investment relations persons and other persons regarding Peoplesway and the strategic alliance with Amstar;

▪	Obtaining CIK codes and coordinating EDGAR services;

▪	Other consulting services.

On June 9, 2004 we entered into a strategic reliance Agreement with Peoplesway.com, Inc. The agreement with Peoplesway has been set forth in detail in this Prospectus under the heading “Description of Business - Agreement with Peoplesway.” We arbitrarily valued these units at $1.25 per share.

We believe these were private placements within the meaning of the rules and regulations under the Securities Act. There were no proceeds from these transfers other than our arbitrary valuations of the future services. We relied upon the exemptions from registration provided by Section 4(2) and Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to a de minimus number of sophisticated persons, in transactions not involving a public offering. We arbitrarily assigned a value of $1.25 to these shares. These transactions are set forth in detail in this Prospectus under the heading “Organization Within the Last Five Years.”

On August 16, 2004, we offered 200,000 shares of our common stock to accredited investors only at a price of $1.00 per share under Rule 506 of Regulation D. Our CFO, William R. Wayland, Jr., purchased 50,000 shares in the private placement. Mr. Wayland is an affiliate of the Company and may not resell these shares except in compliance with Rule 144 or pursuant to a valid registration statement.

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. These shares were issued based on the following facts: (1) the issuances were isolated private transaction which did not involve a public offering; (2) there were only four offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that they will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; (7) there was no cash consideration paid: (8) all of the offerees are directors, employees or consultants to the company or family members of the Company’s CEO.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

                Our Common Stock is not currently quoted or traded on any exchange. We plan to eventually seek listing on the over-the-counter Bulletin Board. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

                A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Holders

                There are 2 record holders of our Common Stock as of the date of this prospectus.

Dividends.

                We have not declared any cash dividends with respect to our Common Stock and we do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

Penny Stock Characterization

Our Shares are “penny stocks” within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These will impose restrictions on the marketability of the common stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

We have no outstanding options and no outstanding warrants except those being registered in this prospectus.

Agreements to Register.

                There are no agreements to register any shares except as set forth in this registration statement.

Shares Eligible for Future Sale.

                Upon effectiveness of this registration statement, the 1,500,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our “affiliates”, which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

                Future sales of stock owned by our affiliates may be permitted according to Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

EXECUTIVE COMPENSATION

No compensation in excess of $50,000 was awarded to, earned by, or paid to any executive officer of Amstar during the years 2003 and 2002, except as described below.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Howard Wayland, Jr. and William R. Wayland, Jr., Amstar’ chief executive officer and chief financial officer since inception.

Summary Compensation Table

		Annual Compensation			Long Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	Other ($)

Howard Wayland,	2004
Jr.,	YTD	120,000	80,000	0	0	0	0	0
President	8-1-04

Howard Wayland,
Jr.,	2003	0	0	0	0	0	0	0
President
Summary Compensation Table

		Annual Compensation			Long Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	Other ($)

William R	2004
Wayland, Jr.,	YTD	18,805	(4)	0	0	0	0	150,000(1)
Chief Financial Officer	8-1-04

William R
Wayland, Jr.,	2003	1,652	(4)	0	0	0	0	0
Chief Financial Officer

Dan Canessa,	2004
Senior VP	YTD	29,052	(2)(4)	(1)	0	0	0	0
Mortgage Banking	8-1-04

Dan Canessa,
Senior VP	2003	0	0	0	0	0	0	0
Mortgage Banking

Robert Carter	2004
Senior VP	YTD	36,000	(3)(4)	(2)	0	0	0	0
Affiliated	8-1-04
Branches

Robert Carter,
Senior VP	2003	29,907	0	0	0	0	0	0
Affiliated
Branches

(1)	Represents estimated amounts expected to be paid to Mr. Wayland’s law firm for legal services during the twelve month period.

(2)	Mr. Canessa is paid 0.25% of mortgage banking volume as an annual bonus..

(3)	Mr. Carter is paid 10% of the amounts collected for affiliated branch recruitment and a 5% override on other recruited branches as an annual bonus.

(4)	As determined by the Board of Directors, although no sum has yet been established.

Compensation of Directors

The Company plans to compensate each of its Board of Directors but has not established any policy or amount. Board members typically meet on a monthly basis. We have no standard arrangements under which we will compensate our directors for their services provided to us.

Employment Agreements

The Company has employment agreements which have been filed as an exhibit to this registration statement for a more complete review. All material aspects of the agreements are summarized here.

Howard Wayland, Jr., Chairman, CEO & President. The employment agreement with Mr. Wayland is three (3) years, commencing on July 1, 2004. The Agreement promises a salary at the rate of $200,000 per annum, three weeks vacation, a director’s fee equal to that paid other directors, a $1,000,000, 15 year term life insurance policy and bonuses to be determined by the Board. The Agreement may be terminated upon thirty days notice and carries a two year covenant not to compete.

Robert Burke Carter, Senior Vice President – Affiliated Branches, Director. The employment agreement with Mr. Carter is for an unspecified term and is terminable upon 14 days prior notice. Under its terms, Mr. Carter is paid a salary of $3,000 per month plus a 10% commission on “branches” that are recruited directly by Robert Carter; a 5% commission on “branches” recruited by others; and a 10% commission on any additional fees earned by the Company. The commissions are payable so long as the branch makes its payments to the Company. Mr. Burke is provided with full health benefits. The Agreement carries an 18 month covenant not to compete.

Dan Canessa, Senior Vice President, Director. The employment agreement with Mr. Canessa is for an unspecified term and is terminable upon 14 days prior notice. Mr. Canessa is compensated under a commission arrangement, ranging from one quarter of one percent for loans under for quarters in which loan volume is less than $4,000,000 and an additional one quarter of one percent for amounts exceeding $4,000,000.

Alvin Terry, Senior Vice President. The employment agreement with Mr. Terry is for an unspecified term and is terminable upon 14 days prior notice. The Agreement calls for Mr. Terry to be paid $2,500.00 per month, plus 25% of the gross profit in the retail lending department.

Each branch manager also signs an Employment Agreement which establishes an Employment at will relationship. Either party may terminate without cause upon thirty days prior notice. The Agreement sets forth the authority of the branch manager to bind the company, prohibits certain deceptive or illegal practices, and establishes the compensation rates to the branch manager. Currently there are three compensation options to the branch managers – flex fee, fixed monthly or fixed fee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

                The accounting firm of Greg Lamb, Certified Public Accountants, audited our financial statements. We have had no changes in or disagreements with our accountants.

Greg Lamb, CPA
2501 Millikin
Arlington, TX 76012

Independent Auditor’s Report

The Stockholder and Board of Directors
AmStar Mortgage Corporation
Houston, Texas

We have audited the accompanying balance sheet of Amstar Mortgage Corporation as of September 30, 2003 and the related statement of operations, statement of stockholder’s equity and statement of cash flows for the year ended September 30, 2003. These financial statements are the responsibility of AmStar Mortgage Corporation. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America . Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amstar Mortgage Corporation as of September 30, 2003, and the results of its operations and its cash flow and its statement of stockholders’ equity for the year ended September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

Greg Lamb, CPA
December 11, 2003

AMSTAR MORTGAGE CORPORATION
(a wholly owned subsidiary of Amstar International, Inc.)

COMPARATIVE BALANCE SHEETS
AS OF SEPTEMBER 30, 2003 AND JULY 31, 2004

ASSETS	9/30/2003	7/31/04 Unaudited

CURRENT ASSETS:
Cash	$240,337	$1,200,566
Restricted Cash	8,645	3,211
Mortgage Loans Held for Sale	0	253,704
Accounts Receivable	71,672	285,364

Total Current Assets	320,654	1,742,845

FIXED ASSETS
Residential Real Estate	317,318	317,318
Furniture, Fixtures & Office Equipment	63,087	150,904
Automobiles	31,320	55,631
Leasehold Improvements	21,914	66,043

	433,639	589,896

Less Accumulated Depreciation and Amortization	(22,105)	(75,781)

Total Fixed Assets	411,534	514,115

OTHER ASSETS	4,750	6,800

TOTAL ASSETS	$736,938	$2,263,760

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts Payable	$14,825	$83,884
Accrued Liabilitites	191,239	1,216,032
Warehouse Line of Credit	0	253,704
Current Portion of Long-term Debt	17,970	19,640

Total Current Liabilities	224,034	1,573,260

NON-CURRENT LIABILITIES
Deferred Tax Liability	2,275	2,772
Long-term Debt, net of current portion	229,048	231,978

TOTAL LIABILITIES	455,357	1,808,010

STOCKHOLDER’S EQUITY:
Non-voting preferred stock @ $10.00 par value,
10,000,000 shares authorized and none outstanding.	—	—
Common stock @ $.0001 par value, 10,000,000 shares
authorized, 10,000 shares issued and outstanding.	1
Common stock @ $10 par value, 100 shares
authorized, 100 shares issued and outstanding.		1,000
Paid-in-Capital	238,402	237,403
Retained Earnings	43,178	217,347

Total Stockholder’s Equity	281,581	455,750

TOTAL LIABILITES & STOCKHOLDER’S EQUITY	$736,938	$2,263,760

The accompanying footnotes are an integral part of this financial statement.

AMSTAR MORTGAGE CORPORATION

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2003 AND
TEN MONTH PERIOD ENDING JULY 31, 2003 AND JULY 31, 2004

		Ten Months Ended July 31,

		2003	2004
	9/30/2003	(Unaudited)	(Unaudited)

GROSS REVENUE
Mortgage Loan Origination Revenue	$2,270,598	$1,660,793	$8,048,550
Loan Premium Revenue	3,469,858	2,657,135	10,117,607
Other Loan Revenue	655,596	664,296	2,216,628

TOTAL GROSS REVENUE	6,396,052	4,982,224	20,382,785

ORIGINATION EXPENSES
Appraisal Expense	24,212	25,146	275,998
Credit Report Expense	18,697	21,634	213,135
Contract Labor Expense	145,556	128,053	1,660,285
Loan Processing Expense	36,670	14,941	418,015

TOTAL ORIGINATION EXPENSES	225,135	189,774	2,567,433

GROSS PROFIT	6,170,917	4,792,450	17,815,352

GENERAL AND ADMINISTRATIVE EXPENSES
Employee Compensation & Benefits	2,656,773	1,434,737	6,080,831
General and Administrative Expenses	3,472,712	3,309,922	11,515,852

OPERATING INCOME	41,432	47,791	218,669

OTHER INCOME & EXPENSES
Other Income	10,510	4,467	16,937
Interest Expense	(1,751)	(11,517)	(13,501)

INCOME BEFORE INCOME TAXES	50,191	40,741	222,105

INCOME TAX (EXPENSE)	(7,013)	0	(47,936)

NET INCOME	$43,178	$40,741	$174,169

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	10,000	10,000	100

NET INCOME PER SHARE	$4.32	$4.07	$1741.69

The accompanying notes are an integral part of these financial statements.

AMSTAR MORTGAGE CORPORATION
(a wholly owned subsidiary of Amstar International, Inc.)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 2003
AND THE TEN MONTHS ENDED JULY 31, 2003 & JULY 31, 2004

		Ten Months Ended July 31,
	9/30/2003	2003 (Unaudited)	2004 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$43,178	$40,741	$174,169
Adjustments to Reconcile Net Income to Net Cash from Operating Activities
Depreciation	22,105	14,636	53,676
Changes in Operating Assets and Liabilities:
Accounts Receivable	(71,672)	0	(213,692)
Mortgage Loans Held for Sale			(253,704)
Accounts Payable	14,825		69,059
Accrued Liabilities	191,239	188,453	1,024,793
Increase in Deferred Tax Liability	2,275	0	497
Other Assets	(2,050)	(2.000)	(2,050)

Net cash applied to operating activities	199,900	241,830	852,748

CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) in Property and Equipment	(91,321)	(18,301)	(156,257)
Decrease in Real Estate	302,682	302,682	0
(Decrease) Increase in Notes Payable	(184,422)	(234,026)	4,600

Net Cash Provided by Investing Activities	26,939	50,355	(151,657)

CASH FLOWS FROM FINANCING ACTIVITIES
Paid-in-Capital (Net of Draws)	(58,509)	(58,509)	0
Warehouse Line of Credit	0	0	253,704

	(58,509)	(58,509)	253,704

NET INCREASE IN CASH	168,330	233,676	954,795

CASH BALANCE, BEGINNING OF YEAR	80,652	80,652	248,982

CASH BALANCE, END OF YEAR	$248,982	$314,328	$1,203,777

The accompanying footnotes are an integral part of this financial statement.

AMSTAR MORTGAGE CORPORATION
(a wholly owned subsidiary of Amstar International, Inc.)

STATEMENTS OF STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED SEPTEMBER 30, 2003 AND
TEN MONTH PERIOD ENDED JULY 31, 2004

	Number of Shares	Amount	Paid-In Capital	Retained Earnings	Total

BALANCE, SEPTEMBER 30, 2002	—	$—	$—	$—	$—

Issuance of Common Stock for:
Cash	3,600	0	108,352		108,352
Residential Real Estate	6,400	1	170,877		170,878
Net Income				43,178	43,178
Capital Withdrawal	—	—	(40,827)	—	(40,827)

BALANCE, SEPTEMBER 30, 2003	10,000	1	238,402	43,178	281,581

Reverse Stock Split	(9,900)	999	(999)	—	—
Net Income	—	—	—	174,169	174,169

BALANCE, JULY 31, 2004 (Unaudited)	100	$1,000	$237,403	$217,347	$455,750

The accompanying notes are an integral part of these consolidated financial statements.

Amstar Mortgage Corporation
(a wholly owned subsidiary of Amstar International, Inc.)
Notes to the Financial Statements

September 30, 2003
(Including Amounts Applicable to the Unaudited Period)

1.       Significant Accounting Policies

Business & Organization – Amstar Mortgage Corporation (the “Company”) is a HUD Title II Loan Correspondent principally engaged in the origination of residential mortgage loans. All of these loans originated are sold to financial institutions. The company does not service any loans or participate in multifamily housing programs. The Company was incorporated on October 10, 2002 under the laws of the state of Texas. In July of 2004, Amstar International, Inc. (a Nevada corporation) was formed as the parent of the Company for the purpose of re-domiciling the Company to the state of Nevada.

Basis of Presentation – The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. The Company’s accounting policies conform to accounting principals generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The Company maintains its financial records on the accrual method of accounting. As the Company was formed in October 2002, the first fiscal year of operations ended September 30, 2003, the comparative statements of operations have not been included for the prior fiscal year.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant of the Company’s estimates is the determination of revenue and expenses to recognize for the branch offices. The branch office revenue recognition is determined on a contractual basis based on one of three options, flat monthly fee, per loan closing fee or a percentage basis. Estimates calculating branch offices’ accrued expenses used in the preparation of these financial statements are considered reasonable and any subsequent differences are not considered material to the financial statements taken as whole.

Cash and Cash Equivalents – The Company considers all highly liquid investments with maturities of three months or less on the date of purchase, to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Property & Equipment – Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Expenditures, which extend the physical or economic life of the assets, are capitalized and depreciated. Depreciation is provided using the straight-line method over the estimated useful lives, a five-year period for automobiles and equipment and real property over 27 ½ years. Leasehold improvements are amortized over the life of the lease agreements. The depreciation expense for the fiscal year ended September 30, 2003 and the period ended July 31, 2004 were $22,105 and $75,781, respectively.

Impairment of Long-lived Assets – The Company routinely evaluates the carrying value of its long-lived assets. The Company would record an impairment loss when events or circumstances indicate that a long-lived asset’s carrying value may not be recovered. These events may include changes in the manner in which we intend to use an asset or decisions to sell an asset. To date, the Company has not recognized any impairment charges.

Revenue Recognition – According to generally accepted accounting principles the Company recognizes income as it is earned and expenses as they are incurred on an accrual method of

Amstar Mortgage Corporation
Notes to the Financial Statements-continued
September 30, 2003
(Including Amounts Applicable to Unaudited Periods)

accounting. Specifically revenue is recognized as loans are originated in three types of revenue, origination revenue, premiums on loans sold and other loan fees such as processing and administration fees. The determination of accrued income for loans that are substantially complete is subject to some estimates. However, these estimated amounts are considered reasonable and on a monthly basis these accruals are reversed the actual income is recorded and a new accrual is once again estimated for the current month. This accrual is compared to the actual results of operations for accuracy and adjusted according to historical data. The Company’s branch manager’s compensation plan depends on the type of branch arrangement in place with the particular branch. Three types of branch agreements are available; under the first arrangement the branch is charged $400 for every loan closing. Under the second arrangement the branch is charged 10% of the gross total of origination, premium on loans sold and other loan fees. Under the third arrangement the branch is charged $1,995 to $2,995 monthly depending on what State a branch is located. These charges to the branch managers are only transfers from one of the Company’s bank accounts to another and are not considered revenue to the Company. The Company maintains branch bank accounts separately and Company maintains control over all bank accounts. Currently approximately 90% of the Company’s revenue comes from these branch operations and 10% from the corporate office operations. However, as the Company has moved into the mortgage banking area and the premiums earned on loans closed through the corporate office operations will increase this percentage from 10% to an estimated 25%.

Marketing and Advertising Expense – According to SOP 93-7 marketing and advertising expenses are recognized as they are incurred and they are summarized as follows:

FYE 9/30/2003	10 months ending 7/31/03	10 months ending 7/31/04

$ 2,462,463	$ 1,835,780	$ 5,873,916

General and Administrative Expense – The significant components of general and administrative expenses are summarized as follows:

	FYE 9/30/03	10 months ending 7/31/03	10 months ending 7/31/04

Equipment rental	$102,335	$61,845	$417,048
Insurance	33,646	26,414	168,117
Marketing &advert.	2,462,463	1,835,780	5,873,916
Office Supplies	38,271	25,877	669,852
Postage & delivery	56,977	40,528	175,052
Professional fees	84,307	79,720	281,983
Rent	325,176	212,975	770,994
Telephone	95,204	58,545	346,720
Utilities	15,939	7,856	133,387
Other	258,394	960,382	2,692,284

Total	$3,472,712	$3,309,922	$11,529,353

Income Taxes – The Company uses the liability method in accounting for income taxes. Under this method, deferred tax liabilities or assets are determined based on differences between the income tax basis and the financial reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Paid-In Capital – The original shareholder of the Company contributed cash and real property according to the following schedule:

Amstar Mortgage Corporation
Notes to the Financial Statements-continued
September 30, 2003
(Including Amounts Applicable to Unaudited Periods)

Single Family Residence Rental property contributed:	Date Contributed	Historic Cost	Mortgage Assumed	Net Contribution

Arkansas	10/02	$46,052	$36,369	$9,683
Tennessee	10/02	181,766	150,899	30,867
Texas	10/02	89,500	—	89,500

Total Real Property Contributed		317,318	187,268	130,050
Cash Contributed	11/02	108,352	—	108,352

Total Contributed		$425,670	$187,268	$238,402

Recent Accounting Pronouncements –

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of SFAS 5, Accounting for Contingencies, relating to the guarantor’s accounting for, and disclosure of, the issuance of certain types of guarantees. The disclosure provisions of FIN 45 are effective for financial statements of periods that end after December 15, 2002. However, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. The Company has adopted the disclosure requirements of FIN 45, but in as much the Company does not provide loan commitment guarantees or any other financial guarantees, there is no information to disclose.

In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS 148 amends SFAS 123 to provide alternative methods of transition to the SFAS 123 fair value method of accounting for stock -based employee compensation. In addition, SFAS 148 requires disclosure of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. As permitted under SFAS 148, the Company adopted the disclosure only provisions of that accounting standard in the third quarter of fiscal year 2003.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities. FIN 46 requires a variable interest entity to be consolidated by a company if that Recent Accounting Pronouncements (continued) – company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. A variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights, or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate, or other property. A variable interest entity may be essentially passive or it may engage in research and development or other activities on behalf of another company. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after December 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. As of August 31, 2003, the Company does not have any entities that require disclosure or consolidation as a result of adopting the provisions of FIN 46.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). It is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement is not expected to have a significant impact on our financial statements.

Amstar Mortgage Corporation
Notes to the Financial Statements-continued
September 30, 2003
(Including Amounts Applicable to Unaudited Periods)

2.      Restricted Cash

Restricted Cash consists of customer deposits escrowed in branch account(s). The money is refundable to the customer upon demand.

3.      Accounts Receivable

Accounts Receivable consists of the loan closing fees and mortgage banking fees due to the Company. As the closing fees are primarily paid from funds collected by and disbursed by a title company at closing, no provision for any uncollectible amounts exists. Similarly, the mortgage banking fees receivable, paid by third-party lenders, are not reserved

4.      Income Taxes

The provision for income tax expense for fiscal year-end September 30, 2003 consisted of the following:

Current tax expense:
Federal	$46,736
State	1,200

Total current	$47,936

Deferred tax expense:
Federal	$2,772
State	—

Total deferred	$2,772

Total income tax expense	$50,708

                   The components of the provision for deferred income taxes, at September 30, 2003 were as follows:

Applicable to:

Differences between revenues and expenses recognized for
federal income tax and financial reporting purposes	$—
Difference in method of computing depreciation for tax
and financial reporting purpose	2,772

$2,772

Provision for income taxes at federal statutory rate was 15.0%. State tax provision, net of federal benefits was 4.5%.

5.      Related Party Transactions

In October and November of 2002 the Company’s shareholder contributed real and personal property to the Company with a cost basis of $238,403. No other significant related party transactions have occurred. See Significant Accounting Policies for further discussion of contributed property by shareholder.

6.      Accrued Liabilities

Amstar Mortgage Corporation
Notes to the Financial Statements-continued
September 30, 2003
(Including Amounts Applicable to Unaudited Periods)

Accrued Liabilities at the respective fiscal year and period-ends consists primarily of amounts due to branches and third parties for branch operations.

7.      Notes Payable

Real estate notes payable are secured by two of the single-family residences. The Tennessee real estate notes payable is in the name of Howard Wayland, Jr. and his spouse. Mr. Wayland is the 100% owner of the Company and this real estate is a rental property.

A summary of long-term debt at July 31, 2004 and September 30, 2003 as follows:

	July 31, 2004	September 30, 2003

Tennessee property – Note payable to a financial institution,
Payable in monthly principal and interest payments of $1,160
At 7.75% interest amortized over 30 years	$149,607	$155,512

Arkansas property – Note payable to a financial institution,
Payable in monthly principal and interest payments of $379
At 11.6% interest amortized over 30 years	$34,596	$36,010

Other notes payable are comprised of equipment
notes payable and auto notes payable	$67,415	$55,496

The aggregate principal payments on long-term debt subsequent to September 30, 2003 are as follows:

2004	$19,640
2005	21,540
2006	7,285
2007	7,858
2008	8,420
Thereafter	182,275

Total	$247,018

8.    Lease Commitments

The Company leases office space and equipment for a term of three years beginning August 2003. Other leases commitments, including the branch leases, which are executed and guaranteed by the branch manager individually and exclusively, are on a month-to-month basis. The following is a summary of future commitments:

2004	$73,180
2005	81,270
2006	83,340
2007	85,500
2008	—
Thereafter	—

Total	$323,290

The rent and lease expense for the fiscal year ending September 30, 2003 and the ten months ending July 31, 2004 are $427,514 and $795,970, respectively.

9.    Adjusted Net Worth Requirement

The Company is subject to regulatory net worth requirements. An FHA computation of Adjusted Net Worth is required for all loan correspondents. The required amount for Amstar Mortgage Corporation is $250,000 and this minimum amount was maintained throughout the audit period.

10.    Significant Concentrations of Credit Risk

The Company maintains its cash balances in financial institutions located primarily in Houston, Texas. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company had cash balances over the FDIC insured amount of $1,014,794 at July 31, 2004 and $39,786 at September 30, 2003, respectively.

Until _____________, 2004 (40 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
Risk Factors
Use of Proceeds
Determination of Offering Price
Dilution
selling security holders
Plan of Distribution
Legal Proceedings
Directors & Executive Officers
Security Ownership
Description of Securities
Interests of Named Experts
SEC’s Position on Indemnification
Description of Business
Management’s Discussion & Analysis
Description of Property
Certain Relationships and Related Transactions
Market for Common Stock
Executive Compensation
Financial Statements

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Amstar. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Amstar since such date.

Amstar International, Inc.

1,500,000 Shares
Common Stock
$.001 Par Value

PROSPECTUS

 ____ , 2004

INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

                Amstar International, Inc. shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, including an action involving liability under the Securities Act of 1933, as amended, by reason of the fact that he is or was a director or officer of Amstar International, Inc., or served any other enterprise as director, officer or employee at the request of Amstar International, Inc. The Board of Directors, in its discretion, shall have the power on behalf of Amstar International, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Amstar International, Inc.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by Amstar International, Inc. in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	EXPENSE*
SEC Registration Fee	$1250.98
Blue Sky Fees	$3,300
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$8,000
Printing	$5,000
Miscellaneous	$1,000

Total*	$48,550.98

* Estimated Figures

RECENT SALES OF UNREGISTERED SECURITIES

On July 6, 2004 we incorporated Amstar International, Inc. in Nevada. On August 10, 2004, Mr. Wayland exchanged all of the outstanding stock of Amstar Mortgage Corporation for 12,500,000 shares of Amstar International, Inc., effectively making Amstar Mortgage Corporation a wholly owned subsidiary of the Company.

On August 16, 2004, we agreed to issue 100,000 shares of restricted common stock to Charles Barkley, our securities counsel, to partially defray the costs of attorneys fees.

We also agreed to issue 200,000 restricted shares to Donald R. (“Pete”) Monroe or his designees, for financial consulting services. Mr. Monroe has agreed to use his best efforts to render financial services associated with our attempts to have our common stock traded publicly in the future. A copy of the Consulting Agreement with Mr. Monroe has been filed as an exhibit to this registration statement. These services include:

▪ Personal appearances at up to four (4) Amstar events, including lectures, seminars and social events;

▪ Negotiations with prospective transfer agents and negotiation of a transfer agent agreement;

▪ Obtaining CUSIP numbers and assisting with documentation for application for listing on the OTC Bulletin Board;

▪ Discussions with brokers, investment bankers, investment relations persons and other persons regarding Peoplesway and the strategic alliance with Amstar;

▪ Obtaining CIK codes and coordinating EDGAR services;

▪ Other consulting services.

Also, on August 16, 2004, we offered and sold 50,000 shares at a price of $1.00 per share to William R. Wayland, our Chief Financial Officer and a Director, and 150,000 shares at a price of $1.00 to Q4i.

We believe these were private placements within the meaning of the rules and regulations under the Securities Act. These shares were issued based on the following facts: (1) the issuances were isolated private transaction which did not involve a public offering; (2) there were only four offerees, all of whom are accredited investors as defined by Regulation D (3) the offerees received restricted shares, that may not be resold unless the shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors. We relied upon the exemptions from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to a de minimus number of sophisticated persons, all of whom are accredited investors, in transactions not involving a public offering.

EXHIBITS

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Form of Stock Certificate
4.2	Form of Class A Warrant Certificate
4.3	Form of Class B Warrant Certificate
4.4	Warrant Agreement
5	Legal Opinion
10.1	Employment Agreement – Howard Wayland, Jr.
10.2	Employment Agreement – Dan Canessa
10.3	Employment Agreement – Robert Carter
10.4	Form of Employment Agreement – Affiliated Branch – Fixed Fee
10.5	Form of Employment Agreement – Affiliated Branch – Fixed Monthly Fee
10.5	Form of Employment Agreement – Affiliated Branch – Flex Fee
10.6	Consulting Agreement with D. R. Monroe
10.7	Strategic Alliance Agreement with Peoplesway.com, Inc.
21.1	List of Subsidiaries
23.1	Consent of Charles Barkley, Attorney (Included in exhibit 5)
23.2	Consent of Greg Lamb, CPA
99.1	Code of Business Ethics
99.2	Withdrawal of Prior Exhibit

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.             To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

Include any prospectus required by Section 10(a)(3) of the securities Act of 1933;
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. Include any additional or changed material information on the plan of distribution.

2.             That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.             To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.             In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

                In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, Texas on October 26, 2004.

Amstar International, Inc.

/s/ Howard Wayland, Jr.
By: Howard Wayland, Jr.
By: Howard Wayland, Jr.
Title: President & CEO, Director

Amstar International, Inc.

/s/ William R. Wayland, Jr.
By: William R. Wayland, Jr.
By: William R. Wayland, Jr.
Title: Chief Financial Officer, Director, Principal Accounting Officer

                In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

/s/ Howard Wayland, Jr.
By: Howard Wayland, Jr.
Title: Chairman and CEO, Director

/s/ William R. Wayland, Jr.
By: William R. Wayland, Jr.
By: William R. Wayland, Jr.
Title: Chief Financial Officer, Director, Principal Accounting Officer

Date: October _ 26, 2004.